                                                                   Exhibit 10.31
                                                                  EXECUTION COPY


================================================================================

                                CREDIT AGREEMENT

                            Dated as of April 1, 2003

                                      among

                              DYNEGY HOLDINGS INC.,

                                as the Borrower,

                                  DYNEGY INC.,

                            as the Parent Guarantor,

                       The Other Guarantors Party Hereto,

                    CITIBANK, N.A. and BANK OF AMERICA, N.A.,

                            as Administrative Agents,

                         The Other Lenders Party Hereto,

                                 CITIBANK, N.A.,

                                as Payment Agent,

                                  BANK ONE, NA,

                                 as L/C Issuer,

                                  BANK ONE, NA,

                              as Collateral Agent,

         SALOMON SMITH BARNEY, INC., BANC OF AMERICA SECURITIES LLC and
                                  BANK ONE, NA,

                              as Co-Lead Arrangers

                                       and

         SALOMON SMITH BARNEY, INC. and BANC OF AMERICA SECURITIES LLC,
                            as Book Running Managers

================================================================================

                                TABLE OF CONTENTS

Section                                                                               Page
-------                                                                               ----

                                         ARTICLE I
                             DEFINITIONS AND ACCOUNTING TERMS
1.01.   Defined Terms ..........................................................         2
        -------------
1.02.   Other Interpretive Provisions ..........................................        42
        -----------------------------
1.03.   Accounting Terms .......................................................        42
        ----------------
1.04.   Rounding ...............................................................        43
        --------
1.05.   References to Agreements, Laws and Persons .............................        43
        ------------------------------------------
1.06.   Times of Day ...........................................................        43
        ------------
1.07.   Letter of Credit Amounts ...............................................        43
        ------------------------
1.08.   Currency Equivalents Generally .........................................        43
        ------------------------------

                                        ARTICLE II
                           THE COMMITMENTS AND CREDIT EXTENSIONS

2.01.   The Loans ..............................................................        44
        ---------
2.02.   Borrowings, Conversions and Continuations of Loans .....................        45
        --------------------------------------------------
2.03.   Revolving Letters of Credit ............................................        47
        ---------------------------
2.04.   Reallocated Letters of Credit ..........................................        56
        -----------------------------
2.05.   Prepayments ............................................................        65
        -----------
2.06.   Termination or Reduction of Commitments ................................        70
        ---------------------------------------
2.07.   Repayment of Loans .....................................................        71
        ------------------
2.08.   Interest ...............................................................        71
        --------
2.09.   Fees ...................................................................        72
        ----
2.10.   Computation of Interest and Fees .......................................        73
        --------------------------------
2.11.   Evidence of Indebtedness ...............................................        73
        ------------------------
2.12.   Payments Generally .....................................................        74
        ------------------
2.13.   Sharing of Payments ....................................................        76
        -------------------

                                        ARTICLE III
                          TAXES, YIELD PROTECTION AND ILLEGALITY

3.01.   Taxes ..................................................................        76
        -----
3.02.   Illegality .............................................................        77
        ----------
3.03.   Inability to Determine Rates ...........................................        78
        ----------------------------
3.04.   Increased Cost and Reduced Return; Capital Adequacy; Reserves on
        ----------------------------------------------------------------
        Eurodollar Rate Loans ..................................................        78
        ---------------------
3.05.   Funding Losses .........................................................        79
        --------------
3.06.   Matters Applicable to all Requests for Compensation ....................        79
        ---------------------------------------------------
3.07.   Survival ...............................................................        79
        --------

                                        ARTICLE IV
                         CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
4.01.   Conditions of Initial Credit Extension .................................        79
        --------------------------------------
4.02.   Conditions to all Credit Extensions ....................................        85
        -----------------------------------
4.03.   Conditions to All Reallocated Facility Credit Extensions ...............        86
        --------------------------------------------------------

                                         ARTICLE V
                              REPRESENTATIONS AND WARRANTIES

5.01.   Existence, Qualification and Power; Compliance with Laws ...............        86
        --------------------------------------------------------
5.02.   Authorization; No Contravention ........................................        87
        -------------------------------
5.03.   Governmental Authorization; Other Consents .............................        87
        ------------------------------------------
5.04.   Binding Effect .........................................................        88
        --------------
5.05.   Financial Statements ...................................................        88
        --------------------
5.06.   Litigation .............................................................        89
        ----------
5.07.   No Default .............................................................        89
        ----------
5.08.   Ownership of Property; Liens; Etc. .....................................        89
        ---------------------------------
5.09.   Environmental Compliance ...............................................        90
        ------------------------
5.10.   Insurance ..............................................................        92
        ---------
5.11.   Taxes ..................................................................        92
        -----
5.12.   ERISA Compliance .......................................................        92
        ----------------
5.13.   Subsidiaries ...........................................................        93
        ------------
5.14.   Margin Regulations; Investment Company Act; Public Utility Holding
        ------------------------------------------------------------------
        Company Act ............................................................        94
        -----------
5.15.   Disclosure .............................................................        94
        ----------
5.16.   Intellectual Property; Licenses, Etc. ..................................        95
        ------------------------------------
5.17.   Solvency ...............................................................        95
        --------

                                        ARTICLE VI
                                   AFFIRMATIVE COVENANTS

6.01.   Financial Statements ...................................................        95
        --------------------
6.02.   Certificates; Other Information ........................................        97
        -------------------------------
6.03.   Notices ................................................................       100
        -------
6.04.   Payment of Obligations .................................................       100
        ----------------------
6.05.   Preservation of Existence, Etc. ........................................       101
        ------------------------------
6.06.   Maintenance of Properties ..............................................       101
        -------------------------
6.07.   Maintenance of Insurance ...............................................       101
        ------------------------
6.08.   Compliance with Laws ...................................................       101
        --------------------
6.09.   Books and Records ......................................................       101
        -----------------
6.10.   Inspection Rights ......................................................       102
        -----------------
6.11.   Use of Proceeds ........................................................       102
        ---------------
6.12.   Covenant to Guarantee Obligations and Give Security ....................       102
        ---------------------------------------------------
6.13.   Compliance with Environmental Laws .....................................       104
        ----------------------------------
6.14.   Preparation of Environmental Reports ...................................       104
        ------------------------------------
6.15.   Further Assurances .....................................................       105
        ------------------

6.16.   Material Contracts .....................................................          105
        ------------------
6.17.   Upstreaming of Net Cash Proceeds and Extraordinary Receipts by
        --------------------------------------------------------------
        Subsidiaries ...........................................................          105
        ------------
6.18.   Mortgaged Property .....................................................          105
        ------------------

                                        ARTICLE VII
                                    NEGATIVE COVENANTS

7.01.   Liens ..................................................................          108
        -----
7.02.   Investments ............................................................          112
        -----------
7.03.   Indebtedness ...........................................................          116
        ------------
7.04.   Fundamental Changes ....................................................          119
        -------------------
7.05.   Dispositions ...........................................................          120
        ------------
7.06.   Restricted Payments ....................................................          122
        -------------------
7.07.   Change in Nature of Business ...........................................          123
        ----------------------------
7.08.   Transactions with Affiliates and Non-Loan Parties ......................          123
        -------------------------------------------------
7.09.   Burdensome Agreements ..................................................          123
        ---------------------
7.10.   Use of Proceeds ........................................................          124
        ---------------
7.11.   Financial Covenants ....................................................          124
        -------------------
7.12.   Capital Expenditures ...................................................          124
        --------------------
7.13.   Amendments of Organization Documents ...................................          125
        ------------------------------------
7.14.   Accounting Changes .....................................................          125
        ------------------
7.15.   Prepayments, Etc. of Indebtedness ......................................          125
        ---------------------------------
7.16.   Amendment, Etc. of Material Contracts ..................................          126
        -------------------------------------
7.17.   Swap Contracts .........................................................          126
        --------------
7.18.   Partnerships, Etc. .....................................................          127
        -----------------
7.19.   Formation of Subsidiaries ..............................................          127
        -------------------------
7.20.   CoGen Facility and Riverside Facility ..................................          127
        -------------------------------------
7.21.   Amendments, Etc. of Chevron Preferred Stock ............................          127
        -------------------------------------------

                                       ARTICLE VIII
                              EVENTS OF DEFAULT AND REMEDIES

8.01.   Events of Default ......................................................          128
        -----------------
8.02.   Remedies Upon Event of Default .........................................          130
        ------------------------------
8.03.   Application of Monies Upon Event of Default ............................          131
        -------------------------------------------

                                        ARTICLE IX
                          ADMINISTRATIVE AGENTS AND OTHER AGENTS

9.01.   Appointment and Authorization of Agents ................................          132
        ---------------------------------------
9.02.   Delegation of Duties ...................................................          133
        --------------------
9.03.   Liability of Agents ....................................................          134
        -------------------
9.04.   Reliance by Agents .....................................................          134
        ------------------
9.05.   Notice of Default ......................................................          135
        -----------------
9.06.   Credit Decision; Disclosure of Information by Agents ...................          135
        ----------------------------------------------------
9.07.   Indemnification of Agents ..............................................          135
        -------------------------
9.08.   Agents in their Individual Capacities ..................................          136
        -------------------------------------

9.09.   Successor Agents .......................................................          137
        ----------------
9.10.   Administrative Agents May File Proofs of Claim .........................          137
        ----------------------------------------------
9.11.   Collateral and Guaranty Matters ........................................          138
        -------------------------------
9.12.   Other Agents; Arrangers and Managers ...................................          139
        ------------------------------------
9.13.   Appointment of Supplemental Collateral Agents ..........................          139
        ---------------------------------------------

                                         ARTICLE X
                                         GUARANTY

10.01.  Guaranty; Limitation of Liability ......................................          140
        ---------------------------------
10.02.  Guaranty Absolute ......................................................          140
        -----------------
10.03.  Waivers and Acknowledgments ............................................          142
        ---------------------------
10.04.  Subrogation ............................................................          142
        -----------
10.05.  Guaranty Supplements ...................................................          143
        --------------------
10.06.  Subordination ..........................................................          143
        -------------
10.07.  Continuing Guaranty; Assignments .......................................          144
        --------------------------------
10.08.  Subordination of Obligations and Exercise of Remedies to Black Thunder
        ----------------------------------------------------------------------
        Facility ...............................................................          145
        --------

                                        ARTICLE XI
                                       MISCELLANEOUS

11.01.  Amendments, Etc. .......................................................          145
        ---------------
11.02.  Notices and Other Communications; Facsimile Copies .....................          147
        --------------------------------------------------
11.03.  No Waiver; Cumulative Remedies .........................................          148
        ------------------------------
11.04.  Costs and Expenses .....................................................          148
        ------------------
11.05.  Release and Indemnification by the Borrower and the Parent Guarantor ...          149
        --------------------------------------------------------------------
11.06.  Payments Set Aside .....................................................          150
        ------------------
11.07.  Successors and Assigns .................................................          150
        ----------------------
11.08.  Confidentiality ........................................................          154
        ---------------
11.09.  Setoff .................................................................          155
        ------
11.10.  Interest Rate Limitation ...............................................          156
        ------------------------
11.11.  Counterparts ...........................................................          156
        ------------
11.12.  Integration ............................................................          156
        -----------
11.13.  Survival of Representations and Warranties .............................          156
        ------------------------------------------
11.14.  Severability ...........................................................          157
        ------------
11.15.  Tax Forms ..............................................................          157
        ---------
11.16.  Governing Law ..........................................................          159
        -------------
11.17.  Waiver of Right to Trial by Jury .......................................          159
        --------------------------------
11.18.  Binding Effect .........................................................          159
        --------------

                                CREDIT AGREEMENT

               This CREDIT AGREEMENT ("Agreement") is entered into as of April 1, 2003, among DYNEGY HOLDINGS INC., a Delaware corporation (the "Borrower"), DYNEGY INC., an Illinois corporation (the "Parent Guarantor"), the Subsidiaries (as hereinafter defined) of the Parent Guarantor listed on the signature pages hereof (the "Initial Subsidiary Guarantors"; together with the Additional Subsidiary Guarantors (as hereinafter defined), the "Subsidiary Guarantors"), each lender from time to time party hereto (collectively, the "Lenders" and individually, a "Lender"), CITIBANK, N.A. and BANK OF AMERICA, N.A., as Administrative Agents (in such capacity, together with any successors appointed pursuant to the provisions of Article IX, the "Administrative Agents"), CITIBANK, N.A., as Payment Agent (in such capacity, together with any successor appointed pursuant to the provisions of Article IX, the "Payment Agent"), Bank One, NA (main office Chicago), as Collateral Agent (in such capacity, together with any successors appointed pursuant to the provisions of Article IX, the "Collateral Agent") and BANK ONE, NA (main office Chicago) as L/C Issuer (in such capacity, together with any successors and permitted assigns, the "L/C Issuer").

               PRELIMINARY STATEMENTS

               1. The Borrower is a party to (x) the 364-Day Revolving Credit Agreement dated as of April 29, 2002 (as heretofore amended, the "DHI 364-Day Revolver") with Citibank, as paying agent and co-administrative agent, Bank of America, as co-administrative agent, and the other lenders party thereto and (y) the Revolving Credit Agreement dated as of May 27, 1998 (as heretofore amended, the "DHI 5-Year Revolver"; together with the DHI 364-Day Revolver, the "DHI Existing Revolvers") with Bank One (formerly known as "The First National Bank of Chicago"), as administrative agent and the other lenders party thereto.

               2. The Parent Guarantor is the guarantor under that certain Second Amended and Restated Guaranty, dated as of November 4, 2002 (the "Polaris Guaranty"), in favor of the Guaranteed Parties (as defined therein) pursuant to which it guaranteed certain obligations under the Operative Documents referred to in that certain Amended and Restated Participation Agreement, dated as of December 28, 2000, among DCP Leasing, L.L.C., as the lessee and as the construction agent, Dynegy Inc., as guarantor, Polaris Connect Statutory Trust, as lessor, State Street Bank and Trust Company of Connecticut, National Association, as trustee, Thuban Investors, LLC, as tranche A lender and tranche B lender, the APA Purchasers, Citicorp North America, Inc., as program agent, Fleet Capital Corporation, as certificate holder, Citibank, N.A., as collateral agent, as APA agent, as lease arranger and as administrative agent (the Polaris Guaranty, together with such Operative Documents being referred to herein as the "Polaris Facility").

               3. The Parent Guarantor and the Borrower wish to refinance in full (which the parties agree is a restructuring under the International Swaps and Derivatives Association credit derivatives definitions (1999 and 2001)and replace the DHI Existing Revolvers and the Polaris Facility and therefore have requested that the Lenders provide the credit facilities described herein which shall supercede and replace the DHI Existing Revolvers and the Polaris Facility (it being understood that the Lenders under the DHI Existing Revolvers and the Polaris Facility will be Lenders hereunder at the same commitment level or loan amount, as the case may be, as they currently have thereunder). The Lenders have indicated their willingness to lend and the L/C Issuer has indicated its willingness to issue Letters of Credit, in each case, on the terms and subject to the conditions set forth herein.

               In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

               1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

               "ACH Obligations" means any and all obligations of the Parent Guarantor or any of its Subsidiaries (other than Excluded Subsidiaries) owing to any Lender or any Affiliate of any Lender under any treasury management services agreement, any service terms or any service agreements, including electronic payments service terms and/or automated clearing house agreements, and all overdrafts on any account which the Parent Guarantor or any of its Subsidiaries (other than Excluded Subsidiaries) maintains with any Lender or any Affiliate of any Lender.

               "Additional Collateral Trust Agreement Collateral" has the meaning specified in Section 2.01 of the Collateral Trust Agreement.

               "Additional Subsidiary Guarantor" means each Subsidiary of the Parent Guarantor (other than the Initial Subsidiary Guarantors) that shall be required to execute and deliver a Guaranty Supplement pursuant to Section 6.12.

               "Administrative Agents" has the meaning specified in the recital of parties to this Agreement.

               "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agents.

               "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 10% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

               "Agent-Related Persons" means each of the Administrative Agents, the Payment Agent, the Collateral Agent, each Co-Lead Arranger and each Book Running Manager, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

               "Agents" means, collectively, the Administrative Agents, the Payment Agent and the Collateral Agent.

               "Aggregate Commitments" means the Commitments of all the Lenders.

               "Aggregate Credit Exposure" means, at any time, the sum of (i) the unused portion of each Revolving Credit Commitment then in effect, (ii) the unused portion of each Term A Commitment then in effect, (iii) the unused portion of each Term B Commitment then in effect, (iv) the unused portion of each Reallocated Facility Commitment then in effect and (v) the Total Outstandings at such time.

               "Aggregate Senior Credit Exposure" means, at any time, the sum of
(i) the unused portion of each Revolving Credit Commitment then in effect, (ii) the unused portion of each Term A Commitment then in effect, (iii) the unused portion of Reallocated Facility Commitment then in effect and (iv) the aggregate Outstanding Amount of all Revolving Credit Loans, Reallocated Facility Loans and Letters of Credit at such time.

               "Agreement" has the meaning specified in the recital of parties to this Agreement.

               "Alpha Beneficiary" means ABG Gas Supply, L.L.C. in its capacity as beneficiary under the Alpha Guaranty (referred to in the definition of "Alpha Facility").

               "Alpha Facility" means that certain Amended and Restated Performance Agreement, effective as of March 27, 2001 (as amended and in effect from time to time, the "Alpha Guaranty"), entered into by the Borrower in favor of ABG Gas Supply, L.L.C. pursuant to which the Borrower guaranteed the obligations of (i) DMT Supply LP under that certain Amended and Restated Natural Gas Purchase Agreement dated as of March 27, 2001 and (ii) Dynegy Marketing & Trade under that certain Nomination Agreement dated as of March 27, 2001 (the Alpha Guaranty and the documents referred to in clauses (i) and (ii) are collectively referred to herein as the "Alpha Facility").

               "Alpha Facility Amount" has the meaning specified in the Collateral Trust Agreement.

               "Alpha Supply Agreement" means the agreement referred to in clause (i) of the definition of "Alpha Facility".

               "Alternative Currency" means Pounds Sterling, Canadian Dollars, or Euros.

               "Applicable Rate" means (a) with respect to Base Rate Loans, 3.75% per annum and (b) with respect to Eurodollar Rate Loans, 4.75% per annum.

               "Appropriate Lender" means, at any time, (a) with respect to the Term A Facility, the Term B Facility, the Revolving Credit Facility or the Reallocated Facility, a Lender that has a Commitment with respect to such Facility at such time, (b) with respect to the Revolving Letter of Credit Sublimit, (i) the L/C Issuer and (ii) if any Revolving Letters of Credit have been issued pursuant to Section 2.03(a), the Revolving Credit Lenders and (c) with respect to the Reallocated

Letter of Credit Sublimit, (i) the L/C Issuer and (ii) if any Reallocated Letters of Credit have been issued pursuant to Section 2.04(a), the Reallocated Facility Lenders.

               "Assignment and Assumption" means an Assignment and Assumption substantially in the form of Exhibit D.

               "Attorney Costs" means and includes all fees, expenses and disbursements of any law firm or other external counsel (which fees, expenses and disbursement shall, other than under the circumstances described in clause
(b) of Section 11.04, be reasonable) and, without duplication, the allocated cost of internal legal services and all expenses and disbursements of internal counsel.

               "Attributable Indebtedness" means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any obligation of the type described in clauses
(a) and (b)(ii) of the definition of Off-Balance Sheet Obligations, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

               "Audited Financial Statements" means (i) the restated audited consolidated balance sheet of the Parent Guarantor and its consolidated Subsidiaries for the fiscal years ended December 31, 2000 and December 31, 2001, respectively, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the three fiscal years ended December 31, 2001, including the notes thereto, and (ii) the audited consolidated balance sheet of the Parent Guarantor and its consolidated Subsidiaries for the fiscal year ended December 31, 2002 and the related consolidated statements of income or operations, shareholders' equity and cash flows for the three fiscal years ended December 31, 2002.

               "Auto-Renewal Letter of Credit" means a Revolving Letter of Credit or a Reallocated Letter of Credit, as the case may be, that has automatic renewal provisions.

               "Bank of America" means Bank of America, N.A. and its successors.

               "Bank One" means Bank One, NA and its successors.

               "Bankruptcy Code" means Title 11 of the United States Code, 11 U.S.C. (S)(S) 101, et seq., in effect as of the date hereof, as amended, supplemented or otherwise modified from time to time.

               "BAS" means Banc of America Securities LLC and its successors.

               "Base Rate" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times equal:

               the highest of:

                           (i) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate;

                           (ii) the sum (adjusted to the nearest 1/8 of 1% or, if there is no nearest 1/8 of 1%, to the next higher 1/8 of 1%) of (A) 1/2 of one percent per annum plus (B) the rate obtained by dividing (1) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by
               (2) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Federal Reserve Board for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank with respect to liabilities consisting of or including (among other liabilities) three-month U.S. Dollar non-personal time deposits in the United States, plus (C) the average during such three-week period of the annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. Dollar deposits of Citibank in the United States; and

                           (iii) the sum of 1/2 of one percent per annum plus
               the Federal Funds Rate in effect from time to time.

               "Base Rate Loan" means a Loan that bears interest based on the Base Rate.

               "Black Thunder Collateral Agent" means the collateral trustee under the Black Thunder Collateral Documents.

               "Black Thunder Collateral Documents" means the collateral agreements set forth on Schedule I hereto, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time to the extent not prohibited by the Loan Documents.

               "Black Thunder Facility" means the Amended and Restated Credit Agreement dated as of June 27, 2002 among Dynegy Midwest Generation, Inc., as borrower, Black Thunder Investors L.L.C., as DMG lender, Catlin Associates, L.L.C., as senior subordinated note holder, and Wilmington Trust Company, as DMG collateral agent together with the Operative Documents referred to therein, in each case as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time to the extent not prohibited by the Loan Documents.

               "Black Thunder Intercreditor Agreement" means the Intercreditor Agreement dated as of the date hereof among Black Thunder Investors, L.L.C., Citicorp North America, Inc. in its capacity as Black Thunder Collateral Agent and the Collateral Trustees, in substantially the form of Exhibit K hereto.

               "Book Running Managers" means each of Salomon Smith Barney, Inc. and BAS, as book running managers.

               "Borrower" has the meaning specified in the recital of parties to this Agreement.

               "Borrowing" means a Revolving Credit Borrowing, a Term A Borrowing, a Term B Borrowing or a Reallocated Facility Borrowing, as the context may require.

               "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to be closed generally under the Laws of, or are in fact generally closed in, Houston, Texas or the city or state where the Payment Agent's Office is located and, if such day relates to any Eurodollar Rate Loan, means any day on which dealings in Dollar deposits are generally conducted by and between banks in the London interbank eurodollar market.

               "Business Segments" means (i) the Parent Guarantor's power generation segment, (ii) the Parent Guarantor's natural gas liquids segment,
(iii) the Parent Guarantor's regulated energy delivery segment, (iv) the Parent Guarantor's Customer Risk Management segment (in the case of (i) through (iv) each as reported in the Public Disclosure for the fiscal year 2003) and (v) the Parent Guarantor's other results divided between the communications business and all other results.

               "Canadian Dollars" and "C$" each mean lawful money of Canada.

               "Capital Commitment" means any contractual commitment or obligation under an equity contribution or other agreement the purpose of which is for the Parent Guarantor or any of its Subsidiaries (other than the Excluded Subsidiaries) to provide to another Person (other than a Loan Party) a portion of the capital for such Person (all of which commitments and obligations are pursuant to the agreements set forth on Schedule II) or for a Proportionately Consolidated Interest.

               "Capital Expenditures" means, with respect to any Person for any period, any expenditure required to be capitalized as a capitalized expenditure in accordance with GAAP. For purposes of this definition, (a) the purchase price of equipment or property that is (i) purchased substantially simultaneously with the trade-in of existing equipment or property, (ii) exchanged in connection with a swap of existing equipment or property or (iii) purchased or repaired with insurance proceeds (promptly following receipt thereof on account of such property or equipment being replaced or repaired) shall be included in Capital Expenditures only to the extent of the gross amount by which such purchase price exceeds the credit granted by the seller of such equipment or property for the equipment or property being so repaired, traded in or exchanged or the amount of such insurance proceeds plus the applicable portion of the annual aggregate retention amount funded through the Parent Guarantor's captive insurance arrangement, as the case may be, (b) any expenditure funded with warranty proceeds, proceeds from an indemnity claim, settlement payments or any other payments made to compensate such Person for any damage, defect, delay or loss relating to the expenditure being made shall not be included in Capital Expenditures to the extent such expenditure does not exceed the applicable proceeds or payments, (c) the aggregate amount of any Indebtedness assumed in connection with any Investment made in respect of any such capital expenditure shall be included in Capital Expenditures, (d) any capital expenditure made by Cedar Bayou Fractionators, LP or Versado Gas Processors, L.L.C. in excess of the amount owed as a result of the Parent Guarantor's direct or indirect ownership interest in such entity shall be excluded from the calculation of Capital Expenditures to the extent that any such excess is reimbursed by the owners of the Equity Interests in such entities (other than the Parent Guarantor and its Subsidiaries) through disproportionate distributions or otherwise; (e) any capital expenditure related to a Turbine Cancellation Payment shall be excluded from Capital Expenditures but only to the extent the aggregate amount of such Capital Expenditures does not exceed $50 million; and (f) the payment of the Purchase Amount (as defined in the Tilton Lease or the CoGen Lease, as applicable) in respect of the Tilton Lease and the CoGen Lease, permitted by
Section 7.02(q) and (r), as applicable, shall be excluded from Capital Expenditures but only to the extent the aggregate amount of such payments does not exceed $81 million with respect to the Tilton Lease and $170 million with respect to the CoGen Lease.

               "Capital Expenditure Carryback Amount" has the meaning specified in Section 7.12.

               "Capital Expenditure Carryover Amount" has the meaning specified in Section 7.12.

               "Cash Collateral Account" means a blocked deposit account at Bank One, NA (or another commercial bank which has executed a control agreement in accordance with the provisions of the Collateral Documents) in the name of the Collateral Agent and under the sole dominion and control of the Collateral Agent, and otherwise established in a manner satisfactory to the Collateral Agent.

               "Cash Collateralize" means to pledge and deposit with or deliver to the Collateral Agent, for the benefit of the L/C Issuer and the Revolving Credit Lenders or the Reallocated Facility Lenders, as the case may be, as collateral for the Revolving L/C Obligations or the Reallocated L/C Obligations, as the case may be, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agents, the Collateral Agent and the L/C Issuer. Derivatives of such term (including the term "Cash Collateral") have corresponding meanings.

               "Cash Distributions" means, with respect to any Person for any period, all dividends and other distributions on any of the outstanding Equity Interests in such Person, all purchases, redemptions, retirements, defeasances or other acquisitions of any of the outstanding Equity Interests in such Person and all returns of capital to the stockholders, partners or members (or the equivalent Persons) of such Person, in each case to the extent paid in cash or Cash Equivalents by or on behalf of such Person during such period.

               "Cash Equivalents" means any of the following types of Investments, to the extent owned by the Parent Guarantor or any of its Subsidiaries (other than the Excluded Subsidiaries) free and clear of all Liens (other than Liens created or permitted under the Loan Documents):

               (a) readily marketable obligations issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof having maturities of not more than 360 days from the date of determination; provided that the full faith and credit of the United States is pledged in support thereof;

               (b) time deposits with, or insured certificates of deposit or bankers' acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (d) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 180 days from the date of acquisition thereof;

               (c) Investments, classified in accordance with GAAP as current assets of the Parent Guarantor or any of its Subsidiaries (other than the Excluded Subsidiaries), in money market investment programs registered under the Investment Company Act of 1940, as amended, which are rated at least Aa by Moody's or AA- by S&P, which are administered by financial institutions and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a) and (b) of this definition;

               (d) commercial paper in an aggregate amount of no more than U.S. $10,000,000 per issuer outstanding at any time, issued by any corporation (other than Parent Guarantor or a Subsidiary thereof) organized under the laws of any State of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's and "A-1" (or the then equivalent grade) by S&P;

               (e) repurchase obligations of any Lender or its Affiliates with a term of not more than seven days for underlying securities of the types described in clauses (a) through (c) above;

               (f) demand deposits with commercial banks made in the ordinary course of business so long as such commercial bank has executed a control agreement in accordance with the provisions of the Collateral Documents;

               (g) with respect to non-wholly-owned Subsidiaries, (i) demand deposits with banks made in the ordinary course of business or (ii) cash equivalent Investments, in each case to the extent required under the Organizational Documents or operating agreements of such Subsidiary;

               (h) with respect to any Subsidiary that is required pursuant to the terms of its Organizational Documents or contractual obligations to hold cash or make cash equivalent Investments in Investments other than the types described in clauses (a) through (f) above, Investments that comply with the provisions of such Organizational Documents or contractual obligations; and

               (i) with respect to cash and short-term investments held by a Subsidiary in its capacity as operator pursuant to an operating agreement with another Person that is not a Subsidiary, Investments that comply with the terms of the applicable operating agreement.

               "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

               "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

               "CH Lease" means the facility leases contemplated by the Participation Agreement dated as of May 1, 2001 among Dynegy Roseton, L.L.C., Roseton OL LLC, Wilmington Trust Company, as lessor manager, Roseton OP LLC, and JPMorgan Chase Bank, as trustee and by the Participation Agreement dated as of May 1, 2001 among Dynegy Danskammer, L.L.C., Danskammer OL LLC, Wilmington Trust Company, as lessor manager, Danskammer OP LLC, and JPMorgan Chase Bank, as trustee, in each case as amended, modified, or otherwise supplemented from time to time.

               "Change of Control" means, an event or series of events by which:

               (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding
         (i) any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan and (ii) Chevron Texaco and its Affiliates) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "option right"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the equity securities of the Parent Guarantor entitled to vote for members of the board of directors or equivalent governing body of the Parent Guarantor on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

               (b) during any period of 24 consecutive months, individuals who on the first day of such 24-month period were Continuing Directors of the Parent Guarantor shall cease for any reason to constitute a majority of the board of directors of the Parent Guarantor; or

               (c) the Parent Guarantor shall cease to own (directly or indirectly) 100% of the Equity Interests of the Borrower.

               "Chevron Preferred Stock" means the 150,000 shares of Series B Mandatorily Convertible Redeemable Preferred Stock of the Parent Guarantor, as the same may be amended, modified, supplemented, replaced or exchanged from time to time as permitted by the terms of this Agreement, including any and all outstanding shares of capital stock in the Parent Guarantor issued in exchange for, upon the conversion of or as a dividend on such shares.

               "Chevron Texaco" means ChevronTexaco Corporation, a Delaware corporation.

               "Citibank" means Citibank, N.A. and its successors.

               "Claims" shall have the meaning specified in Section 11.05.

               "Closing Date" means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 4.01 (or, in the case of Section 4.01(b), waived by the Person entitled to receive the applicable payment).

               "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the Treasury Regulations promulgated thereunder.

               "CoGen Facility" means that certain Participation Agreement dated August 7, 2000, among CoGen Lyondell, Inc. as the lessee, Dynegy Holdings Inc., as guarantor, Operating Lessor Limited Company, as the lessor, Four Winds Funding Corp., as tranche A lender, tranche B lender and conduit, the certificate holders and the liquidity banks party thereto, and Commerzbank AG, New York Branch, as administrative agent and lease arranger, together with the Operative Documents referred to therein.

               "CoGen Lease" means the Lease dated August 7, 2000 between CoGen Lyondell, Incl. As Lessee and Operating Lessor Limited Company as Lessor.

               "Co-Lead Arrangers" means each of Salomon Smith Barney, Inc., BAS and Bank One, as co-lead arrangers.

               "Collateral" means all of the "Collateral" defined in the Collateral Documents.

               "Collateral Agent" has the meaning specified in the recital of parties to this Agreement.

               "Collateral Documents" means, collectively, the Shared Security Agreement, the Collateral Trust Agreement, the Mortgages, the Non-Shared Security Agreement, each of the mortgages, collateral assignments, Shared Security Agreement Supplements, Non-Shared Security Agreement Supplements, the First Preferred Fleet Mortgage (as defined in the Shared Security Agreement), security agreements, pledge agreements or other similar agreements delivered to the Administrative Agents, the Collateral Agent and the Lenders pursuant to
Section 6.12, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Collateral Trustees, the Collateral Agent or the Black Thunder Collateral Agent, as the case may be, for the benefit of the applicable Secured Parties.

               "Collateral Trust Agreement" has the meaning specified in Section 4.01(a)(vi).

          "Collateral Trustees" means Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as corporate trustee, together with any successor corporate trustee appointed pursuant to
Article VII of the Collateral Trust Agreement and John M. Beeson, Jr., an individual resident in the State of Delaware, not in his individual capacity but solely as individual trustee, together with any successor individual trustee appointed pursuant to Article VII of the Collateral Trust Agreement.

          "Commitment" means a Term A Commitment, a Term B Commitment, a Revolving Credit Commitment or a Reallocated Facility Commitment, as the context may require.

          "Committed Loan Notice" means a notice of (a) a Term A Borrowing, (b) a Term B Borrowing, (c) a Revolving Credit Borrowing, (d) a Reallocated Facility Borrowing, (e) a conversion of Loans from one Type to the other, or (f) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

          "Compensation Period" has the meaning specified in Section
2.12(c)(ii).

          "Compliance Certificate" means a certificate substantially in the form of Exhibit C.

          "Consolidated Secured Indebtedness" means, as of any date of determination and without duplication, for the Parent Group on a consolidated basis, the sum of (a) the outstanding principal amount of (i) all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and (ii) all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all direct payment obligations arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties and similar instruments, (c) all accounts payable to pay the deferred purchase price of property or services (other than (i) accounts payable in the ordinary course of business and not past due for more than 90 days after the date on which each such account payable was due until the aggregate amount of such accounts payable exceeds $20 million and (ii) accounts payable that are being contested in good faith (but only to the extent such accounts payable are being so contested)) incurred after the date hereof, (e) Attributable Indebtedness in respect of capital leases and other obligations of the type described in clauses (a) and (b)(ii) of the definition of Off-Balance Sheet Obligations, (f) all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Parent Guarantor or any Subsidiary of the Parent Guarantor (other than an Excluded Subsidiary), and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or a limited liability company) in which the Parent Guarantor or a Subsidiary of the Parent Guarantor (other than (1) an Excluded Subsidiary or (2) a Subsidiary of the Parent Guarantor (a "Special Sub") that owns only its interests in such partnership or joint venture (and such partnership or joint venture is not itself a Loan Party)) is a general partner, managing member or joint venturer, except to the extent such Indebtedness is non-recourse to the Parent Guarantor or such Subsidiary (other than through a Lien on such Subsidiary's interest in such partnership or joint venture (a "JV Lien")), in each case that is outstanding on such date to the extent it is secured by a Lien on any property of any member of the Parent Group (other than a JV Lien and a Lien on the Equity Interests of a Special Sub) at such time; provided, however, that in no event shall "Consolidated Secured Indebtedness" include (i) any Excluded Obligation, (ii) any obligations with respect to Equity Interests (whether or not recorded as a liability under GAAP),
(iii) any contingent reimbursement obligation arising under a Letter of Credit to the extent such reimbursement obligation has been Cash Collateralized, (iv) any completion guaranties or similar guaranties that a project perform as planned, (v) Indebtedness among or between the Parent Guarantor and/or any of its Subsidiaries, (vi) any items relating to Discontinued Business Operations,
(vii) amounts owing under Permitted Contracts or Netting Agreements and (viii) any loans from an insurance company or insurance premium finance company solely for the purpose of financing all or any portion of the premium on any insurance policy maintained by the Parent Guarantor or its Subsidiaries, but only to the extent such loans are consistent with past practice.

          "Continuing Directors" means (i) members of the board of directors of the Parent Guarantor on the Closing Date and (ii) other persons nominated or elected to the board of directors of the Parent Guarantor with the approval of a majority of the directors who were members of the board of directors at the time of such election or nomination.

          "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement to which such Person is a party or by which it or any of its property is bound, in each case the breach of which or default under would reasonably be expected to have a Material Adverse Effect.

          "Control" has the meaning specified in the definition of "Affiliate."

          "Core Subsidiary" means any Subsidiary of a Loan Party other than Excluded Subsidiaries, Dormant Subsidiaries and Discontinued Foreign Subsidiaries.

          "Credit Extension" means each of the following: (a) a Borrowing and
(b) an L/C Credit Extension.

          "Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

          "Default" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would become an Event of Default.

          "Default Rate" means an interest rate equal to (a) the Base Rate plus
(b) the Applicable Rate, applicable to Base Rate Loans plus (c) 2.0% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable
Rate) otherwise applicable to such Loan plus 2.0% per annum, in each case to the fullest extent permitted by applicable Laws.

          "Defaulting Lender" means any Lender that (a) has failed to fund any portion of the Term A Loans, the Term B Loans, Revolving Credit Loans, the Reallocated Facility Loans or participations in L/C Obligations required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to any Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy, liquidation or insolvency proceeding.

          "DHI 5-Year Revolver" has the meaning specified in the Preliminary Statements.

          "DHI 364-Day Revolver" has the meaning specified in the Preliminary Statements.

          "DHI Existing Revolvers" has the meaning specified in the Preliminary Statements.

          "Disclosed Litigation" has the meaning set forth in Section 5.06.

          "Discontinued Business Operations" means, with respect to the Parent Group, the results of operations and any charges, fees, penalties, costs or impairments associated with (i) lines of business or assets that were wound down, discontinued or Disposed of, or were under contract to be Disposed of, by the Parent Guarantor or any of its Subsidiaries on or prior to the Closing Date, including those associated with Dynegy Global Liquids, Inc., Northern Natural Gas Company, NNGC Holding Company, Inc., MCTJ Holding Co. LLC, Dynegy Onshore Processing UK Limited, Dynegy Storage Limited, Dynegy Offshore UK Limited, Dynegy Canada Gas Marketing Ltd., the Hackberry LNG Facility, and Dynegy Global Communications, Inc. and their respective Subsidiaries, (ii) lines of business or assets that are being wound down, discontinued or Disposed of in connection with Third Party Risk Management or those associated with Dynegy Global Communications and its respective Subsidiaries or (iii) any Tolling Agreement, including the termination, Disposal or restructuring thereof.

          "Discontinued Foreign Subsidiaries" has the meaning set forth in
Section 5.13(d).

          "Disposition" or "Dispose" means the sale, transfer or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided that in no event shall a "Disposition" be deemed to include (i) the incurrence, creation or suffering to exist of any Lien or
(ii) the execution or performance of any offset agreement, Netting Agreement or any other agreement intended to assure performance of an obligation of such Person.

          "Dollar" and "$" mean lawful money of the United States.

          "Dollar Equivalent" means on any day (a) with respect to any amount denominated in Dollars, such amount and (b) with respect to any amount denominated in an Alternative Currency, the amount of Dollars into which such amount may be converted at the spot rate at which Dollars are offered to the Payment Agent in New York, New York for the Alternative Currency in which such amount is denominated at approximately 11:00 a.m. (New

York time) on such day or if such day is not a Business Day, on the immediately preceding Business Day.

          "Dormant Subsidiaries" has the meaning set forth in Section 5.13(c).

          "Draw Amount" means, with respect to any Letter of Credit, the amount necessary to settle the obligations of the L/C Issuer under any draft or demand made under such Letter of Credit.

          "Early Maturity DHI Bonds" has the meaning set forth in Section 7.03(b)(iii).

          "EBITDA" means, at any date of determination, without duplication for the Parent Group on a consolidated basis, in accordance with GAAP, and for the applicable Measurement Period: (a) revenues, less (b) the sum of (i) cost of sales, (ii) operations and maintenance expense, (iii) general and administrative expenses, (iv) minority interest and (v) other expense, plus (c) the sum of (i) income (or losses) from unconsolidated investments, (ii) income (or losses) from discontinued operations and (iii) other income; provided that the calculation of EBITDA shall specifically exclude: (1) any results of operations relating to any Discontinued Business Operations, (2) any amounts paid, incurred or reserved in connection with any of the Disclosed Litigation (including settlement payments, payment of any judgment, or expenditures made to comply with any settlement, or order judgment, excluding any costs and expenses of outside legal counsel to the Parent Group, in each case associated with such Disclosed Litigation), (3) interest income on cash and marketable securities, (4) interest expense, (5) gains (or losses) on the disposition of assets or lines of business not in the ordinary course of business, (6) gains (or losses) on the repurchase or extinguishment of debt or preferred stock, (7) interest on preferred dividends and/or any dividends that are paid or that accrue, accumulate or are deemed to accrue or accumulate on preferred stock (including the Chevron Preferred Stock and the Trust Preferred Securities), (8) income tax expense, (9) cumulative effects of changes in accounting principles, (10) any impairment, abandonment, restructuring or non-cash expense, (11) expenses related to stock options granted to employees or directors or pension plans, (12) extraordinary and non-recurring gains (or losses), (13) the impact of any impairment, abandonment, restructuring or other non-recurring and non-cash expense, or any item identified in clauses (1), (2), (5), (6), (7), (9), (10), (11) or (12) above also recognized by any unconsolidated investment and (14) any Turbine Cancellation Payment but only to the extent the aggregate amount of such Turbine Cancellation Payment does not exceed $50 million.

          "Eligible Assignee" has the meaning specified in Section 11.07(g).

          "Environmental Action" means any action, suit, demand, demand letter, claim, notice of noncompliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement, by or with any Person, relating in any way to any Environmental Law, Environmental Permit or Hazardous Material, or arising from actual or alleged injury or threat of injury to the environment or public health.

          "Environmental Law" means any Federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, or enforceable policy or guidance relating to pollution or protection of the environment, health or safety as such relates to exposure to Hazardous Materials, or natural resource damages, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, actual or alleged release or discharge of Hazardous Materials.

          "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, attorney's fees, penalties or indemnities), of the Parent Guarantor, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) a violation of any Environmental Law or Environmental Permit, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

          "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

          "Equity Interests" means, with respect to any Person, without duplication, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) that is a member of the controlled group of any Loan Party or under common control with any Loan Party within the meaning of Section 414(b) or
(c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

          "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) the application for a minimum funding waiver with respect to a Pension Plan; (c) a withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (d) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification received by any Loan Party or any ERISA Affiliate that a Multiemployer Plan is in reorganization; (e) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or

Multiemployer Plan; (f) an event or condition which constitutes grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate.

          "Euro" means the euro referred to in Council Regulation (EC) No. 1103/97 dated June 17, 1997 passed by the council of the European Union, or, if different, the then lawful currency of the member states of the European Union that participate in the third stage of economic and monetary union.

          "Eurodollar Rate" means for any Interest Period with respect to any Eurodollar Rate Loan:

          (a) the rate per annum equal to the rate determined by the Payment Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

          (b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Payment Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

          (c) if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the Payment Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Citibank and with a term equivalent to such Interest Period would be offered by Citibank's London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

          "Eurodollar Rate Loan" means a Loan that bears interest at a rate based on the Eurodollar Rate.

          "Event of Default" has the meaning specified in Section 8.01.

          "Exchanged Debt" has the meaning specified in Section 7.03(b)(iii).

          "Excluded Obligations" means (a) all obligations under the CH Lease and the Tilton Lease, (b) all obligations under the Tolling Agreements, and (c) any other obligations existing as of the Closing Date to the extent such other obligations (i) were not included on the balance sheet of the Parent Guarantor as indebtedness at the time such other obligation was entered into and (ii) were subsequently recharacterized for accounting purposes as indebtedness.

          "Excluded Subsidiaries" means Illinois Power Company, Dynegy Global Communications Inc. and their respective Subsidiaries.

          "Existing Letters of Credit" means the letters of credit listed on
Schedule 2.03.

          "Extraordinary Receipts" means the excess, if any, of (i) any cash received by or paid to or for the account of any Person (other than any receipts or payments in an amount less than $2,500,000), not in the ordinary course of business and not disclosed in Schedule 2.05, including, without limitation, tax refunds, pension plan reversions, payments received in respect of litigation settlements, but excluding condemnation awards (and payments in lieu thereof) over (ii) the out-of-pocket expenses incurred by such Person in connection with such receipt; provided that (a) any such cash received by any Subsidiary of the Parent Guarantor that is not a Loan Party shall only be included in Extraordinary Receipts to the extent it is received by the Parent Guarantor or any Loan Party as a dividend, distribution or other advance without violating any legal or contractual requirement and (b) in no event shall Extraordinary Receipts include (i) cash receipts generated from the operation of business in the ordinary course, (ii) amounts received pursuant to a transaction permitted by Section 7.05, (iii) items included or shown as a reserve in the consolidated balance sheet of the Parent Guarantor and its consolidated Subsidiaries for the fiscal year ended December 31, 2002 (to the extent so included or shown), (iv) any cash received in connection with the Discontinued Business Operations, (v) amounts received as reimbursement of costs and expenses and (vi) any amounts received as compensation for items which, had such item been received directly, would not have been considered an Extraordinary Receipt.

          "Facility" means the Term A Facility, the Term B Facility, the Revolving Credit Facility, the Reallocated Facility, the Revolving Letter of Credit Sublimit or the Reallocated Letter of Credit Sublimit, as the context may require.

          "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Citibank on such day on such transactions as determined by the Payment Agent.

          "Fee Letter" means the letter agreement, dated February 11, 2003, among the Borrower, the Parent Guarantor, Dynegy Global Communications Inc., Citibank, Salomon Smith Barney Inc., BAS and Bank One.

          "Foreign Lender" has the meaning specified in Section 11.15(a)(i).

          "FRB" means the Board of Governors of the Federal Reserve System of the United States.

          "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business; provided that a Fund that otherwise complies with the requirements set forth in the definition of "Eligible Assignee" shall only be an "Eligible Assignee" in respect of the Revolving Credit Facility or the Reallocated Facility if it is (or will be) engaged in making commercial loans in the ordinary course of its business.

          "GAAP" means generally accepted accounting principles in the United States from time to time.

          "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "Granting Lender" has the meaning specified in Section 11.07(h).

          "Guarantee" means, as to any Person (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), or
(b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business or, for the avoidance of doubt, obligations of such Person to provide capital under a Capital Commitment. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.

          "Guaranteed Obligations" has the meaning specified in Section 10.01.

          "Guarantors" means, collectively, the Parent Guarantor and the Subsidiary Guarantors.

          "Guaranty" means, collectively, the Guaranty made by the Guarantors in favor of the Administrative Agents on behalf of the Lenders as set forth in
Article X herein together with each Guaranty Supplement delivered pursuant to
Section 6.12.

          "Guaranty Supplement" has the meaning specified in Section 10.05.

          "Hazardous Materials" means all explosive substances or wastes, radioactive substances or wastes that exceed any health-based radiation standards provided in any Environmental Law, and any other substances or wastes that are designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law, including, without limitation, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes, and any petroleum or petroleum distillates that, with respect to any such petroleum or petroleum distillates, (a) are actually or allegedly handled, generated, used, stored, disposed, transported or treated in violation of or in noncompliance with any Environmental Law, (b) have been, or are threatened to be, released, spilled, discharged or emitted into the environment in violation of or in noncompliance with any Environmental Law or (c) are the subject matter of any Environmental Action.

          "Honor Date" means the date of any payment by the L/C Issuer under a Revolving Letter of Credit or a Reallocated Letter of Credit, as applicable.

          "ICC" has the meaning specified in Section 2.03(h).

          "Illinova" means Illinova Corporation, an Illinois corporation.

          "Illinova Bonds" means the Senior Notes issued by Illinova under that certain indenture dated as of February 1, 1997 between Illinova and the First National Bank of Chicago, as trustee in an aggregate amount of $100,000,000 with an interest rate of 7 1/8% due February 1, 2004.

          "Immaterial Subsidiary" means any Subsidiary of the Parent Guarantor listed on Schedule V and any other Loan Party that is identified by the Borrower in a certificate delivered to the Payment Agent (and the Payment Agent shall promptly furnish such certificate to the Lender Parties) so long as (and the Responsible Officer of the Borrower executing the certificate shall certify to the effect that) on the date of such certificate, the aggregate fair value of the assets held by all of the Immaterial Subsidiaries that are designated as such at the time (including the Loan Party identified in such certificate) shall not exceed $50,000,000.

          "Indebtedness" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

          (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

          (b) all direct or contingent obligations of such Person to reimburse any letter of credit issuer or other Person in respect of amounts paid under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments;

          (c) all accounts payable of such Person to pay the deferred purchase price of property or services (other than (i) accounts payable in the ordinary course of business and not past due for more than 90 days after the date on which each such account payable was due until the aggregate amount of such accounts payable exceeds $20,000,000 and (ii) accounts payable that are being contested in good faith (but only to the extent such accounts payable are being so contested));

          (d) capital leases and Off-Balance Sheet Obligations;

          (e) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in cash (whether dividends, interest or otherwise) prior to the Maturity Date set forth in clause (b) of the definition thereof in respect of any Equity Interests in such Person or any other Person (other than the Proportionately Consolidated Interests) or any warrants, rights or options to acquire such Equity Interests, valued, in the case of redeemable preferred interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

          (f) all Guarantees of such Person in respect of any of the foregoing.

          For all purposes hereof, the Indebtedness of any Person shall (i) include the Indebtedness described in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Indebtedness is non-recourse to such Person (other than through a JV Lien or on Equity Interests of Special Sub) or the only assets of such person are its interests in such partnership or joint venture, and such partnership or joint venture itself is not a Loan Party), (ii) exclude any Excluded Obligation and (iii) exclude any loans from an insurance company or an insurance premium finance company to finance all or any portion of the premium on any insurance policy maintained by the Parent Guarantor or any of its Subsidiaries, but only to the extent consistent with past practice. The amount of any capital lease or an obligation of the type described in clauses (a) and (b)(ii) of the definition of Off-Balance Sheet Obligations as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

          "Indemnified Liabilities" has the meaning specified in Section 9.07.

          "Indemnitees" has the meaning set forth in Section 11.05.

          "Indenture Lien Basket" means, at any time, an amount equal to 15% of Net Tangible Assets (as defined in, and calculated in accordance with the provisions of, each of the Indentures); provided that, in connection with any determination under the Indentures as to whether any particular indebtedness is secured indebtedness for the purpose of ascertaining compliance with Section 1006(b) of the 1995 Indenture or Section 10.06(b) of the 1996 Indenture, each such determination will be made solely by interpreting the provisions of the

Indentures without taking into account in any manner whatsoever the foregoing definition of "Indenture Lien Basket".

          "Indentures" means (i) the Indenture dated as of December 11, 1995 between the Borrower and Bank One (successor to The First National Bank of Chicago), as trustee (as amended, supplemented or otherwise modified from time to time) and (ii) the Indenture dated as of September 26, 1996 between the Borrower and Bank One (successor to The First National Bank of Chicago), as trustee (as amended, supplemented or otherwise modified from time to time).

          "Information Memorandum" means the information memorandum dated February 12, 2003 used by the Co-Lead Arrangers in connection with the syndication of the Commitments.

          "Initial Subsidiary Guarantors" has the meaning specified in the recital of parties to this Agreement.

          "Interest Payment Date" means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds one month, the respective dates that fall every month after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each calendar month and the Maturity Date of the Facility under which such Loan was made.

          "Interest Period" means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Committed Loan Notice; provided that:

          (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

          (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

          (iii) no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.

          "Investment" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of, such Person (other than any such purchase or other acquisition of assets that duly constitutes a Capital Expenditure which is permitted pursuant to Section 7.12 or for Permitted Contracts purchased from such Person in the ordinary course). For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment. For purposes of clarification, no Swap Contract, Permitted Contract or Netting Agreement shall be deemed to be an Investment.

          "IP Rights" has the meaning set forth in Section 5.16.

          "IRS" means the United States Internal Revenue Service.

          "JV Lien" has the meaning set forth in the definition of Consolidated Secured Indebtedness.

          "Late Maturity DHI Bonds" has the meaning set forth in Section 7.03(b)(iii).

          "Laws" means, collectively, all applicable international, foreign, Federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority (other than any such agreements which are entered into in respect of a commercial transaction).

          "L/C Issuer" means Bank One in its capacity as issuer of Letters of Credit hereunder, any successor issuer of Letters of Credit hereunder or any other Revolving Credit Lender or Reallocated Facility Lender that agrees, upon the request of the Borrower, to issue a Letter of Credit hereunder on the terms and conditions set forth herein.

          "L/C Credit Extension" means a Revolving L/C Credit Extension and a Reallocated L/C Credit Extension.

          "L/C Obligations" means, as at any date of determination, the Revolving L/C Obligations and the Reallocated L/C Obligations.

          "Lender" has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the L/C Issuer.

          "Lenders' Portion" of the Net Cash Proceeds from any Disposition of any property or assets that results in a mandatory prepayment under Section 2.05(b) means (i) in the case of any Disposition of property or assets that do not constitute Collateral owned by the Borrower or any of its Subsidiaries, 100% of such Net Cash Proceeds, (ii) in the case of any Disposition of property or assets that constitute Collateral owned by the Borrower or any of its Subsidiaries prior to the Maturity Date in respect of the Term A Facility, the Revolving Credit Facility and the Reallocated Credit Facility, a fraction the numerator of which is equal to the Aggregate Senior Credit Exposure at such time and the denominator of which is equal to the sum of (x) the Aggregate Senior Credit Exposure at such time, plus (y) the aggregate principal (or similar) amount outstanding at such time under the CoGen Facility and the Riverside Facility, plus (z) the Alpha Facility Amount at such time,
(iii) after the Maturity Date in respect of the Term A Facility, the Revolving Credit Facility and the Reallocated Credit Facility but prior to the time on which the Alpha Facility, the CoGen Facility and the Riverside Facility have been paid in full, 0% and (iv) in any other case, 100% of such Net Cash Proceeds. For purposes of calculating the amount set forth in clause (ii) above, the Payment Agent shall request the agent under the Alpha Facility to deliver to the Payment Agent a detailed calculation of the aggregate amount of the obligations that are similar in nature to principal amounts thereunder and the Payment Agent shall provide copies of the same to each of the Lenders promptly following receipt thereof.

          "Lending Office" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower, the Payment Agent and the Administrative Agents.

          "Letter of Credit Application" means a request or application for the issuance or amendment of a Revolving Letter of Credit or Reallocated Letter of Credit, as the case may be, in such form as may from time to time be satisfactory to the L/C Issuer and signed by, or otherwise authenticated (pursuant to a computer system utilizing the internet, any other electronic system or any other means satisfactory to the L/C Issuer) in a manner satisfactory to the L/C Issuer as having been transmitted by, a Responsible Officer of the Borrower, including, without limitation, any such request or application transmitted to the L/C Issuer by facsimile, e-mail, a computerized system utilizing the internet or any other electronic means satisfactory to the L/C Issuer; provided, however, that, contemporaneously with any such transmission to the L/C Issuer, the Payment Agent receives substantially the same information as is included in the request or application delivered to the L/C Issuer by such means (including, without limitation, facsimile, e-mail, a computerized system utilizing the internet or any other electronic means satisfactory to the Payment Agent) as may be from time to time be satisfactory to the Payment Agent.

          "Letter of Credit Expiration Date" means the day that is seven days prior to the Maturity Date then in effect for the Revolving Credit Facility and the Reallocated Facility (or, if such day is not a Business Day, the next preceding Business Day).

          "Letters of Credit" means the Revolving Letters of Credit and the Reallocated Letters of Credit.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that, in each case, has the practical effect of creating a security interest, in respect of such asset; provided that in no event shall Lien include (i) set-off or netting rights granted by the Parent Guarantor or any of its Subsidiaries pursuant to a Permitted Contract, a Swap Contract or a Netting Agreement solely in respect of amounts owing under such agreements or (ii) obligations with respect to the acquisition or Disposition of interests in Proportionally Consolidated Interests, provided that in the case of this clause (ii) such Liens (a) result solely from variances from prior periods in the volumes of natural gas processed or the volumes of natural gas liquids produced pursuant to the applicable construction or operation agreement and (b) in an aggregate amount not to exceed $20 million in the aggregate, constitute a Lien. For the purposes of this Agreement, the Parent Guarantor or any of its Subsidiaries shall be deemed to own, subject to a Lien, any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

          "Liquidity" means, at any date of determination, cash and Cash Equivalents (of the type described in clauses (a) through (f) of the definition of Cash Equivalents) held by the Parent Group (other than the Immaterial Subsidiaries) (free and clear of all Liens other than Liens created under the Collateral Documents) plus the unused portion of the Revolving Credit Facility plus the unused portion of the Reallocated Facility (in the case of the unused portion of the Revolving Credit Facility or the Reallocated Facility, only to the extent that after giving effect to a Borrowing thereunder, the Loan Parties would be in compliance with the provisions of Section 7.11(a) on a pro forma basis).

          "Loan" means an extension of credit by a Lender to the Borrower under
Article II in the form of a Term A Loan, a Term B Loan, a Revolving Credit Loan or a Reallocated Facility Loan.

          "Loan Documents" means, collectively, (i) this Agreement, (ii) the Notes, (iii) the Collateral Documents, (iv) the Fee Letter and (v) each Letter of Credit Application.

          "Loan Parties" means, collectively, the Borrower and each Guarantor.

          "Master Agreement" has the meaning set forth in the definition of "Swap Contract".

          "Master Subordinated Note" means the master subordinated note in substantially the form of Exhibit J hereto.

          "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Parent Guarantor and its Subsidiaries (other than the Excluded Subsidiaries) taken as a whole; (b) a material adverse change in the rights and remedies of any Agent or any Lender under the Loan Documents, taken as a whole, or of the ability of the Loan Parties to perform their obligations under the Loan Documents, taken as a whole; or (c) a material adverse change in the legality, validity, binding effect or enforceability against the Loan Parties, taken as a whole, of the Loan Documents, taken as a whole.

          "Material Contract" means, with respect to any Person, each contract specified on Schedule III hereto.

          "Material Subsidiary" means any Subsidiary of the Parent Guarantor (other than an Excluded Subsidiary) that, on any date of determination, holds (directly or indirectly) assets (other than any intercompany debt owed by the Parent Guarantor or any of its Subsidiaries) with a fair market value of at least $50 million.

          "Maturity Date" means (a) with respect to the Term A Facility, the Revolving Credit Facility and the Reallocated Facility, the earlier of (i) February 15, 2005 and (ii) the date of termination in whole of the Term A Commitments, the Revolving Credit Commitments, the Reallocated Facility Commitments, the Revolving Letter of Credit Sublimit and the Reallocated Letter of Credit Sublimit pursuant to Section 2.06 or 8.02 and (b) with respect to the Term B Facility or for any other purpose (other than as set forth in clause
(a)), the earlier of (i) December 15, 2005 and (ii) the date of termination in whole of the Commitments pursuant to Section 2.06 or 8.02; provided, that in the event the Revolving Credit Loans, Term A Loans and Reallocated Loans have either been (x) repaid or refinanced in full and the Commitments hereunder with respect thereto have been reduced to zero, or (y) extended and renewed beyond the date set forth in clause (a)(i) above while any Term B Loans remain outstanding, then the Maturity Date for the Term B Facility shall be the earlier of June 30, 2005 and the date set forth in clause (b)(ii) above.

          "Maximum Rate" has the meaning specified in Section 11.10.

          "Measurement Period" means, at any date of determination, the most recently completed four consecutive fiscal quarters of the Parent Guarantor ending on or prior to such date or, in the case of any calculation done as of the end of the third fiscal quarter of 2003, the most recently completed three consecutive fiscal quarters of the Parent Guarantor ending on or prior to such date; provided that, for the purposes of determining EBITDA for the calculation of a financial covenant for the fiscal quarter ended September 30, 2003, such amount for the Measurement Period then ended shall equal EBITDA for the three fiscal quarters then ended multiplied by 4/3.

          "Moody's" means Moody's Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.

          "Mortgages" means the Pre-Closing Mortgages, the Post-Closing Mortgages and each deed of trust, trust deed, mortgage, leasehold mortgage and leasehold deed of trust, in substantially the form of Exhibit F hereto delivered by a Non-Shared Grantor or a Shared Grantor that is a Mortgagor pursuant to
Section 6.12, in each case as amended.

          "Mortgage Policies" means fully paid American Land Title Association Lender's Extended Coverage title insurance policies or, in the case of properties located in the State of Texas, fully paid Mortgage Policies of Title Insurance in the form prescribed by the Texas Board of Insurance.

          "Mortgagor" means those Subsidiaries of the Parent Guarantor listed on
Schedule VI, or any Subsidiary of the Parent Guarantor that executes and delivers a Mortgage pursuant to Section 6.12.

          "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

          "Net Cash Proceeds" means:

          (a) with respect to any Disposition by the Parent Guarantor or any of its Subsidiaries, the Parent Percentage of the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by such asset and that is required to be repaid in connection with the Disposition thereof (other than Indebtedness under the Loan Documents), (B) the out-of-pocket costs, fees, commissions, premiums and expenses incurred by the Parent Guarantor or its Subsidiaries in connection with such Disposition, (C) federal, state, provincial, foreign and local taxes reasonably estimated (on a consolidated basis) to be actually payable within the current or the immediately succeeding tax year as a result of any gain recognized in connection therewith and (D) a reasonable reserve (which reserve shall be deposited into an escrow account with the Payment Agent) for any purchase price adjustment or any indemnification payments (fixed and contingent) attributable to seller's obligations to the purchaser undertaken by the Parent Guarantor or any of its Subsidiaries in connection with such Disposition (but excluding any indemnity, which by its terms will not, under any circumstances, be made prior to the Maturity Date in respect of the Term B Facility); provided that with respect to any Disposition by any Subsidiary that is not a Loan Party, the proceeds from such Disposition shall only be included in Net Cash Proceeds to the extent that they are received by any Loan Party as a dividend, distribution or other advance without violating any legal restriction or Payment Restriction;

          (b) with respect to receipt of any cash insurance (exclusive of business interruption insurance) and condemnation proceeds received in respect of any asset by the Parent Guarantor or any of its Subsidiaries, the excess, if any, of (i) the aggregate amount of such proceeds received over (ii) the sum of (A) the amount applied by the Parent Guarantor and its Subsidiaries to replace, repair or rebuild such asset, so long as such application is commenced within 180 days after the receipt of such proceeds, (B) the out-of-pocket costs, fees, commissions, premiums and expenses incurred by the Parent Guarantor or its Subsidiaries in connection with the receipt of such proceeds and (C) federal, state, provincial, foreign and local taxes reasonably estimated (on a consolidated basis) to be actually paid as a result of the receipt of such proceeds; provided that any such proceeds received by any Subsidiary shall only be included in Net Cash Proceeds to the extent that they are received by any Loan Party as a dividend, distribution or other advance without violating any legal or contractual requirement;

          (c) with respect to the sale of any capital stock or other Equity Interest by the Parent Guarantor or any of its Subsidiaries, the excess of
     (i) the sum of the cash and Cash Equivalents received in connection with such sale over (ii) the underwriting discounts and commissions, and other out-of-pocket costs, fees, commissions, premiums and expenses, incurred by the issuer in connection with such sale; provided that any such cash and Cash Equivalents received by any Subsidiary shall only be included in Net Cash Proceeds to the extent that they are received by any Loan Party as a dividend, distribution or other advance without violating any legal or contractual requirement; provided that Net Cash Proceeds shall not include any funds received in connection with the exercise of stock options granted to employees or directors of the Parent Guarantor or any of its Subsidiaries; and

          (d) with respect to the incurrence or issuance of Indebtedness by the Parent Guarantor or any of its Subsidiaries, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such incurrence or issuance over (ii) the underwriting discounts and commissions, and other out-of-pocket costs, fees, commissions, premiums and expenses, incurred by the Parent Guarantor or such Subsidiary in connection with such incurrence or issuance; provided that any such cash and Cash Equivalents received by any Subsidiary shall only be included in Net Cash Proceeds to the extent that they are received by any Loan Party as a dividend, distribution or other advance without violating any legal or contractual requirement.

          "Netting Agreement" means a netting agreement, master netting agreement or other similar document having the same effect as a netting agreement or master netting agreement and, as applicable, any collateral annex, security agreement, or other similar document related to any master netting agreement (in each case entered into in the ordinary course of business) or any Permitted Contract.

          "1995 Indenture" means the Indenture referred to in clause (i) of the definition of "Indentures".

          "1996 Indenture" means the Indenture referred to in clause (ii) of the definition of "Indentures".

          "Nonrenewal Notice Date" means for any Revolving Letter of Credit or Reallocated Letter of Credit, a day to be agreed upon at the time such Revolving Letter of Credit or Reallocated Letter of Credit is issued before which the L/C Issuer may prevent the renewal of such Revolving Letter of Credit or Reallocated Letter of Credit.

          "Non-Shared Grantors" has the meaning specified in Section
4.01(a)(iii).

          "Non-Shared Mortgages" means each deed of trust, trust deed, mortgage, leasehold mortgage and leasehold deed of trust, in substantially the forms of Exhibit F-1 and Exhibit F-2 delivered by a Non-Shared Grantor that is a Mortgagor pursuant to Section 6.12, in each case as amended.

          "Non-Shared Secured Obligations" means (i) all obligations of the Loan Parties now or hereafter existing under the Loan Documents and (ii) all ACH Obligations of the Loan Parties now or hereafter existing.

          "Non-Shared Secured Parties" means the Agents, the L/C Issuer, the Lenders and all Lenders to which ACH Obligations are owed.

          "Non-Shared Security Agreement" has the meaning specified in Section 4.01(a)(iii).

          "Non-Shared Security Agreement Supplement" has the meaning specified in Section 20(b) of the Non-Shared Security Agreement.

          "Note" means a Term A Note, a Term B Note, a Revolving Credit Note or a Reallocated Facility Note, as the context may require.

          "NPL" means the National Priorities List under CERCLA.

          "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

          "Off-Balance Sheet Obligations" means, as to any Person at a particular time, without duplication of any clause within this definition or within the definition of "Indebtedness", all (a) obligations of such Person under any lease which is treated as an operating lease for financial accounting purposes and a financing lease for tax purposes (i.e., a "synthetic lease"); (b)
(i) obligations of such Person under the CH Lease, (ii) other similar leveraged lease arrangements receiving similar accounting and tax treatment to the CH Lease (i.e., a "leveraged lease") and (iii) transactions entered into by such Person, the proceeds from which would be reflected on the financial statements of such Person in accordance with GAAP as cash flows from financings at the time such transaction was entered into (other than as a result of the issuance of Equity Interests); (c) the net cash payment obligations of such Person with respect to any forward sale contract for a commodity with respect to which the Borrower or any of its Subsidiaries has received a prepayment by a counterparty thereto; provided that in no event shall "Off-Balance Sheet Obligations" include forward sales contracts that are entered into in the ordinary course of the Parent Guarantor or any of its Subsidiary's trading, power generation or natural gas liquids businesses and not intended to function primarily as a borrowing of funds; and (d) other transactions entered into by such Person that are not otherwise addressed in the definition of Indebtedness or Off-Balance Sheet Obligations that are intended to function primarily as a borrowing of funds (including, without limitation, any minority interest transactions that function primarily as a borrowing); provided, however, that in no event shall "Off-Balance Sheet Obligations" include (i) any completion or performance guaranties (or similar guaranties that a project or a Subsidiary perform as planned) or (ii) any lease entered into in the ordinary course of such Person's business that is not intended primarily as a borrowing of funds, including leases of office equipment, office space, vehicles, barges, tugs, railcars, or copy machines or equipment normally leased in the operation of the business of the Parent Guarantor or its Subsidiaries (or any extension, renewals, or similar replacement of any of the foregoing items (i) through (ii).

          "Organizational Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);
(b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

          "Other Taxes" has the meaning specified in Section 3.01(b).

          "Outstanding Amount" means (i) with respect to Term Loans, Revolving Credit Loans and Reallocated Facility Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Credit Loans and Reallocated Facility Loans, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

          "Parent Group" means the Parent Guarantor and all of its Subsidiaries other than the Excluded Subsidiaries.

          "Parent Guarantor" has the meaning specified in the recital of parties to this Agreement.

          "Parent Information" has the meaning specified in Section 11.08.

          "Parent Percentage" means, as to any Subsidiary, the greatest percentage of any dividend or other distribution made by such Subsidiary that could be paid, directly or indirectly, to the Parent Guarantor in respect of its direct or indirect ownership interest in the Equity Interests in such Subsidiary.

          "Participant" has the meaning specified in Section 11.07(d).

          "Payment Agent" means Citibank in its capacity as payment agent under any of the Loan Documents, or any successor payment agent.

          "Payment Agent's Office" means the Payment Agent's address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as the Payment Agent may from time to time notify the Borrower, the other Agents and the Lenders.

          "Payment Basket" means at any time $300 million less the aggregate amount expended by the Parent Guarantor and its Subsidiaries at or prior to such time in accordance with the provisions of Section 7.06(c) less the aggregate amount expended by the Parent Guarantor and its Subsidiaries at or prior to such time in accordance with the provisions of Section 7.15(iii) less the aggregate amount expended by the Parent Guarantor and its Subsidiaries at or prior to such time in accordance with the provisions of Section 7.15(iv).

          "Payment Restriction" means any provision in any agreement limiting the ability of any of the Parent Guarantor's Subsidiaries to declare or pay dividends or other distributions in respect of its Equity Interests or repay or prepay any Indebtedness owed to, make loans or advances to, or otherwise transfer assets to or invest in, the Parent Guarantor or any Subsidiary of the Borrower (whether through a covenant restricting dividends, loans, asset transfers or investments, a financial covenant or otherwise).

          "PBGC" means the Pension Benefit Guaranty Corporation.

          "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

          "Permitted Contract" has the meaning set forth in Section 7.01(o).

          "Permitted Encumbrances" has the meaning specified in the Mortgages.

          "Permitted Liens" has the meaning set forth in Section 7.01.

          "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          "Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by any Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

          "Pledged Account Banks" has the meaning specified in Section 6(a) of the Non-Shared Security Agreement and in Section 6(a) of the Shared Security Agreement.

          "Pledged Debt" has the meaning specified in the definition of the term "Security Collateral" contained in the Non-Shared Security Agreement and in the definition of the term "Security Collateral" contained in the Shared Security Agreement.

          "Pledged Equity" has the meaning specified in Section 1(c) of the Non-Shared Security Agreement and in Section 1(c) of the Shared Security Agreement.

                  "Pledging Subsidiary" means all Subsidiaries of the Parent Guarantor other than (i) those listed on Schedule VII and (ii) any Subsidiary that is a controlled foreign corporation within the meaning of Section 957 of the Code.

                  "Polaris Facility" has the meaning specified in the Preliminary Statements.

                  "Polaris Guaranty" has the meaning specified in the Preliminary Statements.

                  "Post-Closing Mortgages" has the meaning specified in Section 6.18.

                  "Post-Petition Interest" has the meaning specified in Section 10.06(b).

                  "Pounds Sterling" and "(Pounds)" each mean lawful money of the United Kingdom.

                  "Pre-Closing Mortgages" has the meaning specified in Section 4.01(a)(iv).

                  "Principal Property" means (i) "Principal Property" (as defined in the Indentures), (ii) any shares of stock or other equity interests in a "Principal Subsidiary" (as defined in the Indentures) and (iii) indebtedness of any "Principal Subsidiary" owing to the Borrower or any of its Subsidiaries.

                  "Principal Property Secured Term Indebtedness" means at any time the sum of (i) the aggregate principal (or similar) amount outstanding at such time under the Term A Facility, the Term B Facility, the Alpha Facility, the CoGen Facility and the Riverside Facility plus (ii) the aggregate principal amount outstanding at such time (if any) under the Reallocated Facility.

                  "Proportionately Consolidated Interest" means undivided ownership interests in plants and gathering systems that are (i) co-owned with others pursuant to the agreements listed in Schedule VIII and (ii) are consolidated on a proportional basis in the Parent Guarantor's financial information.

                  "Pro Rata Share" means, with respect to each Lender and with respect to any Facility at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitment of such Lender (or, in the case of the Revolving L/C Sublimit and the Reallocated L/C Sublimit, the amount of such Lender's obligation to participate therein) under such Facility at such time and the denominator of which is the amount of the Aggregate Commitments (or, in the case of the Revolving L/C Sublimit and the Reallocated L/C Sublimit, the aggregate amount of the Lenders' obligations to participate therein) under such Facility at such time; provided that if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make Revolving L/C Credit Extensions and Reallocated L/C Credit Extensions have been terminated pursuant to Section 8.02, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof. The initial Pro Rata Share of each Lender for each Facility is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

                  "Public Disclosure" means (i) the Parent Guarantor's and the Borrower's most recent annual report, Form 10-K for the most recently completed fiscal year as amended, each quarterly report on Form 10-Q or any current reports on Form 8-K (or similar reports filed on successor forms) filed since the initial filing date of such Form 10-K, in each case filed at least 10 days prior to the Closing Date and (ii) the items set forth on Schedule X.

                  "PUHCA" has the meaning specified in Section 5.14(c).

                  "Real Property" means the real property owned, leased, used, operated or occupied by any of the Loan Parties or any of their Subsidiaries (other than Excluded Subsidiaries) on the date hereof.

                  "Reallocated Availability Period" means the period from and including the first Reallocation Event to the earliest of (i) the Maturity Date for the Reallocated Facility, (ii) the date of termination of the Reallocated Facility Commitments pursuant to Section 2.06, and (iii) the date of termination of the commitment of each Reallocated Facility Lender to make Reallocated Facility Loans and of the L/C Issuer to make Reallocated L/C Credit Extensions pursuant to Section 8.02.

                  "Reallocated Facility" means, at any time, the aggregate amount of the Reallocated Facility Lenders' Reallocated Facility Commitments at such time.

                  "Reallocated Facility Borrowing" means a borrowing consisting of simultaneous Reallocated Facility Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Reallocated Facility Lenders pursuant to Section 2.01(d).

                  "Reallocated Facility Commitment" means, as to each Reallocated Facility Lender, its obligation to (a) make Reallocated Facility Loans to the Borrower pursuant to Section 2.01(d) and (b) purchase participations in Reallocated L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01 under the caption "Reallocated Facility Commitment" or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

                  "Reallocated Facility Lender" means, at any time, any Lender that has a Reallocated Facility Commitment at such time.

                  "Reallocated Facility Loan" has the meaning specified in
Section 2.01(d).

                  "Reallocated Facility Note" means a promissory note of the Borrower payable to the order of any Reallocated Facility Lender, in substantially the form of Exhibit B-4 hereto, evidencing the aggregate indebtedness of the Borrower to such Reallocated Facility Lender resulting from the Reallocated Facility Loans made by such Reallocated Facility Lender.

                  "Reallocated L/C Advance" means, with respect to each Reallocated Facility Lender, such Lender's funding of its participation in any Reallocated L/C Borrowing in accordance with its Pro Rata Share.

                  "Reallocated L/C Borrowing" means an extension of credit resulting from a drawing under any Reallocated Letter of Credit which has not been reimbursed on the date when made or refinanced as a Reallocated Facility Borrowing.

                  "Reallocated L/C Credit Extension" means, with respect to any Reallocated Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

                  "Reallocated L/C Obligations" means, as at any date of determination, the aggregate undrawn amount of all outstanding Reallocated Letters of Credit plus the aggregate of all Unreimbursed Reallocated Amounts.

                  "Reallocated L/C Sublimit" means, at any time, the aggregate amount of the Reallocated Facility Commitments of the Reallocated Facility Lenders.

                  "Reallocated Letter of Credit" means any letter of credit issued under the Reallocated Facility. A Reallocated Letter of Credit may be a commercial letter of credit or a standby letter of credit.

                  "Reallocation Amount" in respect of any Reallocation Event means the amount, as determined by the Administrative Agents acting in good faith, equal to the lowest of (i) the amount necessary to cause the aggregate principal amount of the Principal Property Secured Term Indebtedness to equal $900 million, (ii) the amount necessary to cause the aggregate Reallocated Facility Commitments of the Reallocated Lenders to equal $200 million and (iii) the maximum additional amount of Indebtedness permitted to be secured by the Principal Property under the Indenture Lien Basket.

                  "Reallocation Event" means the occurrence of any event (as determined by the Administrative Agents acting in good faith) that results in the aggregate principal amount outstanding at such time of the Principal Property Secured Term Indebtedness being less than $900 million.

                  "Reallocation Reduction Amount" has the meaning set forth in
Section 2.05(b)(x).

                  "Register" has the meaning set forth in Section 11.07(c).

                  "Renaissance" has the meaning set forth in Section
7.03(b)(vii).

                  "Reportable Event" means any of the events set forth in
Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

                  "Request for Credit Extension" means (a) with respect to a Borrowing, conversion or continuation of Term A Loans, Term B Loans, Revolving Credit Loans or

Reallocated Facility Loans, a Committed Loan Notice, and (b) with respect to a Revolving L/C Credit Extension or Reallocated L/C Credit Extension, a Letter of Credit Application.

                  "Required Lenders" means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Lender's risk participation and funded participation in L/C Obligations being deemed "held" by such Lender for purposes of this definition), (b) aggregate unused Term A Commitments, (c) aggregate unused Term B Commitments, (d) aggregate unused Revolving Credit Commitments and (e) aggregate unused Reallocated Facility Commitments; provided that the unused Term A Commitment, the unused Term B Commitment, unused Revolving Credit Commitment and unused Reallocated Facility Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

                  "Required Reallocated Lenders" means, as of any date of determination, Lenders having more than 50% of the sum of the (a) aggregate Outstanding Amount of all Reallocated Facility Loans and all Reallocated L/C Obligations (with the aggregate amount of each Reallocated Facility Lender's risk participation and funded participation in Reallocated L/C Obligations being deemed "held" by such Lender for purposes of this definition) and (b) aggregate unused Reallocated Facility Commitments; provided that the unused Reallocated Facility Commitment of, and the portion of the Outstanding Amount of all Reallocated Facility Loans and all Reallocated L/C Obligations held by or deemed held by any Defaulting Lender shall be excluded for purposes of making determination of Required Reallocated Lenders.

                  "Required Revolving Credit Lenders" means, as of any date of determination, Lenders having more than 50% of the sum of the (a) aggregate Outstanding Amount of all Revolving Credit Loans and all Revolving L/C Obligations (with the aggregate amount of each Revolving Credit Lender's risk participation and funded participation in Revolving L/C Obligations being deemed "held" by such Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Outstanding Amount of all Revolving Credit Loans and all Revolving L/C Obligations held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Credit Lenders.

                  "Required Section 8.01 Lenders" means (i) as of any date of determination prior to the later of (x) the Maturity Date set forth in clause
(a) of the definition thereof and (y) the date on which all Obligations of the Loan Parties in respect of the Revolving Credit Facility, the Term A Facility and the Reallocated Facility have been paid in full in cash, Lenders having more than 50% of the sum of the (a) aggregate Outstanding Amount of all Revolving Credit Loans, Term A Loans and Reallocated Facility Loans and all L/C Obligations (with the aggregate amount of each Lender's risk participation and funded participation in L/C Obligations being deemed "held" by such Lender for purposes of this definition), (b) aggregate unused Term A Commitments, (c) aggregate unused Revolving Credit Commitments and (d) aggregate unused Reallocated Facility Commitments; (provided that the unused Term A Commitment, the unused Revolving Credit Commitment and unused Reallocated Facility Commitment of, and the portion of the Outstanding Amount of all Revolving Credit Loans, Term A Loans and Reallocated Facility Loans and all L/C Obligations held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Section 8.01 Lenders) and (ii) as of any date of determination when clause (i) does not apply, Lenders having more than 50% of the sum of the (a) aggregate Outstanding Amount of all Term B Loans and (b) aggregate unused Term B Commitments (provided that the unused Term B Commitment of, and the portion of the Outstanding Amount of all Term B Loans held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Section 8.01 Lenders).

                  "Required Term B Lenders" has the meaning specified in the Non-Shared Security Agreement.

                  "Responsible Officer" means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer, controller, senior vice president or any vice president of finance of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

                  "Restricted Asset" means an asset that is subject (or the owner of which is subject) to a legal or contractual restriction that prevents the owner from subjecting such asset to a Collateral Document.

                  "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Parent Guarantor or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to the Parent Guarantor's stockholders, partners or members (or the equivalent Persons thereof). For clarification, no payment or transfer to a Loan Party (other than the Parent Guarantor) shall be a Restricted Payment.

                  "Revolving Availability Period" means the period from and including the Closing Date to the earliest of (i) the Maturity Date for the Revolving Credit Facility, (ii) the date of termination of the Revolving Credit Commitments pursuant to Section 2.06, and (iii) the date of termination of the commitment of each Revolving Credit Lender to make Revolving Credit Loans and of the obligation of the L/C Issuer to make Revolving L/C Credit Extensions pursuant to Section 8.02.

                  "Revolving Credit Borrowing" means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(c).

                  "Revolving Credit Commitment" means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01(c) and (b) purchase participations in Revolving L/C Obligations in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01 under the caption "Revolving Credit Commitment" or in the Assignment and

Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

                  "Revolving Credit Facility" means, at any time, the aggregate amount of the Revolving Credit Lenders' Revolving Credit Commitments at such time.

                  "Revolving Credit Lender" means, at any time, any Lender that has a Revolving Credit Commitment at such time.

                  "Revolving Credit Loan" has the meaning specified in Section 2.01(c).

                  "Revolving Credit Note" means a promissory note of the Borrower payable to the order of any Revolving Credit Lender, in substantially the form of Exhibit B-3 hereto, evidencing the aggregate indebtedness of the Borrower to such Revolving Credit Lender resulting from the Revolving Credit Loans made by such Revolving Credit Lender.

                  "Revolving L/C Advance" means, with respect to each Revolving Credit Lender, such Lender's funding of its participation in any Revolving L/C Borrowing in accordance with its Pro Rata Share.

                  "Revolving L/C Borrowing" means an extension of credit resulting from a drawing under any Revolving Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.

                  "Revolving L/C Credit Extension" means, with respect to any Revolving Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

                  "Revolving L/C Obligations" means, as at any date of determination, the aggregate undrawn amount of all outstanding Revolving Letters of Credit plus the aggregate of all Unreimbursed Revolving Amounts, including all Revolving L/C Borrowings.

                  "Revolving L/C Sublimit" means, at any time, the aggregate amount of the Revolving Credit Commitments of the Revolving Credit Lenders.

                  "Revolving Letter of Credit" means (i) any Existing Letter of Credit and (ii) any other letter of credit issued under the Revolving Credit Facility after the date hereof. A Revolving Letter of Credit may be a commercial letter of credit or a standby letter of credit.

                  "Revolving Reduction Amount" has the meaning set forth in
Section 2.05(b)(ix).

                  "Riverside Facility" means that certain Participation Agreement, dated March 10, 2000, among Riverside Generating Company, L.L.C., as the lessee and construction agent, Dynegy Holdings Inc., as guarantor, Lawrence County Riverside Trust 2000, as the lessor, Atlantic Asset Securitization Corp., as tranche A lender, the Liquidity Purchasers, the tranche B lenders and the certificate holder party thereto, Commerzbank AG, New York and Grand Cayman Branches, as syndication agent, Credit Agricole Indosuez, as documentation agent, and Canadian Imperial Bank of Commerce, Bayerische Landesbank Girozentrale and KBC Bank

N.V., as co-agents, and Credit Lyonnais New York Branch, as administrative agent and lead arranger and the Operative Documents referred to therein.

                  "Rolling Hills" has the meaning specified in Section 7.03(b)(vii).

                  "Rolling Hills Facility" has the meaning specified in Section 7.03(b)(vii).

                  "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto that is a nationally recognized rating agency.

                  "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

                  "Section 7.01 Counterparty" has the meaning specified in
Section 7.01(p).

                  "Secured Debt/EBITDA Ratio" means, at any date of determination, the ratio of Consolidated Secured Indebtedness at such date to consolidated EBITDA of the Parent Group for the most recently ended Measurement Period.

                  "Secured Obligations" means (i) in respect of any Collateral covered by the Shared Security Agreement and the Shared Mortgages, the Shared Secured Obligations and (ii) in respect of any Collateral covered by the Non-Shared Security Agreement and the Non-Shared Mortgages, the Non-Shared Secured Obligations.

                  "Secured Parties" (i) in respect of any Collateral covered by the Black Thunder Collateral Documents, the Black Thunder Secured Parties, (ii) in respect of any Collateral covered by the Shared Security Agreement and the Shared Mortgages, the Shared Secured Parties and (iii) in respect of any Collateral covered by the Non-Shared Security Agreement and the Non-Shared Mortgages, the Non-Shared Secured Parties.

                  "Shared Collateral Documents" means the Shared Security Agreement and the Shared Mortgages.

                  "Shared Grantors" has the meaning specified in Section 4.01(a)(iii).

                  "Shared Mortgages" means the Pre-Closing Mortgages, the Post Closing Shared Mortgages and each deed of trust, trust deed, mortgage, leasehold mortgage and leasehold deed of trust, in substantially the form of Exhibit F hereto delivered by a Shared Grantor that is a Mortgagor pursuant to Section 6.12, in each as amended.

                  "Shared Secured Obligations" means (i) the Non-Shared Secured Obligations and (ii) all obligations of the Borrower now or hereafter existing under the Alpha Facility, the CoGen Facility and the Riverside Facility.

                  "Shared Secured Parties" means (i) the Non-Shared Secured Parties and (ii) the agents and lenders under each of the Alpha Facility, the CoGen Facility and the Riverside Facility.

                  "Shared Security Agreement" has the meaning specified in
Section 4.01(a)(iii).

                  "Shared Security Agreement Supplement" has the meaning specified in Section 20(b) of the Shared Security Agreement.

                  "Solvent" and "Solvency" mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities that are probable and estimatable, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay its debts as they become absolute and matured, taking into account the possibility of refinancing such obligations and selling assets, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature taking into account the possibility of refinancing such obligations and selling assets and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, are probable and estimatable in the light of all the facts and circumstances existing at such time, and that can reasonably be expected to become an actual or matured liability. For clarification, no preferred stock or Equity Interests, including any obligation to redeem preferred stock whether before or after the scheduled redemption date, shall be considered liabilities for purposes of this definition, regardless of whether they are treated as liabilities under GAAP.

                  "SPC" has the meaning specified in Section 11.07(h).

                  "Special Sub" has the meaning set forth in the definition of "Consolidated Secured Indebtedness".

                  "Sublimit" means either the Revolving L/C Sublimit or the Reallocated L/C Sublimit.

                  "Subordinated Indebtedness" means any Indebtedness of any Person which is subordinated to any other obligations of such Person.

                  "Subordinated Obligations" has the meaning specified in
Section 10.06.

                  "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity, in each case, of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower.

                  "Subsidiary Guarantors" has the meaning specified in the recital of parties to this Agreement; provided, however, that any Subsidiary that is a "controlled foreign corporation" within the meaning of Section 957 of the Code shall not be a "Subsidiary Guarantor" under the Loan Documents.

                  "Supermajority Lenders" means, as of any date of determination, Lenders having more than 66-2/3% of the sum of the (a) Total Outstandings (with the aggregate amount of each Lender's risk participation and funded participation in L/C Obligations being deemed "held" by such Lender for purposes of this definition), (b) aggregate unused Term A Commitments, (c) aggregate unused Term B Commitments, (d) aggregate unused Revolving Credit Commitments and (e) aggregate unused Reallocated Facility Commitments; provided that the unused Term A Commitment, the unused Term B Commitment, unused Revolving Credit Commitment and unused Reallocated Facility Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Supermajority Lenders.

                  "Supplemental Collateral Agent" has the meaning specified in
Section 9.13.

                  "Surveys" means American Land Title Association/American Congress on Surveying and Mapping form surveys (or, in the case of properties located in the State of Texas, Texas Society of Professional Surveyors form surveys), or such other so-called "boundary and building foot print" surveys sufficient for the issuer of the Mortgage Policies to remove the standard survey exception.

                  "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other similar master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

                  "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any Netting Agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

                  "Taxes" has the meaning specified in Section 3.01(a).

                  "Term A Borrowing" means a borrowing consisting of simultaneous Term A Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Term A Lenders pursuant to Section 2.01(a).

                  "Term A Commitment" means, as to each Term A Lender, its obligation to make Term A Loans to the Borrower pursuant to Section 2.01(a) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Part B of Schedule 2.01 under the caption "Term A Commitment" or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

                  "Term A Facility" means, at any time, the aggregate Term A Loans of all Lenders at such time.

                  "Term A Lender" means, at any time, any Lender that has a Term A Commitment at such time.

                  "Term A Loan" means an advance made by any Term A Lender under the Term A Facility.

                  "Term A Note" means a promissory note of the Borrower payable to the order of any Term A Lender, in substantially the form of Exhibit B-1 hereto, evidencing the aggregate indebtedness of the Borrower to such Term A Lender resulting from the Term A Loans made by such Term A Lender.

                  "Term B Borrowing" means a borrowing consisting of simultaneous Term B Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Term B Lenders pursuant to Section 2.01(b).

                  "Term B Collateral" means any Collateral described in the Non-Shared Security Agreement.

                  "Term B Commitment" means, as to each Term B Lender, its obligation to make Term B Loans to the Borrower pursuant to Section 2.01(b) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Part C of Schedule 2.01 under the caption "Term B Commitment" or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted form time to time in accordance with this Agreement.

                  "Term B Facility" means, at any time, the aggregate Term B Loans of all Lenders at such time.

                  "Term B Lender" means, at any time, any Lender that has a Term B Commitment at such time.

                  "Term B Loan" means an advance made by any Term B Lender under the Term B Facility.

                  "Term B Note" means a promissory note of the Borrower payable to the order of any Term B Lender, in substantially the form of Exhibit B-2 hereto, evidencing the aggregate indebtedness of the Borrower to such Term B Lender resulting from the Term B Loans made by such Term B Lender.

                  "Term Borrowing" means either a Term A Borrowing or a Term B Borrowing.

                  "Term Commitment" means either a Term A Commitment or a Term B Commitment.

                  "Term Loan" means either or both (as the context requires) a Term A Loan or a Term B Loan.

                  "Third Party Risk Management" has the meaning specified in
Section 7.17(a).

                  "Threshold Amount" means $50,000,000.

                  "Tilton Lease" means that certain Amended and Restated Participation Agreement, dated October 30, 2002, among Illinois Power Company, as lessee, ABN AMRO Bank N.V. as agent lessor and the persons named on schedule I thereto and the Operative Documents referred to therein.

                  "Tolling Agreements" means the agreements described on
Schedule IX.

                  "Total Outstandings" means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

                  "Treasury Regulations" means the final and temporary regulations promulgated by the United States Treasury Department under the Internal Revenue Code of 1986.

                  "Trust Preferred Securities" means the capital securities issued in an aggregate amount of $200,000,000 by NGC Corporation Capital Trust I.

                  "Turbine Cancellation Payment" means any termination payment or crediting of a progress payment, whether classified as a capital or operating expense, made (or in the case of a progress payment, credited) solely in connection with the cancellation of contracts of the Parent Guarantor or any of its Subsidiaries (other than the Excluded Subsidiaries) existing as of the Closing Date for the purchase of power generation turbines.

                  "Type" means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

                  "United States" and "U.S." mean the United States of America.

                  "Unreimbursed Reallocated Amount" has the meaning set forth in
Section 2.04(c)(i).

                  "Unreimbursed Revolving Amount" has the meaning set forth in
Section 2.03(c)(i).

                  "Up-Front Fee" means, for each Lender, an amount equal to 0.75% of such Lender's aggregate Commitments under this Agreement.

                  1.02. Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

                  (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

                  (b) (i) The words "herein," "hereto," "hereof" and "hereunder" and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

                  (ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

                  (iii) The term "including" is by way of example and shall be deemed "without limitation" wherever used.

                  (iv) The term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

                  (c) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

                  (d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

                  1.03. Accounting Terms.

                  (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, as in effect from time to time, except for information provided in Section 6.01(c), (d) or (f) or Section 6.02(b) or (j) or as otherwise specifically prescribed herein.

                  (b) If at any time any change in GAAP or in the application of GAAP would affect the computation of any financial ratio or other financial covenant set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agents, the Lenders and the Borrower shall negotiate in good faith to amend (subject to the approval of the Required Lenders) such ratio or covenant to preserve the original intent thereof in light of such change in (or in the application of) GAAP; provided that, until so amended, (i) such ratio or financial covenant shall continue to be computed in accordance with GAAP prior to such change and (ii) the Borrower shall provide to the Payment Agent financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or financial covenant made before and after giving effect to such change in (or in the application of) GAAP as is reasonably necessary to demonstrate compliance (or non-compliance) with such ratio or financial covenant.

                  1.04. Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

                  1.05. References to Agreements, Laws and Persons. Unless otherwise expressly provided herein, (a) references to Organizational Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law. A reference to any Person includes the successors and assigns of such Person, but such reference shall not increase, decrease or otherwise modify in any way the provisions of this Agreement governing the assignment of rights and obligations under or the binding effect of any such provision of this Agreement or any other Loan Document.

                  1.06. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

                  1.07. Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor, whether or not such maximum face amount is in effect at such time.

                  1.08. Currency Equivalents Generally. Any amount specified in this Agreement (other than in Articles II, IX and XI) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount to be determined at the rate of exchange quoted by Citibank in New York at the close of business on the Business Day immediately preceding any date of determination thereof, to prime banks in New York, New York for the spot purchase in the New York foreign exchange market of such amount in U.S. dollars with such other currency.

                                   ARTICLE II
                      THE COMMITMENTS AND CREDIT EXTENSIONS

                  2.01. The Loans.

                  (a) The Term A Borrowings. Subject to the terms and conditions set forth herein, each Term A Lender severally agrees to convert an amount of its existing advances under the DHI Existing Revolvers equal to its Pro Rata Share of the Term A Facility to a Term A Loan to the Borrower on the Closing Date. The Term A Borrowing shall consist of Term A Loans made simultaneously by the Term A Lenders in accordance with their respective Pro Rata Share of the Term A Facility. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Term A Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

                  (b) The Term B Borrowings. Subject to the terms and conditions set forth herein, each Term B Lender severally agrees to convert all of its existing advances in respect of the Polaris Facility to a Term B Loan to the Borrower on the Closing Date. The Term B Borrowing shall consist of Term B Loans made simultaneously by the Term B Lenders in accordance with their respective Pro Rata Share of the Term B Facility. Amounts borrowed under this
Section 2.01(b) and repaid or prepaid may not be reborrowed. Term B Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

                  (c) The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans (each such loan, a "Revolving Credit Loan") to the Borrower from time to time, on any Business Day during the Revolving Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Revolving Credit Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all Revolving L/C Obligations shall not exceed such Lender's Revolving Credit Commitment. Each Revolving Credit Lender agrees that an amount of its existing advances under the DHI Existing Revolvers as indicated opposite its name on Part A of Schedule 2.01 under the caption "Revolving Credit Commitment" shall be deemed to be Revolving Credit Loans for all purposes of the Loan Documents. Within the limits of each Lender's Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(c), prepay under Section 2.05, and reborrow under this
Section 2.01(c). Revolving Credit Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

                  (d) The Reallocated Facility Borrowings. Upon the occurrence of a Reallocation Event, the Administrative Agents shall notify each Revolving Credit Lender of such Reallocation Event, the related Reallocation Amount and each Revolving Credit Lender's Pro Rata Share of such Reallocation Amount. Each Revolving Credit Lender shall reallocate a portion of its Revolving Credit Commitment (and, if necessary, a portion of its Revolving Credit Loans) to the Reallocated Facility in an amount equal to its Pro Rata Share with respect to the Revolving Credit Facility at such time of the Reallocation Amount at such time and such amount (together with any other amount previously reallocated to the Reallocated Facility) shall be such

Lender's Reallocated Facility Commitment. In no event shall the aggregate amount of the Reallocated Lenders' Reallocated Facility Commitments exceed $200,000,000. Upon any such reallocation, each Revolving Credit Lender's Revolving Credit Commitment (and, if necessary, its Revolving Credit Loans) shall be reduced by the amount so reallocated. Any Revolving Credit Loan so converted shall be a Reallocated Facility Loan for all purposes hereof and any Revolving Letter of Credit so converted shall be a Reallocated Letter of Credit for all purposes hereof. Subject to the terms and conditions set forth herein, each Reallocated Facility Lender severally agrees to make loans (each such loan, a "Reallocated Facility Loan") to the Borrower from time to time, on any Business Day during the Reallocated Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Reallocated Facility Commitment; provided, however, that after giving effect to any Reallocated Facility Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments and (ii) the aggregate Outstanding Amount of the Reallocated Facility Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all Reallocated L/C Obligations shall not exceed such Lender's Reallocated Facility Commitment. Within the limits of each Lender's Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(d), prepay under Section 2.05, and reborrow under this Section 2.01(d). Reallocated Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

                  2.02. Borrowings, Conversions and Continuations of Loans.

                  (a) Each Term Borrowing, each Revolving Credit Borrowing, each Reallocated Facility Borrowing, each conversion of Term Loans, Revolving Credit Loans or Reallocated Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower's irrevocable notice to the Payment Agent, which may be given by telephone. Each such notice must be received by the Payment Agent not later than 11:00 a.m. (eastern time) (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans and (ii) on the requested date of any Borrowing of Base Rate Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Payment Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower; provided that upon request by the Payment Agent, such confirmation shall be received prior to the date of the related Borrowing (but shall not be required to be received prior to the date referenced in the previous sentence had the request not been made by telephone). Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $10,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Term Borrowing, a Revolving Credit Borrowing, a Reallocated Facility Borrowing, a conversion of Term Loans, Revolving Credit Loans or Reallocated Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Term Loans, Revolving Credit Loans or Reallocated Facility Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans, Revolving Credit Loans or Reallocated Facility Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

                  (b) Following receipt of a Committed Loan Notice, the Payment Agent shall promptly notify each Appropriate Lender of the amount of its Pro Rata Share of the applicable Term Loans, Revolving Credit Loans or Reallocated Facility Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Payment Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(a). In the case of a Term Borrowing, a Revolving Credit Borrowing or a Reallocated Facility Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Payment Agent in immediately available funds at the Payment Agent's Office not later than 1:00 p.m. (eastern time) on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 or 4.03 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Payment Agent shall make all funds so received available to the Borrower in like funds as received by the Payment Agent either by (i) crediting the account of the Borrower on the books of Citibank with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Payment Agent by the Borrower.

                  (c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of an Event of Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

                  (d) The Payment Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. The determination of the Eurodollar Rate by the Payment Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Payment Agent shall notify the Borrower and the Lenders of any change in the Payment Agent's prime rate used in determining the Base Rate promptly following the public announcement of such change.

                  (e) After giving effect to all Term Borrowings, all Revolving Credit Borrowings, all Reallocated Facility Borrowings, all conversions of Term Loans, Revolving Credit Loans or Reallocated Facility Loans from one Type to the other, and all continuations of Term Loans, Revolving Credit Loans or Reallocated Facility Loans as the same Type, there shall not be more than ten Interest Periods in effect.

                  (f) The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan

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

on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

                  (g) Anything in this Section 2.02 to the contrary notwithstanding, the Borrower may not select Eurodollar Rate for the initial Credit Extension hereunder.

                  2.03. Revolving Letters of Credit.

                  (a)   The Revolving Letter of Credit Sublimit.

                  (i)   Subject to the terms and conditions set forth herein,
         (A) the L/C Issuer agrees, in reliance upon the agreements of the other Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Revolving Letters of Credit for the account of the Borrower (it being understood and agreed that subject to the other terms herein, the Borrower may obtain for its account Revolving Letters of Credit on behalf of the Parent Guarantor or any of its Affiliates), and to amend or renew Revolving Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drafts under the Revolving Letters of Credit; and (B) the Revolving Credit Lenders severally agree to participate in Revolving Letters of Credit issued for the account of the Borrower; provided that the L/C Issuer shall not be obligated to make any Revolving L/C Credit Extension with respect to any Revolving Letter of Credit, and no Revolving Credit Lender shall be obligated to participate in any Revolving Letter of Credit if as of the date of such Revolving L/C Credit Extension, (x) the Total Outstandings would exceed the Aggregate Commitments, (y) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all Revolving L/C Obligations would exceed such Lender's Revolving Credit Commitment, or (z) the Outstanding Amount of the Revolving L/C Obligations would exceed the Revolving Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Revolving Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Revolving Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be Revolving Letters of Credit and shall be subject to and governed by the terms and conditions hereof.

                  (ii) The L/C Issuer shall be under no obligation to issue any Revolving Letter of Credit if:

                        (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Revolving Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Revolving Letter of Credit in particular or shall impose upon the L/C

                  Issuer with respect to such Revolving Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

                        (B) the expiry date of such requested Revolving Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving Credit Lenders have approved such expiry date and have agreed to extend their obligations under Section 2.03(c) with respect to such Revolving Letter of Credit; or

                        (C) the issuance of such Revolving Letter of Credit would violate one or more generally applicable policies of the L/C Issuer;

                  (iii) The L/C Issuer shall be under no obligation to amend any Revolving Letter of Credit in any way (whether or not such amendment increases the amount of the applicable Letter of Credit) (A) at any time on or after the Maturity Date, or (B) if the beneficiary of such Revolving Letter of Credit does not accept the proposed amendment to such Revolving Letter of Credit. In addition, and without limiting the terms of the first sentence of this Section 2.03(a)(iii), the L/C Issuer shall be under no obligation to amend any Revolving Letter of Credit to increase the amount thereof if the L/C Issuer would have no obligation at such time to issue such Revolving Letter of Credit in its amended form under the terms hereof by reason of the provisions of
         Section 2.03(a)(i), Section 2.03(a)(ii), Section 4.02 or otherwise.

                  (b) Procedures for Issuance and Amendment of Revolving Letters of Credit; Auto-Renewal Letters of Credit.

                  (i) Each Revolving Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Payment Agent) in the form of a Letter of Credit Application. Such Letter of Credit Application must be received by the L/C Issuer and the Payment Agent not later than 11:00 a.m. (eastern time) at least two Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Revolving Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer:
         (A) the proposed issuance date of the requested Revolving Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the currency (which may be Dollars, Canadian Dollars, Pounds Sterling or Euros); (E) the name and address of the beneficiary thereof; (F) the account party or parties thereof; (G) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (H) the transactions or obligations to be supported thereby. In the case of a request for an amendment of any outstanding Revolving Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer (A) the Revolving Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters consistent with the items set forth in clauses (A)-(H) in the preceding sentence as the L/C Issuer may reasonably require.

                  (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Payment Agent (by telephone or in writing) that the Payment Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Payment Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Payment Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Revolving Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Revolving Letter of Credit. The L/C Issuer shall not be obligated to make any independent determination as to whether the requested issuance or amendment is permitted in accordance with the terms hereof, and, unless and until the L/C Issuer receives such confirmation from the Payment Agent, the L/C Issuer shall have no obligation to issue the requested Revolving Letter of Credit.

                  (iii) If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue an Auto-Renewal Letter of Credit. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Borrower and the Revolving Credit Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the renewal of such Revolving Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that (A) the L/C Issuer may give a notice of non-renewal and thereby prevent the renewal of an Auto-Renewal Letter of Credit if the L/C Issuer has determined at any time within 30 calendar days prior to the Nonrenewal Notice Date of such Auto-Renewal Letter of Credit that it would have no obligation at such time to issue such Revolving Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.03(a)(i), Section 2.03(a)(ii), Section 2.03(a)(iii) or otherwise), and (B) the L/C Issuer shall not permit any such renewal if it has received notice (which may be by telephone, if immediately confirmed in writing, or in writing) on or before the day that is ten days before the Nonrenewal Notice Date from the Payment Agent or the Borrower that one or more of the applicable conditions specified in Section 2.03(a)(i) is not then satisfied.

                  (iv) Promptly after its delivery of any Revolving Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Payment Agent a true and complete copy of such Revolving Letter of Credit or amendment.

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

                  (c)   Drawings and Reimbursements; Funding of Participations.

                  (i) Upon receipt from the beneficiary of any Revolving Letter of Credit of any notice of a drawing under such Revolving Letter of Credit, the L/C Issuer shall promptly notify the Borrower and the Payment Agent thereof (which may be telephonic, promptly confirmed by telecopy). Not later than 12:00 p.m. (eastern time) on an Honor Date, the Borrower may reimburse the L/C Issuer through the Payment Agent in an amount equal to the Dollar Equivalent of such drawing. If the Borrower does not so reimburse the L/C Issuer on the date necessary to settle the obligations of the L/C Issuer under any draft drawn or demand made under a Revolving Letter of Credit issued for its L/C account, the Payment Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the Dollar Equivalent of the unreimbursed drawing (the "Unreimbursed Revolving Amount"), and the amount of such Revolving Credit Lender's Pro Rata Share thereof. In such event, the Unreimbursed Revolving Amount shall automatically be converted (unless the Borrower is in Default under Section 8.01(f) or (g)) to a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Dollar Equivalent of the Unreimbursed Revolving Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans and without regard to whether the conditions in Section 4.02 are then satisfied. Any notice given by the L/C Issuer or the Payment Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                  (ii) Each Revolving Credit Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Payment Agent for the account of the L/C Issuer at the Payment Agent's Office in an amount equal to its Pro Rata Share of the Unreimbursed Revolving Amount not later than 1:00 p.m. (eastern time) on the Business Day specified in such notice by the Payment Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Payment Agent shall remit the funds so received to the L/C Issuer.

                  (iii) Such Base Rate Loan shall be made as of the date of such settlement of such Revolving Letter of Credit. The proceeds of such Base Rate Loan shall be paid by the Lenders to the Payment Agent for payment to the L/C Issuer of such Revolving Letter of Credit (and the Payment Agent shall promptly pay such proceeds to such L/C Issuer) to reimburse the L/C Issuer of such Revolving Letter of credit for each Lender's Percentage of the Dollar Equivalent of the amount actually disbursed by the L/C Issuer of such Revolving Letter of Credit pursuant to such draft or demand. In the event that the L/C Issuer of a Revolving Letter of Credit makes the Draw Amount available to the beneficiary of such Revolving Letter of Credit and the Dollar Equivalent of such amount made available by the Lenders to the Payment Agent for payment to the L/C Issuer is not sufficient to enable the L/C Issuer to obtain Alternative Currency equal to the entire Draw Amount, the Borrower shall pay the Payment Agent on demand for the benefit of such L/C Issuer an amount equal to the Dollar Equivalent required to enable the L/C Issuer to obtain Alternative Currency equal to the Draw Amount, but any shortfall shall be immediately converted to an additional Revolving Credit Borrowing of Base Rate Loans made by the Lenders to the Borrower to the extent the Borrower does not immediately make such payment, and the L/C Issuer shall be reimbursed therefrom. With respect to any Unreimbursed Revolving Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the Borrower is in Default under
         Section 8.01(f) or (g) or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer a Revolving L/C Borrowing in the amount of the Unreimbursed Revolving Amount that is not so refinanced, which Revolving L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Credit Lender's payment to the Payment Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such Revolving L/C Borrowing and shall constitute a Revolving L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

              (iv) Until each Revolving Credit Lender funds its Revolving Credit Loan or Revolving L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.

              (v) Each Revolving Credit Lender's obligation to make Revolving Credit Loans or Revolving L/C Advances to reimburse the L/C Issuer for amounts drawn under Revolving Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or
         (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender's obligation to make Revolving Credit Loans (but not its obligation to make Revolving L/C Advances) pursuant to this Section 2.03(c) is subject to the Borrower not being in Default under Section 8.01(f) or (g). No such making of a Revolving L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Revolving Letter of Credit, together with interest as provided herein.

              (vi) If any Revolving Credit Lender fails to make available to the Payment Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this
         Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Payment Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect for the first three days and, thereafter, at a rate of interest equal to the Base Rate. A certificate of the L/C Issuer submitted to any Revolving Credit Lender (through the Payment Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

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

              (vii) If at any time a distribution is to be made by the Payment Agent to any Lender and such Lender has failed to make available to the Payment Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this
         Section 2.03(c), the Payment Agent shall pay such distribution to the L/C Issuer, to the extent of such unpaid amount together with any interest thereon accrued pursuant to Section 2.03(c)(vi).

              (d)   Repayment of Participations.

              (i) At any time after the L/C Issuer has made a payment under any Revolving Letter of Credit and has received from any Revolving Credit Lender such Lender's Revolving L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Payment Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Revolving Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Payment Agent), the Payment Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's Revolving L/C Advance was outstanding) in the same funds as those received by the Payment Agent.

              (ii) If any payment received by the Payment Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.06 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Payment Agent for the account of the L/C Issuer its Pro Rata Share thereof on demand of the Payment Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect for the first three days and, thereafter, at a rate of interest equal to the Base Rate.

              (e) Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Revolving Letter of Credit and (without duplication) to repay each Revolving L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

              (i) any lack of validity or enforceability of such Revolving Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

              (ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Revolving Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Revolving Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

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

              (iii) any draft, demand, certificate or other document presented under such Revolving Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Revolving Letter of Credit;

              (iv) any payment by the L/C Issuer under such Revolving Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Revolving Letter of Credit; or any payment made by the L/C Issuer under such Revolving Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Revolving Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

              (v) any exchange, release or nonperfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations of the Borrower in respect of such Revolving Letter of Credit; or

              (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower, except as otherwise provided in clause (f) of this
         Section 2.03.

              The Borrower shall promptly examine a copy of each Revolving Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

              (f) Role of L/C Issuer. Each Revolving Credit Lender and the Borrower agree that, in paying any drawing under a Revolving Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Revolving Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Revolving Credit Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Revolving Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Revolving Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer's willful misconduct or gross negligence or the L/C Issuer's willful failure to pay under any Revolving Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Revolving Letter of Credit AND THE PARENT GUARANTOR AND THE BORROWER FOR THEMSELVES AND THEIR SUBSIDIARIES, HEREBY WAIVES AND RELINQUISHES ANY AND ALL CLAIMS IT MAY HAVE FOR INCIDENTAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES AND FOR DIRECT DAMAGES RESULTING FROM NEGLIGENCE BY THE L/C ISSUER WHICH DOES NOT RISE TO THE LEVEL OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Revolving Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

              (g) Cash Collateral. Upon the request of the Payment Agent or the L/C Issuer to the Borrower, if, as of the Letter of Credit Expiration Date, any Revolving Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize the then Outstanding Amount of all Revolving L/C Obligations (in an amount equal to such Outstanding Amount determined as of the Letter of Credit Expiration
Date). The Borrower hereby grants to the Collateral Agent, for the benefit of the L/C Issuer and the Revolving Credit Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in a Cash Collateral Account. If at any time the Collateral Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Collateral Agent or that the total amount of such funds is less than the aggregate Outstanding Amount of all Revolving L/C Obligations that are required to be Cash Collateralized at such time, the Borrower will, forthwith upon demand by the Collateral Agent, pay to the Collateral Agent, as additional funds to be deposited and held in such Cash Collateral Account, an amount equal to the excess of (a) such aggregate Outstanding Amount over (b) the total amount of funds, if any, then held as Cash Collateral that the Collateral Agent determines to be free and clear of any such right and claim. Upon the drawing of any Revolving Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable law, to reimburse the L/C Issuer. So long as no Event of Default shall have occurred and be continuing, upon payment, expiration or termination of a Letter of Credit that was Cash Collateralized, applicable amounts on deposit in Cash Collateral Accounts shall be promptly returned to the Borrower.

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

              (h) Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Revolving Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each commercial Letter of Credit, and to the extent not inconsistent with the above referred rules, the laws of the State of New York.

              (i) Letter of Credit Fees. The Borrower shall pay to the Payment Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share a Letter of Credit fee for each Revolving Letter of Credit equal to the Applicable Rate per annum for Eurodollar Rate Loans times the daily maximum amount available to be drawn under such Revolving Letter of Credit provided, however, that for purposes of this Section 2.03(i), the Dollar Equivalent of each Revolving Letter of Credit in an Alternative Currency will be deemed to be, on any day (i) during the month the Revolving Letter of Credit was issued or renewed, the Dollar Equivalent on the date of issuance or renewal of such Revolving Letter of Credit or (ii) in any month subsequent to the month of issuance or renewal, the Dollar Equivalent on the first Business Day of such subsequent month, in each case from and including the date issued to and including the date of its expiration or earlier termination. Such letter of credit fees shall be computed on a monthly basis in arrears. Such letter of credit fees shall be due and payable on the 5th Business Day following receipt by the Borrower of an invoice for such Letter of Credit fees owing with respect to the prior calendar month commencing with the first such date to occur after the issuance of such Letter of Credit.

              (j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower hereby agrees to pay to the L/C Issuer solely for its benefit, (i) in the case of Revolving Letters of Credit that are standby Letters of Credit a Letter of Credit fronting fee of 15.0 basis points per annum (calculated for the actual number of days elapsed on the basis of a year consisting of 365, or when appropriate 366, days) on the daily average available amount under each such Revolving Letter of Credit issued, increased or extended by the L/C Issuer from and including the date issued, increased or extended to and including the date of its expiration or earlier termination, (ii) in the case of Revolving Letters of Credit that are commercial Letters of Credit a Letter of Credit fronting fee of 15.0 basis points per annum (calculated for the actual number of days elapsed on the basis of a year consisting of 365, or when appropriate 366, days) on the daily average available amount under each such Revolving Letter of Credit issued, increased or extended by the L/C Issuer from and including the date issued, increased or extended to and including the date of its expiration or earlier termination, and (iii) a fee for each issuance, amendment or renewal of, and for each negotiation of a draft drawn under, a Revolving Letter of Credit issued, increased or extended by such L/C Issuer in the amount customarily charged by such Issuer from time to time or such other amount that may be agreed to in writing from time to time by the L/C Issuer and the Borrower provided, however, that for purposes of this Section 2.03, the Dollar Equivalent of each Revolving Letter of Credit in an Alternative Currency will be deemed to be, on any day (i) during the month the Revolving Letter of Credit

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was issued or renewed, the Dollar Equivalent on the date of issuance or renewal of such Revolving Letter of Credit or (ii) in any month subsequent to the month of issuance or renewal, the Dollar Equivalent on the first Business Day of such subsequent month, in each case from and including the date issued to and including the date of its expiration or earlier termination. The Borrower shall pay to the Payment Agent on the 5th Business Day following receipt by the Borrower of an invoice for such fees owing with respect to the prior calendar month, the Letter of Credit fronting fee due with respect to each outstanding Revolving Letter of Credit in respect of each Revolving Letter of Credit outstanding commencing on the first such date to occur after such Revolving Letter of Credit is issued, increased or extended and on the Maturity Date in respect of the Revolving Credit Facility. The Payment Agent shall promptly remit to the L/C Issuer any Letter of Credit fronting fee due to the L/C Issuer after the Payment Agent's receipt of such fee.

              (k)   Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

              2.04. Reallocated Letters of Credit.

              (a)   The Reallocated Letter of Credit Sublimit.

              (i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the other Reallocated Facility Lenders set forth in this Section 2.04, (1) from time to time on any Business Day during the Reallocated Availability Period, to issue Reallocated Letters of Credit for the account of the Borrower (it being understood and agreed that subject to the other terms herein, the Borrower may obtain for its account Reallocated Letters of Credit on behalf of the Parent Guarantor or any of its Affiliates), and to amend or renew Reallocated Letters of Credit previously issued by it, in accordance with Section 2.04(b), and (2) to honor drafts under the Reallocated Letters of Credit; and (B) the Reallocated Facility Lenders severally agree to participate in Reallocated Letters of Credit issued for the account of the Borrower; provided that the L/C Issuer shall not be obligated to make any Reallocated L/C Credit Extension with respect to any Reallocated Letter of Credit, and no Reallocated Facility Lender shall be obligated to participate in any Reallocated Letter of Credit if as of the date of such Reallocated L/C Credit Extension, (x) the Total Outstandings would exceed the Aggregate Commitments, (y) the aggregate Outstanding Amount of the Reallocated Facility Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all Reallocated L/C Obligations would exceed such Lender's Reallocated Facility Commitment, or (z) the Outstanding Amount of the Reallocated L/C Obligations would exceed the Reallocated Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Reallocated Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Reallocated Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

              (ii) The L/C Issuer shall be under no obligation to issue any Reallocated Letter of Credit if:

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                (A)  any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Reallocated Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Reallocated Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Reallocated Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

                (B) the expiry date of such requested Reallocated Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Reallocated Lenders have approved such expiry date and have agreed to extend their obligations under Section 2.04(c) with respect to such Reallocated Letter of Credit; or

                (C) the issuance of such Reallocated Letter of Credit would violate one or more generally applicable policies of the L/C Issuer.

         (iii) The L/C Issuer shall be under no obligation to amend any Reallocated Letter of Credit in any way (whether or not such amendment increases the amount of the applicable Letter of Credit ) (A) at any time on or after the Maturity Date, or (B) if the beneficiary of such Reallocated Letter of Credit does not accept the proposed amendment to such Reallocated Letter of Credit. In addition, and without limiting the terms of the first sentence of this Section 2.04(a)(iii), the L/C Issuer shall be under no obligation to amend any Reallocated Letter of Credit to increase the amount thereof if the L/C Issuer would have no obligation at such time to issue such Reallocated Letter of Credit in its amended form under the terms hereof by reason of the provisions of Section 2.04(a)(i), Section 2.04(a)(ii),
    Section 4.02 or otherwise.

         (b) Procedures for Issuance and Amendment of Reallocated Letters of Credit; Auto-Renewal Letters of Credit.

         (i) Each Reallocated Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Payment Agent) in the form of a Letter of Credit Application. Such Letter of Credit Application must be received by the L/C Issuer and the Payment Agent not later than 11:00 a.m. (eastern time) at least two Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Reallocated Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Reallocated Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the currency (which may

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         be Dollars, Canadian Dollars, Pounds, Sterling or Euros); (E) the name and address of the beneficiary thereof; (F) the account party or parties thereof; (G) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (H) the transactions or obligations to be supported thereby. In the case of a request for an amendment of any outstanding Reallocated Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer (A) the Reallocated Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters consistent with the items set forth in clauses (A)-(H) in the preceding sentence as the L/C Issuer may reasonably require.

                (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Payment Agent (by telephone or in writing) that the Payment Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Payment Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Payment Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Reallocated Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Reallocated Facility Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Reallocated Letter of Credit. The L/C Issuer shall not be obligated to make any independent determination as to whether the requested issuance or amendment is permitted in accordance with the terms hereof and, unless and until the L/C Issuer receives such confirmation from the Payment Agent, the L/C Issuer shall have no obligation to issue the requested Reallocated Letter of Credit.

                (iii) If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue an Auto-Renewal Letter of Credit. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Borrower and the Reallocated Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the renewal of such Reallocated Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that (A) the L/C Issuer may give a notice of non-renewal and thereby prevent the renewal of an Auto-Renewal Letter of Credit if the L/C Issuer has determined at any time within 30 calendar days prior to the Nonrenewal Notice Date of such Auto-Renewal Letter of Credit that it would have no obligation at such time to issue such Reallocated Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.04(a)(i), Section 2.04(a)(ii), Section 2.04(a)(iii) or otherwise), and (B) the L/C Issuer shall not permit any such renewal if it has received notice (which may be by telephone, if immediately confirmed in writing, or in writing) on or before the day that is ten days

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         before the Nonrenewal Notice Date from the Payment Agent or the
         Borrower that one or more of the applicable conditions specified in
         Section 2.04(a)(i) is not then satisfied.

                (iv) Promptly after its delivery of any Reallocated Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Payment Agent a true and complete copy of such Reallocated Letter of Credit or amendment.

                (c)   Drawings and Reimbursements; Funding of Participations.

                (i) Upon receipt from the beneficiary of any Reallocated Letter of Credit of any notice of a drawing under such Reallocated Letter of Credit, the L/C Issuer shall promptly notify the Borrower and the Payment Agent thereof (which may be telephonic, promptly confirmed by telecopy). Not later than 12:00 p.m. (eastern time) on an Honor Date, the Borrower may reimburse the L/C Issuer through the Payment Agent in an amount equal to the Dollar Equivalent of such drawing. If the Borrower does not so reimburse the L/C Issuer on the date necessary to settle the obligations of the L/C Issuer under any draft drawn or demand made under a Reallocated Letter of Credit issued for its L/C account, the Payment Agent shall promptly notify each Reallocated Facility Lender of the Honor Date, the Dollar Equivalent of the unreimbursed drawing (the "Unreimbursed Reallocated Amount"), and the amount of such Reallocated Facility Lender's Pro Rata Share thereof. In such event, the Unreimbursed Reallocated Amount shall automatically be converted (unless the Borrower is in Default under Section 8.01(f) or (g)) to a Reallocated Facility Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Dollar Equivalent of the Unreimbursed Reallocated Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans and without regard to whether the conditions in Section
         4.02 are then satisfied. Any notice given by the L/C Issuer or the Payment Agent pursuant to this Section 2.04(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                (ii) Each Reallocated Facility Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.04(c)(i) make funds available to the Payment Agent for the account of the L/C Issuer at the Payment Agent's Office in an amount equal to its Pro Rata Share of the Unreimbursed Reallocated Amount not later than 1:00 p.m. (eastern time) on the Business Day specified in such notice by the Payment Agent, whereupon, subject to the provisions of Section 2.04(c)(iii), each Reallocated Facility Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Payment Agent shall remit the funds so received to the L/C Issuer.

                (iii) Such Base Rate Loan shall be made as of the date of such settlement of such Reallocated Letter of Credit. The proceeds of such Base Rate Loan shall be paid by the Lenders to the Payment Agent for payment to the L/C Issuer of such Reallocated Letter of Credit (and the Payment Agent shall promptly pay such proceeds to such L/C Issuer) to reimburse the L/C Issuer of such Reallocated Letter of Credit for each Lender's

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         Percentage of the Dollar Equivalent of the amount actually disbursed by the L/C Issuer of such Reallocated Letter of Credit pursuant to such draft or demand. In the event that the L/C Issuer of a Reallocated Letter of Credit makes the Draw Amount available to the beneficiary of such Reallocated Letter of Credit and the Dollar Equivalent of such amount made available by the Lenders to the Payment Agent for payment to the L/C Issuer is not sufficient to enable the L/C Issuer to obtain Alternative Currency equal to the entire Draw Amount, the Borrower shall pay the Payment Agent on demand for the benefit of such L/C
         Issuer an amount equal to the Dollar Equivalent required to enable the L/C Issuer to obtain Alternative Currency equal to the Draw Amount, but any shortfall shall be immediately converted to an additional Reallocated Facility Borrowing of Base Rate Loans made by the Lenders to the Borrower to the extent the Borrower does not immediately make such payment, and the L/C Issuer shall be reimbursed therefrom. With respect to any Unreimbursed Reallocated Amount that is not fully refinanced by a Reallocated Facility Borrowing of Base Rate Loans because the Borrower is in Default under Section 8.01(f) or (g) or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer a Reallocated L/C Borrowing in the amount of the Unreimbursed Reallocated Amount that is not so refinanced, which Reallocated L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Reallocated Facility Lender's payment to the Payment Agent for the account of the L/C Issuer pursuant to Section 2.04(c)(ii) shall be deemed payment in respect of its participation in such Reallocated L/C Borrowing and shall constitute a Reallocated L/C Advance from such Lender in satisfaction of its participation obligation under this
         Section 2.04.

               (iv) Until each Reallocated Facility Lender funds its Reallocated Facility Loan or Reallocated L/C Advance pursuant to this Section 2.04(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.

               (v) Each Reallocated Facility Lender's obligation to make Reallocated Facility Loans or Reallocated L/C Advances to reimburse the L/C Issuer for amounts drawn under Reallocated Letters of Credit, as contemplated by this Section 2.04(c), shall be absolute and unconditional and shall not be affected by any circumstance, including
         (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Reallocated Facility Lender's obligation to make Reallocated Facility Loans (but not its obligation to make Reallocated L/C Advances) pursuant to Section 2.04(c) is subject to the Borrower not being in Default under Section 8.01(f) or (g). No such making of a Reallocated L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Reallocated Letter of Credit, together with interest as provided herein.

               (vi) If any Reallocated Facility Lender fails to make available to the Payment Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in

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         Section 2.04(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Payment Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect for the first three days and, thereafter, at a rate of interest equal to the Base Rate. A certificate of the L/C Issuer submitted to any Reallocated Facility Lender (through the Payment Agent) with respect to any amounts owing under this Section 2.04(c)(vi) shall be conclusive absent manifest error.

               (vii) If at any time a distribution is to be made by the Payment Agent to any Lender and such Lender has failed to make available to the Payment Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this
         Section 2.04(c), the Payment Agent shall pay such distribution to the L/C Issuer, to the extent of such amount together with any interest accrued thereon pursuant to Section 2.04(c)(vi).

               (d)   Repayment of Participations.

               (i) At any time after the L/C Issuer has made a payment under any Reallocated Letter of Credit and has received from any Reallocated Facility Lender such Lender's Reallocated L/C Advance in respect of such payment in accordance with Section 2.04(c), if the Payment Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Reallocated Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Payment Agent), the Payment Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's Reallocated L/C Advance was outstanding) in the same funds as those received by the Payment Agent.

               (ii) If any payment received by the Payment Agent for the account of the L/C Issuer pursuant to Section 2.04(c)(i) is required to be returned under any of the circumstances described in Section 11.06 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Reallocated Facility Lender shall pay to the Payment Agent for the account of the L/C Issuer its Pro Rata Share thereof on demand of the Payment Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect for the first three days and, thereafter, at a rate of interest equal to the Base Rate.

               (e) Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Reallocated Letter of Credit and (without duplication) to repay each Reallocated L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

               (i) any lack of validity or enforceability of such Reallocated Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

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               (ii)  the existence of any claim, counterclaim, setoff, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Reallocated Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Reallocated Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

               (iii) any draft, demand, certificate or other document presented under such Reallocated Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Reallocated Letter of Credit;

               (iv) any payment by the L/C Issuer under such Reallocated Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Reallocated Letter of Credit; or any payment made by the L/C Issuer under such Reallocated Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Reallocated Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

               (v) any exchange, release or nonperfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations of the Borrower in respect of such Reallocated Letter of Credit; or

               (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower, except as otherwise provided in clause (f) of this
         Section 2.04.

The Borrower shall promptly examine a copy of each Reallocated Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

               (f) Role of L/C Issuer. Each Reallocated Facility Lender and the Borrower agree that, in paying any drawing under a Reallocated Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Reallocated Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Reallocated Lenders, as applicable; (ii) any action taken

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or omitted in the absence of gross negligence or willful misconduct; or (iii)
the due execution, effectiveness, validity or enforceability of any document or instrument related to any Reallocated Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Reallocated Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of
Section 2.04(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer's willful misconduct or gross negligence or the L/C Issuer's willful failure to pay under any Reallocated Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Reallocated Letter of Credit AND THE PARENT GUARANTOR AND THE BORROWER FOR THEMSELVES AND THEIR SUBSIDIARIES, HEREBY WAIVES AND RELINQUISHES ANY AND ALL CLAIMS IT MAY HAVE FOR INCIDENTAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES AND FOR DIRECT DAMAGES RESULTING FROM NEGLIGENCE BY THE L/C ISSUER WHICH DOES NOT RISE TO THE LEVEL OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Reallocated Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

         (g) Cash Collateral. Upon the request of the Payment Agent or the L/C Issuer to the Borrower, if, as of the Letter of Credit Expiration Date, any Reallocated Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize the then Outstanding Amount of all Reallocated L/C Obligations (in an amount equal to such Outstanding Amount determined as of the Letter of Credit Expiration Date). The Borrower hereby grants to the Collateral Agent, for the benefit of the L/C Issuer and the Reallocated Credit Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in a Cash Collateral Account. If at any time the Collateral Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Collateral Agent or that the total amount of such funds is less than the aggregate Outstanding Amount of all Reallocated L/C Obligations that are required to be Cash Collateralized at such time, the Borrower will, forthwith upon demand by the Collateral Agent, pay to the Collateral Agent, as additional funds to be deposited and held in such Cash Collateral Account, an amount equal to the excess of (a) such aggregate Outstanding Amount over (b) the total amount of funds, if any, then held as Cash Collateral that the Collateral Agent determines to be free and clear of any such right and claim. Upon the drawing of any Reallocated Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable

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law, to reimburse the L/C Issuer. So long as no Event of Default shall have occurred and be continuing, upon payment, expiration or termination of a Letter of Credit that was Cash Collateralized, applicable amounts on deposit in Cash Collateral Accounts shall be promptly returned to the Borrower.

               (h) Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Reallocated Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the ICC at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency
(euro)) shall apply to each commercial Letter of Credit, and to the extent not inconsistent with the above referred rules, the laws of the State of New York.

               (i) Letter of Credit Fees. The Borrower shall pay to the Payment Agent for the account of each Reallocated Credit Lender in accordance with its Pro Rata Share a Letter of Credit fee for each Reallocated Letter of Credit equal to the Applicable Rate per annum for Eurodollar Rate Loans times the daily maximum amount available to be drawn under such Reallocated Letter of Credit provided, however, that for purposes of this Section 2.04(i), the Dollar Equivalent of each Reallocated Letter of Credit in an Alternative Currency will be deemed to be, on any day (i) during the month the Reallocated Letter of Credit was issued or renewed, the Dollar Equivalent on the date of issuance or renewal of such Reallocated Letter of Credit or (ii) in any month subsequent to the month of issuance or renewal, the Dollar Equivalent on the first Business Day of such subsequent month, in each case from and including the date issued to and including the date of its expiration or earlier termination. Such letter of credit fees shall be computed on a monthly basis in arrears. Such letter of credit fees shall be due and payable on the 5th Business Day following receipt by the Borrower of an invoice for such Letter of Credit fees owing with respect to the prior calendar month commencing with the first such date to occur after the issuance of such Letter of Credit.

               (j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower hereby agrees to pay to the L/C Issuer solely for its benefit, (i) in the case of Reallocated Letters of Credit that are standby Letters of Credit a Letter of Credit fronting fee of 15.0 basis points per annum (calculated for the actual number of days elapsed on the basis of a year consisting of 365, or when appropriate 366, days) on the daily average available amount under each such Reallocated Letter of Credit issued, increased or extended by the L/C Issuer from and including the date issued, increased or extended to and including the date of its expiration or earlier termination,
(ii) in the case of Reallocated Letters of Credit that are commercial Letters of Credit a Letter of Credit fronting fee of 15.0 basis points per annum (calculated for the actual number of days elapsed on the basis of a year consisting of 365, or when appropriate 366, days) on the daily average available amount under each such Reallocated Letter of Credit issued, increased or extended by the L/C Issuer from and including the date issued, increased or extended to and including the date of its expiration or earlier termination, and
(iii) a fee for each issuance, amendment or renewal of, and for each negotiation of a draft drawn under, a Reallocated Letter of Credit issued, increased or extended by such L/C Issuer in

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the amount customarily charged by such L/C Issuer from time to time or such other amount that may be agreed to in writing from time to time by the L/C Issuer and the Borrower provided, however, that for purposes of this Section 2.04, the Dollar Equivalent of each Reallocated Letter of Credit in an Alternative Currency will be deemed to be, on any day (i) during the month the Letter of Credit was issued or renewed, the Dollar Equivalent on the date of issuance or renewal of such Reallocated Letter of Credit or (ii) in any month subsequent to the month of issuance or renewal, the Dollar Equivalent on the first Business Day of such subsequent month, in each case from and including the date issued to and including the date of its expiration or earlier termination. The Borrower shall pay to the Payment Agent on the 5th Business Day following receipt by the Borrower of an invoice for such fees owing with respect to the prior calendar month the Letter of Credit fronting fee due with respect to each outstanding Reallocated Letter of Credit in respect of each Reallocated Letter of Credit outstanding, commencing on the first such date to occur after such Reallocated Letter of Credit is issued, increased or extended and on the Maturity Date in respect of the Reallocated Facility. The Payment Agent shall promptly remit to the L/C Issuer any Letter of Credit fronting fee due to the L/C Issuer after the Payment Agent's receipt of such fee.

               (k) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

               2.05. Prepayments.

               (a) Optional. The Borrower may, upon notice to the Payment Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (1) such notice must be received by the Payment Agent not later than 11:00 a.m. (eastern time) on the date of prepayment of any Loans; (2) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (3) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Payment Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Each prepayment of the outstanding Loans pursuant to this Section 2.05(a) (other than a prepayment solely in respect of the Revolving Credit Facility or the Reallocated Facility) shall be applied ratably to each of the Facilities in respect of the Revolving Credit Facility (in the manner set forth in Section 2.05(b)(ix)) and in respect of the Reallocated Facility (in the manner set forth in Section 2.05(b)(x)) and to the Appropriate Lenders in respect of each Facility in accordance with their respective Pro Rata Shares. It is further agreed that all prepayments of the Revolving Credit Facility pursuant to this Section 2.05(a) shall be first applied to that portion of the Revolving Credit Facility which is not secured by the Principal Property.

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               (b)   Mandatory. (i) If the Parent Guarantor or any of its
Subsidiaries Disposes of any property or assets (other than any Disposition of any property or assets permitted by Section 7.05 (other than Section 7.05(h) thereof)) not in the ordinary course of business which in the aggregate results in the realization by the Parent Guarantor or such Subsidiary of Net Cash Proceeds (determined as of the date of such Disposition, whether or not such Net Cash Proceeds are then received by the Parent Guarantor or such Subsidiary), the Borrower shall prepay an aggregate principal amount of Loans equal to the Lenders' Portion of 100% of all Net Cash Proceeds received therefrom within five
(5) Business Days after receipt thereof by the Borrower or such Subsidiary. Each prepayment of Loans pursuant to this Section 2.05(b)(i) arising from the Disposition of Term B Collateral shall be applied, first, to the Term B Facility and, second, ratably to the Term A Facility, the Revolving Credit Facility (in the manner set forth in Section 2.05(b)(ix)) and the Reallocated Facility (in the manner set forth in Section 2.05(b)(x)). Each prepayment of Loans pursuant to this Section 2.05(b)(i) arising from the Disposition of any other Collateral shall be applied, first, ratably to the Term A Facility, the Revolving Credit Facility (in the manner set forth in Section 2.05(b)(ix)) and the Reallocated Facility (in the manner set forth in Section 2.05 (b)(x)) and second, to the Term B Facility.

               (ii) Subject to the provisions of Section 2.05(d), upon the sale by the Parent Guarantor or any of its Subsidiaries of any of its capital stock or other Equity Interests, the Borrower shall prepay an aggregate principal amount of Loans equal to 50% of all Net Cash Proceeds received therefrom within five (5) Business Days after receipt thereof by the Parent Guarantor or such Subsidiary. Each prepayment of Loans pursuant to this Section 2.05(b)(ii) arising from a sale by any Person of any of its capital stock or other Equity Interests (other than Illinova and its Subsidiaries) shall be applied, first, ratably to the Term A Facility, the Revolving Credit Facility (in the manner set forth in Section 2.05(b)(ix)) and the Reallocated Facility (in the manner set forth in Section 2.05(b)(x)) and second, to the Term B Facility. Each prepayment of Loans pursuant to this Section 2.05(b)(ii) arising from a sale of any of its capital stock or other Equity Interests by Illinova or its Subsidiaries shall be applied, first, to the Term B Facility and second, ratably to the Term A Facility, the Revolving Credit Facility (in the manner set forth in Section 2.05(b)(ix)) and the Reallocated Facility (in the manner set forth in Section 2.05(b)(x)).

               (iii) Subject to the provisions of Section 2.05(d), upon the incurrence or issuance by the Parent Guarantor or any of its Subsidiaries of any Indebtedness (other than Indebtedness expressly permitted to be incurred or issued pursuant to Section 7.03(a) or (b) (other than any Subordinated Indebtedness), the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received therefrom within five (5) Business Days after receipt thereof by the Parent Guarantor or such Subsidiary. Each prepayment of Loans pursuant to this Section 2.05(b)(iii) arising from an incurrence or issuance by any Person of any Indebtedness (other than Illinova and its Subsidiaries) shall be applied, first, ratably to the Term A Facility, the Revolving Credit Facility (in the manner set forth in Section 2.05(b)(ix)) and the Reallocated Facility (in the manner set forth in Section 2.05(b)(x)) and second, to the Term B Facility. Each prepayment of Loans pursuant to this
Section 2.05(b)(iii) arising from an incurrence or issuance by Illinova or its Subsidiaries of any Indebtedness shall be applied, first, to the Term B Facility and second, ratably to the Term A Facility, the Revolving Credit Facility (in the manner set forth in Section 2.05(b)(ix)) and the Reallocated Facility (in the manner set forth in Section 2.05(b)(x)).

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               (iv)   Subject to the provisions of Section 2.05(d), upon the
incurrence or issuance by the Parent Guarantor or any of its Subsidiaries of any Subordinated Indebtedness, the Borrower shall prepay an aggregate principal amount of Loans equal to 50% of all Net Cash Proceeds received therefrom within five (5) Business Days after receipt thereof by the Parent or such Subsidiary. Each prepayment of Loans pursuant to this Section 2.05(b)(iv) arising from an incurrence or issuance by any Person (other than Illinova and its Subsidiaries) shall be applied, first, ratably to the Term A Facility, the Revolving Credit Facility (in the manner set forth in Section 2.05(b)(ix)) and the Reallocated Facility (in the manner set forth in Section 2.05(b)(x)), and second, to the Term B Facility. Each prepayment of Loans pursuant to this Section 2.05(b)(iv) arising from an incurrence or issuance by Illinova or its Subsidiaries shall be applied, first, to the Term B Facility and second, ratably to the Term A Facility, the Revolving Credit Facility (in the manner set forth in Section 2.05(b)(ix)) and the Reallocated Facility (in the manner set forth in Section 2.05(b)(x)).

               (v) Upon the receipt by the Parent Guarantor or any of its Subsidiaries of an Extraordinary Receipt and not otherwise included in clause
(i), (ii), (iii) or (iv) of this Section 2.05(b) arising out of an Extraordinary Receipt by any Person, the Borrower shall prepay an aggregate principal amount of Loans equal to 50% of all Net Cash Proceeds received therefrom within fifteen
(15) Business Days after receipt thereof by the Borrower or such Subsidiary. Each prepayment of Loans pursuant to this Section 2.05(b)(v) arising from an Extraordinary Receipt of the Parent Guarantor or any of its Subsidiaries (other than Illinova and its Subsidiaries) shall be applied, first, ratably to the Term A Facility, the Revolving Credit Facility (in the manner set forth in Section 2.05(b)(ix)) and the Reallocated Facility (in the manner set forth in Section 2.05(b)(x)) and second, to the Term B Facility. Each prepayment of Loans pursuant to this Section 2.05(b)(v) arising from an Extraordinary Receipt of Illinova or its Subsidiaries shall be applied, first, to the Term B Facility and second, ratably to the Term A Facility, the Revolving Credit Facility (in the manner set forth in Section 2.05(b)(ix)) and the Reallocated Facility (in the manner set forth in Section 2.05(b)(x)).

               (vi) Upon the making of any Cash Distribution by the Parent Guarantor or any of its Subsidiaries to any holder of Equity Interests in the Parent Guarantor (other than any Cash Distribution expressly permitted by the terms of this Agreement (including, without limitation, Section 7.06(c)), the Borrower shall immediately prepay in full the Facilities and Cash Collateralize in full the Revolving L/C Obligations and the Reallocated L/C Obligations.

               (vii) If for any reason the aggregate Outstanding Amount of all Revolving Credit Loans and Revolving L/C Obligations at any time exceeds the aggregate Revolving Credit Commitments then in effect, the Borrower shall immediately prepay Revolving Credit Loans and/or Cash Collateralize the Revolving L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the Revolving L/C Obligations pursuant to this Section 2.05(b)(vii) unless after the prepayment in full of the Revolving Credit Loans the aggregate Outstanding Amount of all Revolving Credit Loans exceeds the aggregate Revolving Credit Commitments then in effect.

               (viii) If for any reason the aggregate Outstanding Amount of all Reallocated Loans and Reallocated L/C Obligations at any time exceeds the aggregate Reallocated Facility Commitments then in effect, the Borrower shall immediately prepay Reallocated Loans and/or

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

Cash Collateralize the Reallocated L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the Reallocated L/C Obligations pursuant to this Section 2.05(b)(viii) unless after the prepayment in full of the Reallocated Loans the aggregate Outstanding Amount of all Reallocated Loans exceed the aggregate Reallocated Facility Commitments then in effect.

               (ix) Prepayments of the Revolving Credit Facility made pursuant to Section 2.05(a) (other than a prepayment solely in respect of the Revolving Credit Facility) or clause (i), (ii), (iii), (iv), (v) or (vii) of this Section 2.05(b), first, shall be applied to prepay Revolving L/C Borrowings outstanding at such time until all such Revolving L/C Borrowings are paid in full, second, shall be applied to prepay Revolving Credit Loans outstanding at such time until all such Revolving Credit Loans are paid in full and, third, shall be used to Cash Collateralize the Revolving L/C Obligations; and, in the case of prepayments of the Revolving Credit Facility required pursuant to Section 2.05(a) (other than a prepayment solely in respect of the Revolving Credit Facility) or clause (i), (ii), (iii), (iv) or (v) of this Section 2.05(b), the amount remaining, if any, after the prepayment in full of all Revolving Credit Loans and Revolving L/C Borrowings outstanding at such time and the Revolving L/C Obligations have been Cash Collateralized in full (the sum of such prepayment amounts, cash collateralization amounts and remaining amount being, collectively, the "Revolving Reduction Amount") may be retained by the Borrower for use in the ordinary course of its business, and the Revolving Credit Facility shall be automatically and permanently reduced as set forth in Section 2.06(b)(iii); provided, that in lieu of permanently reducing the Revolving Credit Facility in connection with a required prepayment under Section 2.05(a) or (b), the Borrower may Cash Collateralize the Revolving Credit Facility in an amount equal to the applicable Revolving Reduction Amount. Upon the drawing of any Revolving Letter of Credit which has been Cash Collateralized, such funds shall be applied (without any further action by or notice to or from the Borrower or any other Loan Party) to reimburse the L/C Issuer or the Revolving Credit Lenders, as applicable. It is further agreed that all prepayments of the Revolving Credit Facility pursuant to this Section 2.05(b) shall be first applied to that portion of the Revolving Credit Facility which is not secured by the Principal Property. For so long as no Event of Default has occurred and is continuing, Cash Collateral shall be released to the Borrower (i) upon the termination of any such Letter of Credit or the expiration of any such Letter of Credit, in an amount equal to the Cash Collateral pledged in respect of such Revolving Letter of Credit or (ii) upon the permanent reduction of the Revolving Credit Commitments, in an amount equal to the Cash Collateral pledged in respect of such Revolving Credit Commitments.

               (x)    Prepayments of the Reallocated Facility made pursuant to
Section 2.05(a) (other than a prepayment solely in respect of the Revolving Credit Facility or the Reallocated Facility) or clause (i), (ii), (iii), (iv),
(v) or (viii) of this Section 2.05(b), first, shall be applied to prepay Reallocated L/C Borrowings outstanding at such time until all such Reallocated L/C Borrowings are paid in full, second, shall be applied to prepay Reallocated Loans outstanding at such time until all such Reallocated Loans are paid in full and, third, shall be used to Cash Collateralize the Reallocated L/C Obligations and, in the case of prepayments of the Reallocated Facility required pursuant to
Section 2.05(a) (other than a prepayment solely in respect of the Revolving Credit Facility or the Reallocated Facility) or clause (i), (ii), (iii), (iv) or
(v) of this Section 2.05(b), the amount remaining, if any, after the prepayment in full of all Reallocated Loans and Reallocated L/C Borrowings outstanding at such time and the Reallocated L/C

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Obligations have been Cash Collateralized in full (the sum of such prepayment amounts, cash collateralization amounts and remaining amount being, collectively, the "Reallocation Reduction Amount") may be retained by the Borrower for use in the ordinary course of its business, and the Reallocated Facility shall be automatically and permanently reduced as set forth in Section 2.06(b)(iv); provided, that in lieu of permanently reducing the Reallocated Facility in connection with a required prepayment under Section 2.05(a) or (b), the Borrower may Cash Collateralize the Reallocated Facility in an amount equal to the applicable Reallocation Reduction Amount. Upon the drawing of any Reallocated Letter of Credit which has been Cash Collateralized, such funds shall be applied (without any further action by or notice to or from the Borrower or any other Loan Party) to reimburse the L/C Issuer or the Reallocated Facility Lenders, as applicable. For so long as no Event of Default has occurred and is continuing, Cash Collateral shall be released to the Borrower (i) upon the termination of any such Letter of Credit or the expiration of any such Letter of Credit, in an amount equal to the Cash Collateral pledged in respect of such Reallocated Letter of Credit or (ii) upon the permanent reduction of the Reallocated Facility Commitments, in an amount equal to the Cash Collateral pledged in respect of such Reallocated Facility Commitments.

               (c) Prepayments to Include Accrued Interest, Etc. All prepayments under this Section 2.05 shall be made together with (i) accrued and unpaid interest to the date of such prepayment on the principal amount so prepaid and (ii) in the case of any such prepayment of a Eurodollar Rate Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such Eurodollar Rate Loan pursuant to Section 3.05. Notwithstanding any of the other provisions of clause (i), (ii), (iii), (iv) or
(v) of Section 2.05(b), so long as no Default shall have occurred and be continuing, if any prepayment of Eurodollar Rate Loans is required to be made under clause (i), (ii), (iii), (iv) or (v) of Section 2.05(b), other than on the last day of the Interest Period therefor, the Borrower may, in its sole discretion, deposit the amount of any such prepayment otherwise required to be made thereunder into a Cash Collateral Account until the last day of such Interest Period, at which time the Payment Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with Section 2.05(b). Upon the occurrence of a Default, the Payment Agent shall also be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with Section 2.05(b).

               (d) Minimum Amounts. Notwithstanding any of the other provisions of clause (ii), (iii) or (iv) of Section 2.05(b), so long as no Default under Section 8.01(a) or Section 8.01(f) or Event of Default shall have occurred and be continuing, if, on any date on which a prepayment would otherwise be required to be made pursuant to clause (ii), (iii) or (iv) of
Section 2.05(b), the aggregate amount of Net Cash Proceeds required by such clause to be applied to prepay Loans on such date is less than or equal to $5,000,000, the Borrower may defer such prepayment until the first date on which the aggregate amount of Net Cash Proceeds or other amounts otherwise required under clause (ii), (iii) or (iv) of Section 2.05(b) to be applied to prepay Loans exceeds $5,000,000. During such deferral period the Borrower may apply all or any part of such aggregate amount to prepay Revolving Credit Loans and may, subject to the fulfillment of the applicable conditions set forth in Article IV, reborrow such amounts (which amounts, to the extent originally constituting Net Cash Proceeds, shall be deemed to retain their original character as Net Cash Proceeds when so reborrowed) for application as required by

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Section 2.05(b). Upon the occurrence of a Default under Section 8.01(a) or
Section 8.01(f) or Event of Default, the Borrower shall immediately prepay the Loans in the amount of all Net Cash Proceeds received by the Borrower and other amounts, as applicable, that are required to be applied to prepay Loans under
Section 2.05(b) (without giving effect to the first and second sentences of this Section 2.05(d)) but which have not previously been so applied.

           2.06. Termination or Reduction of Commitments.

           (a) Optional. The Borrower may, upon notice to the Payment Agent, terminate the unused portions of the Revolving Letter of Credit Sublimit, the Reallocated Letter of Credit Sublimit, or the unused Reallocated Credit Commitments, or from time to time permanently reduce the unused portions of the Term Commitments, the Revolving Letter of Credit Sublimit, the Reallocated Letter of Credit Sublimit, or the unused Reallocated Credit Commitments; provided that (i) any such notice shall be received by the Payment Agent not later than 11:00 a.m. (eastern time) three (3) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Borrower shall not terminate or reduce the unused portions of the Term Commitments, the Revolving Letter of Credit Sublimit, the Reallocated Letter of Credit Sublimit, or the unused Reallocated Credit Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments.

           (b) Mandatory. (i) The Term A Facility shall be automatically and permanently reduced upon each repayment or prepayment of the outstanding Term A Loans, by an amount equal to the amount by which (A) the Term A Facility immediately prior to such reduction exceeds (B) the aggregate principal amount of all Term A Loans outstanding at such time.

           (ii) The Term B Facility shall be automatically and permanently reduced upon each repayment or prepayment of the outstanding Term B Loans, by an amount equal to the amount by which (A) the Term B Facility immediately prior to such reduction exceeds (B) the aggregate principal amount of all Term B Loans outstanding at such time.

           (iii) The Revolving Credit Facility shall be automatically and permanently reduced on each date on which the prepayment of Revolving Credit Loans outstanding thereunder is required to be made pursuant to Section 2.05(a) (other than a prepayment solely in respect of the Revolving Credit Facility) or
Section 2.05(b)(i), (ii), (iii), (iv) or (v) by an amount equal to the applicable Revolving Reduction Amount; provided, that in lieu of permanently reducing the Revolving Credit Facility in connection with a required prepayment under Section 2.05(a) or Section 2.05(b), the Borrower may Cash Collateralize the Revolving Credit Facility in an amount equal to the applicable Revolving Reduction Amount.

           (iv) The Reallocated Facility shall be automatically and permanently reduced on each date on which the prepayment of Reallocated Loans outstanding thereunder is required to be made pursuant to Section 2.05(a) (other than a prepayment solely in respect of the Reallocated Facility) or Section 2.05(b)(i),
(ii), (iii), (iv) or (v) by an amount equal to the applicable Reallocation Reduction Amount; provided, that in lieu of permanently reducing the

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Reallocated Facility in connection with a required prepayment under Section
2.05(a) or Section 2.05(b), the Borrower may Cash Collateralize the Reallocated Credit Facility in an amount equal to the applicable Reallocation Reduction Amount.

           (v) If after giving effect to any reduction or termination of unused Commitments under this Section 2.06, the Revolving Letter of Credit Sublimit exceeds the amount of the aggregate Revolving Credit Commitments or the Reallocated Letter of Credit Sublimit exceeds the amount of the aggregate Reallocated Facility Commitments, such Sublimit shall be automatically reduced by the amount of such excess.

           (vi) Each of the Commitments shall be terminated upon the making of any Cash Distribution by the Parent Guarantor or any of its Subsidiaries to any holder of Equity Interests in the Parent Guarantor (other than any Cash Distribution expressly permitted by the terms of this Agreement).

           (c) Application of Commitment Reductions; Payment of Fees. The Payment Agent will promptly notify the Lenders of any termination or reduction of unused portions of the Term Commitments, the Revolving Letter of Credit Sublimit, the Reallocated Letter of Credit Sublimit, the unused Revolving Credit Commitment or the unused Reallocated Facility Commitment under this Section
2.06. Upon any reduction of unused Commitments under a Facility, the Commitment of each Lender under such Facility shall be reduced by such Lender's Pro Rata Share of the amount by which such Facility is reduced. All commitment fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the 5th Business day following receipt by the Borrower of an invoice on the first such date to occur after the effective date of such termination.

           2.07. Repayment of Loans.

           (a) Term A Loans. The Borrower shall repay to the Payment Agent for the ratable account of the Term A Lenders the aggregate principal amount of all Term A Loans outstanding on the Maturity Date for the Term A Facility.

           (b) Term B Loans. The Borrower shall repay to the Payment Agent for the ratable account of the Term B Lenders the aggregate principal amount of all Term B Loans outstanding on the Maturity Date for the Term B Facility.

           (c) Revolving Credit Loans. The Borrower shall repay to the Payment Agent for the ratable account of the Revolving Credit Lenders on the Maturity Date for the Revolving Credit Facility the aggregate principal amount of all Revolving Credit Loans outstanding on such date.

           (d) Reallocated Facility Loans. The Borrower shall repay to the Payment Agent for the ratable account of the Reallocated Facility Lenders on the Maturity Date for the Reallocated Facility the aggregate principal amount of all Reallocated Loans outstanding on such date.

           2.08. Interest.

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           (a)   Subject to the provisions of Section 2.08(b), (i) each
Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

           (b) Subject to the provisions of Section 11.10, if any amount payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Furthermore, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

           (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

           2.09. Fees. In addition to certain fees described in Sections 2.03(i) and (j) and 2.04(i) and (j):

           (a) Commitment Fee. The Borrower shall pay to the Payment Agent for the account of each Appropriate Lender in accordance with its Pro Rata Share, a commitment fee equal to 0.50% per annum times the actual daily amount by which
(i) in the case of the Revolving Credit Lenders, the aggregate Revolving Credit Commitments exceed the sum of (A) the Outstanding Amount of Revolving Credit Loans and (B) the Outstanding Amount of Revolving L/C Obligations and (ii) in the case of the Reallocated Facility Lenders, the aggregate Reallocated Facility Commitments exceed the sum of (A) the Outstanding Amount of Reallocated Facility Loans and (B) the Outstanding Amount of Reallocated L/C Obligations; provided, however, that any commitment fee accrued with respect to any of the Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time; and provided further that no commitment fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. The commitment fee shall accrue at all times during the Revolving Availability Period and the Reallocated Availability Period, as applicable, including at any time during which one or more of the conditions in
Article IV is not met, and shall be due and payable monthly in arrears on the 5th Business Day following receipt by the Borrower of an invoice with appropriate back up, commencing with the first such date to occur after the Closing Date, and on the Maturity Date for the applicable Facility. The commitment fee shall be calculated monthly in arrears.

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           (b)   Other Fees. (i) The Borrower shall pay to the Co-Lead Arrangers and the Payment Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

           (ii) The Borrower shall pay to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

           2.10. Computation of Interest and Fees. All computations of interest for Base Rate Loans when the Base Rate is determined by Citibank's "base rate" or fees shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Payment Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

           2.11. Evidence of Indebtedness.

           (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Payment Agent in the ordinary course of business. The accounts or records maintained by the Payment Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Payment Agent in respect of such matters, the accounts and records of the Payment Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Payment Agent, the Borrower shall execute and deliver to such Lender (through the Payment Agent) a Note, which shall evidence such Lender's Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

           (b) In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Payment Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Revolving Letters of Credit and Reallocated Letters of Credit. In the event of any conflict between the accounts and records maintained by the Payment Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Payment Agent shall control in the absence of manifest error.

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           (c)   Entries made in good faith by the Payment Agent in the Register pursuant to Section 2.11(b), and by each Lender in its account or accounts pursuant to Section 2.11(a), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Payment Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement and the other Loan Documents.

           2.12. Payments Generally.

           (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Payment Agent, for the account of the respective Lenders to which such payment is owed, at the Payment Agent's Office in Dollars and in immediately available funds not later than 2:00 p.m. (eastern time) on the date specified herein for such payment. The Payment Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Payment Agent after 2:00 p.m. (eastern time) shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

           (b) If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

           (c) Unless the Borrower or any Lender has notified the Payment Agent, prior to the date any payment is required to be made by it to the Payment Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Payment Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Payment Agent in immediately available funds, then:

           (i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Payment Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Payment Agent to such Lender to the date such amount is repaid to the Payment Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and

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           (ii)  if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Payment Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Payment Agent to the Borrower to the date such amount is recovered by the Payment Agent (the "Compensation Period") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Payment Agent, then such amount shall constitute such Lender's Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Payment Agent's demand therefor, the Payment Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Payment Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Payment Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

           A notice of the Payment Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.12(c) shall be conclusive, absent manifest error.

           (d) If any Lender makes available to the Payment Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Payment Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Payment Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

           (e) The obligations of the Appropriate Lenders hereunder to make Loans and to fund participations in Revolving Letters of Credit and Reallocated Letters of Credit are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

           (f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

           (g) Whenever any payment received by the Payment Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Agents and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Payment Agent and applied by the Agents and the Lenders in the order of priority set forth in Section 5.01 of the Collateral Trust Agreement. If the Payment Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Payment Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender's Pro Rata Share of the sum of (A) the Outstanding Amount of all

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Loans outstanding at such time, (B) the Outstanding Amount of all Revolving L/C
Obligations outstanding at such time and (C) the Outstanding Amount of all Reallocated L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.

           2.13. Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or the participations in Revolving L/C Obligations or in Reallocated L/C Obligations held by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately
(a) notify the Payment Agent of such fact, and (b) purchase from the other Lenders under the Facility in respect of which such excess payment was made such participations in the Loans made by them and/or such subparticipations in the participations in Revolving L/C Obligations or Reallocated L/C Obligations held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in
Section 11.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each such other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff, but subject to Section 11.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Payment Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section
2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

                                  Article III
                     TAXES, YIELD PROTECTION AND ILLEGALITY

           3.01. Taxes.

           (a) Any and all payments by the Borrower to or for the account of any Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future withholding taxes, including duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Agent and each Lender, (i) taxes imposed on or measured by its income by the jurisdiction (or any political subdivision thereof) under the Laws of which such

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Agent or such Lender, as the case may be, is organized or in which it maintains a Lending Office and (ii) in the case of a Foreign Lender, any taxes imposed (other than taxes imposed because of a change in law (including a rate change), treaty, governmental rule or the application thereof, which change occurs after the date hereof, or in the case of an entity that becomes a Foreign Lender after the date hereof, after such entity becomes a Lender) by the United States of America by means of withholding at the source if and to the extent that such taxes shall be in effect and shall be applicable, under Laws in effect on the date hereof (or, with respect to any entity that becomes a Foreign Lender after the date hereof, on the date such entity becomes a Lender), on payments to be made to such Foreign Lender after taking into account any forms or certificates provided by such Foreign Lender under Section 11.15 (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to any Agent or any Lender,
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), each of such Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, the Borrower shall furnish to such Agent or Lender (as the case may be) (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Payment Agent.

           (b) In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property, intangible, mortgage recording or similar taxes, charges or levies which arise from any payment made by the Borrower under any Loan Document or from the execution, delivery, performance, enforcement or registration of any Loan Document (hereinafter referred to as "Other Taxes").

           (c)   The Borrower agrees to indemnify each Agent and each Lender for
(i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by such Agent and such Lender and (ii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, except as a result of the gross negligence or willful misconduct of such Agent or such Lender (as the case may be), in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this Section 3.01(c) shall be made within 30 days after the date such Agent or such Lender makes a demand therefor.

           3.02. Illegality. If any Lender determines that the introduction of or change in or in the interpretation of any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrower through the Payment Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Payment Agent

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and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Payment Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

           3.03. Inability to Determine Rates. If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or that the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, or that Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and the Interest Period of such Eurodollar Rate Loan, the Payment Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Payment Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Committed Loan Notice of Base Rate Loans in the amount specified therein.

           3.04. Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate Loans.

           (a) If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, in each case after the date hereof, or such Lender's compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.04(a) any such increased costs or reduction in amount resulting from
(i) Taxes or Other Taxes (as to which Section 3.01 shall govern) and (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office), then from time to time upon demand of such Lender (with a copy of such demand to the Payment Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

           (b) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, in each case after the date hereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its

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policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the Payment Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

           3.05. Funding Losses. Upon demand of any Lender (with a copy to the Payment Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

           (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

           (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

           3.06. Matters Applicable to all Requests for Compensation. A certificate of any Agent or any Lender claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods.

           3.07. Survival. All of the Borrower's obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

                                   ARTICLE IV
                    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

           4.01. Conditions of Initial Credit Extension. The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

           (a) The Administrative Agents' receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified,

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         each properly executed by a Responsible Officer of the signing Loan
         Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agents and their legal counsel:

                    (i) executed counterparts of this Agreement and the Guaranty, sufficient in number for distribution to each Agent, each Lender and the Borrower;

                    (ii) a Note executed by the Borrower in favor of each Lender requesting a Note;

                    (iii) (x) a security agreement, in substantially the form of Exhibit E-1 hereto (together with each other security agreement and security agreement supplement delivered by the Parent Guarantor and its Subsidiaries that are Pledging Subsidiaries (other than (i) the Excluded Subsidiaries and (ii) the Borrower and its Subsidiaries) (each such Person being the "Non-Shared Grantors") pursuant to Section 6.12, in each case as amended, the "Non-Shared Security Agreement"), duly executed by each Non-Shared Grantor and (y) a security agreement, in substantially the form of Exhibit E-2 hereto (together with each other security agreement and security agreement supplement delivered by the Borrower and its Subsidiaries that are Pledging Subsidiaries (the "Shared Grantors") pursuant to Section 6.12, in each case as amended, the "Shared Security Agreement"), duly executed by each Shared Grantor, in each case, together with:

                           (A) certificates representing the Pledged Equity referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank,

                           (B) proper financing statements, duly prepared for filing under the Uniform Commercial Code of all jurisdictions that the Administrative Agents may deem necessary or desirable in order to perfect the first (other than any Permitted Liens) priority liens and security interests created under the Non-Shared Security Agreement or the Shared Security Agreement, as applicable, covering the Collateral described in the Non-Shared Security Agreement or the Shared Security Agreement, as applicable,

                           (C) to the extent available, completed requests for information, dated on or before the date of the initial Credit Extension, listing all effective financing statements filed in the jurisdictions referred to in clause (B) above that name any Non-Shared Grantor or Shared Grantor as debtor, together with copies of such other financing statements,

                           (D) evidence of the insurance required by Schedule 5.10,

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                           (E)   the Security Control Agreements and Account
                    Collateral Agreements referred to in the Shared Security Agreement and the Non-Shared Security Agreement, duly executed by the securities intermediaries, the commodities intermediaries and Pledged Account Banks, as applicable, referred to in the Shared Security Agreement and the Non-Shared Security Agreement, as the case may be, and

                           (F) evidence that all other action that the Administrative Agents may reasonably deem necessary in order to perfect the first (other than any Permitted Liens) priority liens and security interests created under the Non-Shared Security Agreement and the Shared Security Agreement has been commenced (other than the filings referred to in clause (B) above);

                    (iv) deeds of trust, trust deeds, mortgages, leasehold mortgages and leasehold deeds of trust, in substantially the forms of Exhibit F-1 and Exhibit F-2 hereto (with such changes as may be required to account for local law matters) and otherwise in form and substance reasonably satisfactory to the Administrative Agents, and covering the properties listed on Part I of each of Schedule 5.08(c) and Schedule 5.08(d) hereto (in each case as amended, the "Pre-Closing Mortgages"), duly executed by the appropriate Loan Party, together with:

                           (A) evidence that counterparts of such Pre-Closing
                    Mortgages in favor of the Collateral Agent or the Collateral Trustees, as the case may be, for the benefit of the appropriate Secured Parties have been duly executed, acknowledged and delivered on or before the day of the initial Credit Extension and that good funds have been paid to, or deposited in escrow with, the issuer of the Mortgage Policies in an amount sufficient to pay (1) all filing and recording taxes, documentary stamp taxes, and similar taxes, charges and fees required to be paid in connection with the filing of such Pre-Closing Mortgages, (2) all premiums for such Mortgage Policies to be provided pursuant to Section 4.01(a)(iv)(B) and Section 6.18(c) below and (3) all other fees and charges of the issuer of the Mortgage Policies,

                           (B) with respect to those properties indicated with a
                    cross on Part I of each of Schedule 5.08(c) and Schedule 5.08(d) hereto, Mortgage Policies (which, in each case, for purposes of the initial Credit Extension only, may be temporarily comprised of (y) pro-forma loan (or mortgagee) policies of title insurance or hand-marked title insurance commitments dated "time and date of recording of the insured instrument" and countersigned by the issuer of such Mortgage Policies (and, in each case, covering the Mortgaged Property) and (z) in states where such pro-forma loan (or mortgagee) policies of title insurance or hand-marked commitments are insufficient to be deemed Mortgage Policies, an unconditional commitment of the issuer thereof to issue such Mortgage Policies in the same form and substance as such pro-formas or hand-

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                    marked commitments), in form and substance, and in amount
                    acceptable to the Administrative Agents, issued, coinsured and reinsured by title insurers reasonably acceptable to the Administrative Agents, insuring the Mortgages to be valid first and subsisting Liens on the property described therein, free and clear of all defects (including, but not limited to, mechanics' and materialmen's Liens) and encumbrances, excepting only Permitted Encumbrances and Permitted Liens, and providing for such other affirmative insurance (including customary mortgage policy endorsements, which shall include, among others, endorsements for future advances under the Loan Documents and for mechanics' and materialmen's Liens) and such coinsurance and direct access reinsurance as the Administrative Agents may deem necessary or desirable,

                         (C) with respect to those properties indicated with an asterisk on Part I of each of Schedule 5.08(c) and
                    Schedule 5.08(d), Surveys, acceptable to the Administrative Agents in their sole discretion for which all necessary fees have been paid, and dated no more than 30 days before the day of the initial Credit Extension, certified to the Administrative Agents, the Collateral Trustees and the issuer of the Mortgage Policies in a manner satisfactory to the Administrative Agents by a land surveyor duly registered and licensed in the States in which the property described in such surveys is located and acceptable to the Administrative Agents,

                         (D) consent agreements, to the extent required in order to record any Pre-Closing Mortgage and as otherwise required by the Administrative Agents in their sole discretion, in form and substance reasonably satisfactory to the Administrative Agent, executed by each of the lessors of the leased real properties listed on Part I of each of
                    Schedule 5.08(c) and Schedule 5.08(d) hereto, along with (x) a memorandum of lease in recordable form with respect to such leasehold interest, executed and acknowledged by the owner of the affected real property, as lessor, or (y) evidence that the applicable lease with respect to such leasehold interest or a memorandum thereof has been recorded in all places necessary or desirable, in the Administrative Agents' reasonable judgment, to give constructive notice to third-party purchasers of such leasehold interest, or (z) if such leasehold interest was acquired or subleased from the holder of a recorded leasehold interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form reasonably satisfactory to the Administrative Agents,

                         (E) evidence in the form of updated title searches, title reports or "abstractor" certificates, "title" certificates or so-called "nothing further" certificates, as applicable, sufficient in the Administrative Agents' discretion to demonstrate that each Loan Party and each of its Subsidiaries required to execute and deliver a Pre-Closing Mortgage pursuant to

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                    Section 4.01(a)(iv) has good title in fee simple to, or
                    valid leasehold interests in, all real property to be mortgaged (other than the properties comprised of "pipelines" or "gathering systems") described on Part I of each of Schedule 5.08(c) and Schedule 5.08(d), except with respect to those properties indicated with a pound sign, and,

                           (F) information in the form of easements or rights of way relating to a sample of the real property comprised of "pipelines" or "gathering systems" described on Part I of each of Schedule 5.08(c) and Schedule 5.08(d), sufficient in the Administrative Agents' discretion to demonstrate that each Loan Party and each of its Subsidiaries required to execute and deliver a Pre-Closing Mortgage pursuant to
                    Section 4.01(a)(iv) has good title to such real property, and

                           (G) evidence (other than the filing of any of the documents referred to in this clause (iv)) that all other action that the Administrative Agents may deem necessary in order to create valid first and subsisting Liens, subject only to Permitted Encumbrances and Permitted Liens, on the property described in such Mortgages has been taken or commenced, as applicable.

                    (v) Amendments to the Black Thunder Collateral Documents as deemed necessary or desirable by the Administrative Agents in order to create a valid second priority security interest (subject to any Permitted Liens) in favor of the Shared Secured Parties on the covered assets, including a right in favor of the Administrative Agent to receive any notice of default under the Black Thunder Collateral Documents and an opportunity for the Lenders to cure such default prior to the exercise of any remedies by the existing Black Thunder Secured Parties;

                    (vi) a Collateral Trust Agreement in substantially the form of Exhibit G hereto (the "Collateral Trust Agreement") duly executed by the parties thereto;

                    (vii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers or assistant secretary of each Loan Party as the Administrative Agents may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party;

                    (viii) such documents and certifications as the
               Administrative Agents may reasonably require to evidence that each Loan Party is duly organized or formed, and that each of the Borrower and the Guarantors is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

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                    (ix)   a favorable opinion of Vinson & Elkins LLP, counsel
                to the Loan Parties, addressed to each Agent and each Lender, as to the matters set forth in Exhibit H-1 and such other matters concerning the Loan Parties and the Loan Documents as the Administrative Agents may reasonably request;

                    (x) a favorable opinion of appropriate, local counsel to the Loan Parties in the jurisdictions set forth on Schedule 4.01(a), addressed to each Agent and each Lender, as to the matters set forth in Exhibit H-2 and such other matters concerning the Loan Parties and the Loan Documents as the Administrative Agents may reasonably request;

                    (xi) a certificate of a Responsible Officer of the Borrower (A) attaching copies of (1) the Black Thunder consent described in clause 4.01(a)(v), (2) the Second Amendment to Second Amended and Restated Credit Agreement dated the date hereof among Renaissance and Rolling Hills as borrowers and West LB AG, New York Branch as lender and (3) the Master Amendment, dated March 26, 2003, by and among Termo Santander Holding, L.L.C., Dynegy Power Corp., NRG Rocky Road LLC and NRG West Coast LLC and (B) stating that such consents shall be in full force and effect;

                    (xii) a certificate signed by a Responsible Officer of the Borrower certifying that the conditions specified in Sections 4.02(a) and (b) have been satisfied;

                    (xiii) a certificate attesting to the Solvency of each Loan
                Party (other than Immaterial Subsidiaries listed on Schedule V) before and after giving effect to the transactions contemplated hereby from the Chief Financial Officer of the Parent Guarantor, to the best of such Chief Financial Officer's knowledge and belief after due inquiry;

                    (xiv) such financial, business and other information regarding each Loan Party and its Subsidiaries as the Lenders shall have requested, including, without limitation, information as to obligations under Pension Plans, Multiemployer Plans (to the knowledge of any Loan Party), collective bargaining agreements and other arrangements with employees;

                    (xv) a Request for Credit Extension relating to the initial Credit Extension;

                    (xvi) a certificate signed by a Responsible Officer of the Borrower that on the date hereof the Indenture Lien Basket (based on the unaudited balance sheet of the Borrower for the year ended December 31, 2002) is at least $1.2 billion and that the aggregate principal amount of the Principal Property Secured Term Indebtedness is at least $1.1 billion;

                    (xvii) a certificate signed by a Responsible Officer of the
                Borrower attaching copies of all Public Disclosures made within 30 days of the Closing Date; and

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                  (xviii) such other collateral documents, such as the First
           Preferred Fleet Mortgage (referred to in the Shared Security Agreement), as the Administrative Agents may reasonably request.

           (b) (i) All fees required to be paid on or before the Closing Date shall have been paid, (ii) to the extent that invoices have been provided, all costs and expenses of the Agents and the Co-Lead Arrangers shall have been paid and (iii) each Lender shall have received an Up-Front Fee equal to 0.75% of its aggregate Commitments hereunder.

           (c) The Lenders shall have completed a due diligence investigation of the Borrower and its Subsidiaries in scope, and with results, satisfactory to the Lenders, and nothing shall have come to the attention of the Lenders during the course of such due diligence investigation to lead them to believe that the Information Memorandum was or has become misleading, incorrect or incomplete in any material respect; without limiting the generality of the foregoing, the Lenders shall have been given such access to the management, records, books of account, contracts and properties of the Parent Guarantor, and the Borrower and its Subsidiaries as they shall have requested.

           (d) The Polaris Facility and the DHI Existing Revolvers shall have been replaced and of no further force and effect (except for certain indemnification obligations of the Parent Guarantor that survive such replacement and release) and all Liens relating thereto shall have been released, and all lenders party thereto shall have executed this Agreement.

           4.02. Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans, or an extension of the expiry date of any Letter of Credit (without increasing the amount thereof), or the renewal of any Letter of Credit (without increasing the amount thereof)) is subject to the following conditions precedent:

           (a) The representations and warranties of each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively.

           (b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds therefrom.

           (c) Except as disclosed in any Public Disclosure at least 10 days prior to the Closing Date or on Schedule X, since December 31, 2002, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

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           (d)   The Administrative Agents and, if applicable, the L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof.

           Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans or an extension of the expiry date of any Letter of Credit (without increasing the amount thereof), or the renewal of any Letter of Credit (without increasing the amount thereof)) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a), (b) and (c) have been satisfied on and as of the date of the applicable Credit Extension and with respect to a Revolving L/C Credit Extension (other than an extension of the expiry date of any Revolving Letter of Credit (without increasing the amount thereof), or the renewal of any Revolving Letter of Credit (without increasing the amount thereof)) or a Reallocated L/C Credit Extension (other than an extension of the expiry date of any Reallocated Letter of Credit (without increasing the amount thereof) or the renewal of any Reallocated Letter of Credit (without increasing the amount thereof)), the Payment Agent shall have received for the account of the L/C Issuer a certificate signed by a duly authorized officer of the Borrower, dated the date of such Credit Extension, stating that such statements are true (which shall be deemed to be included as part of the Letter of Credit Application for such request for a Revolving L/C Credit Extension or a Reallocation L/C Credit Extension).

           4.03. Conditions to All Reallocated Facility Credit Extensions. The obligation of any Lender to honor a Request for Credit Extension in respect of the Reallocated Facility (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, a continuation of a Eurodollar Rate Loan or the reallocation of Revolving Credit Commitments to the Reallocated Facility upon the occurrence of a Reallocation Event or an extension of the expiry date of any Reallocated Letter of Credit (without increasing the amount thereof), or the renewal of any Reallocated Letter of Credit (without increasing the amount thereof)) is subject to the following conditions precedent:

           (a) The conditions precedent set forth in Section 4.02 shall have been satisfied.

           (b) The Administrative Agents shall have received a certificate of a Responsible Officer of the Borrower that the Indenture Lien Basket is greater than or equal to the aggregate principal (or similar) amount outstanding at such time of the Principal Property Secured Term Indebtedness (after giving effect to such proposed Credit Extension).

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

           Each of the Borrower and the Parent Guarantor represents and warrants to the Agents and the Lenders that:

           5.01. Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each of its Subsidiaries (including Illinois Power Company but excluding the other Excluded Subsidiaries, the Discontinued Foreign Subsidiaries and the Dormant Subsidiaries) (a)

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is a corporation, partnership or limited liability company duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to own or lease its assets and carry on its business, (c) has all requisite power and authority to execute, deliver and perform its obligations under the Loan Documents to which it is a party, (d) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license and (e) is in compliance with all Laws, except in each case referred to in clause (a), (b), (c), (d) or (e) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect or as disclosed in the Public Disclosure at least 10 days prior to the Closing Date or Schedule 5.01.

           5.02. Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party are within such Loan Party's corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and, except as disclosed in Schedule 5.02, do not (a) contravene the terms of any of such Person's Organizational Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien (other than Liens created under the Loan Documents) under, or require any payment to be made under
(i) any Contractual Obligation to which such Person is a party or (ii) any order, injunction, writ or applicable Law to which such Person or its property is subject; or (c) violate any Law, except in the case of clauses (a) through
(c) where such contravention, conflict, breach, violation or creation could not reasonably be expected to have a Material Adverse Effect; provided that it being understood that any foreclosure or other exercise of remedies by the Collateral Trustees or the Collateral Agent may require notice to, filing with, or approval or consent from regulators or Governmental Authorities of lenders, service providers or suppliers to, or co-owners, partners, investors, customers or other contractual counterparties of a Person in which the Parent Guarantor or any of its Subsidiaries has a direct or indirect Equity Interest.

           5.03. Governmental Authorization; Other Consents.

           (a) Except as set forth on Schedule 5.03(a), no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority (including, under the Federal Power Act of 1935) or any other Person is necessary or required in connection with (i) the execution, delivery or performance (which for purposes of clarification shall not include the exercise by the Secured Parties of any of their remedies under the applicable Collateral Documents) by any Loan Party of this Agreement or any other Loan Document or (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, except in the case of clauses (i) and
(ii) to the extent that failure to obtain same could not reasonably be expected to have a Material Adverse Effect or to the extent such items have already been made or obtained, all of which have been duly obtained, taken, given or made and are in full force and effect.

           (b) Except as set forth on Schedule 5.03(b), upon (i) the filing of UCC-1 financing statements as contemplated by the Shared Security Agreement and the Non-Shared Security Agreement, (ii) the filing of the Mortgages in the appropriate offices and (iii) other necessary actions, all filings and other actions necessary to perfect the security interest granted

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by each Loan Party in the Collateral created under the Collateral Documents will have been duly made or taken and are in full force and effect, and (w) the Shared Security Agreement creates in favor of the Collateral Trustees for the benefit of the Secured Parties a valid, and together with such filings and other actions, perfected first priority security interest in the Collateral covered by the Shared Security Agreement (subject to no Liens other than Liens permitted by the Loan Documents), securing the payment of the Secured Obligations in respect of the Shared Security Agreement, (x) the Non-Shared Security Agreement creates in favor of the Collateral Agent for the benefit of Secured Parties in respect of the Non-Shared Security Agreement a valid and, together with such filings and other actions, perfected first priority security interests in the Collateral covered by the Non-Shared Security Agreement (subject to no Liens other than Liens permitted by the Loan Documents), securing the Secured Obligations in respect of the Non-Shared Security Agreement, (y) the Black Thunder Collateral Documents create in favor of the Black Thunder Collateral Agent for the benefit of the Secured Parties in respect of the Black Thunder Collateral Documents a valid and, together with such filings and other actions, perfected second priority security interests in the Collateral covered by the Black Thunder Collateral Documents (subject to no Liens other than Liens permitted by the Loan Documents), securing the Secured Obligations in respect of the Black Thunder Collateral Documents and (z) the Collateral Trust Agreement creates in favor of the Collateral Trustees for the benefit of the Secured Parties in respect of the Shared Security Agreement, a valid and, together with such other actions, perfected first priority security interest in the Additional Collateral Trust Agreement Collateral (subject to no Liens other than Liens permitted by the Loan Documents), and in each case all filings and other actions necessary to perfect such security interests have been duly taken, but in each of the foregoing instances only to the extent that a security interest can be perfected against such collateral by filing a UCC-1 financing statement or taking possession of Certificated Securities; provided that it being understood that any foreclosure or other exercise of remedies by the Collateral Trustees or the Collateral Agent or the Black Thunder Collateral Agent may require notice to, filings with or approvals and consents that have not been obtained from regulators or Governmental Authorities of, lenders, service providers or suppliers to, or co-owners, partners, investors, customers or other contractual counterparties of, a Person in which the Parent Guarantor or any of its Subsidiaries has a direct or indirect Equity Interest, and failure to make such notices or filings or to obtain such approval or consent could result in a default, or a breach of agreement or other legal obligations of such Subsidiaries.

           5.04. Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as the enforceability thereof may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity and except with respect to real property interests acquired after the date of the applicable Mortgage.

           5.05.  Financial Statements.

           (a) On and after the date of delivery of the Audited Financial Statements pursuant to Section 6.01(e), such Audited Financial Statements (i) were prepared in accordance

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with GAAP in effect on the date such statements were prepared, (ii) fairly present in all material respects the consolidated financial condition of the Parent Guarantor and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP in effect on the date such statements were prepared and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Parent Guarantor and its Subsidiaries as of the date thereof to the extent required by GAAP.

           (b) The unaudited annual consolidated financial statements of the Parent Guarantor and its Subsidiaries for the fiscal year ending December 31, 2002, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal year ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of the Parent Guarantor and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end adjustments.

           5.06. Litigation. Except as disclosed on Schedule 5.06 (the "Disclosed Litigation"), or in any Public Disclosure filed on or before the third Business Day prior to the Closing Date, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower and the Parent Guarantor after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Parent Guarantor or any of its Subsidiaries or against any of their properties that (a) pertain to this Agreement or any other Loan Document or (b) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

           5.07. No Default. Except as disclosed in Schedule 5.07 or any Public Disclosure filed at least 10 days prior to the Closing Date, neither the Parent Guarantor nor any Subsidiary is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth on
Schedule 5.07, no Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document; provided that it being understood that any foreclosure or other exercise of remedies by the Collateral Trustees, the Collateral Agent or the Black Thunder Collateral Agent may require additional notices to or filings with or approvals and consents that have not been obtained from regulators or Governmental Authorities of, lenders, service providers or suppliers to, or customers, co-owners, partners, investors or other contractual counterparties of, one or more Persons in which the Parent Guarantor or any of its Subsidiaries has a direct or indirect Investment, and failure to make such notices or filings or to obtain such approvals or consents could result in a default, or a breach of agreement or other legal obligations of such Persons.

           5.08. Ownership of Property; Liens; Etc.

           (a) Each Loan Party and each of its Core Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for (i) such defects in title as could not,

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individually or in the aggregate, reasonably be expected to have a Material
Adverse Effect and (ii) Permitted Liens and other encumbrances permitted under any of the Loan Documents.

         (b) As of the Closing Date, set forth on Schedule 5.08(b) hereto is a complete and accurate list of all Liens (other than (i) Permitted Liens (other than those Liens described in clause (b)(i) of Section 7.01)) on the property or assets of any Loan Party or any of its Core Subsidiaries, showing the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party, or such Core Subsidiary subject thereto. The property of the Parent Guarantor and its Subsidiaries (other than Excluded Subsidiaries) is subject to no Liens other than (i) Liens set forth on Schedule 5.08(b), (ii) Liens existing as of the Closing Date but not set forth on
Schedule 5.08(b) which secure in the aggregate an amount of obligations not to exceed $20,000,000 and (iii) Permitted Liens.

         (c) As of the Closing Date, set forth on Schedule 5.08(c) hereto is a complete and accurate list of all real property owned by any Loan Party or any of its Core Subsidiaries or any Dormant Subsidiary with a fair market value in excess of (i) $1,000,000 for each property that is used in connection with a power generation facility or for a natural gas liquids processing, fractionating, storage or transportation facility or asset and (ii) $5,000,000 for each property that is otherwise used in the business of any Loan Party or any of its Core Subsidiaries or any Dormant Subsidiaries, showing the county or other relevant jurisdiction, state, and record owner.

         (d) As of the Closing Date, set forth on Schedule 5.08(d) hereto is a complete and accurate list of all leases of real property under which any Loan Party or any of its Core Subsidiaries is the lessee and which have an annual rental cost in excess of $1,000,000 per lease, in each case exclusive of taxes, insurance premiums and other operating expenses, excluding office leases (other than the office lease for the Parent Guarantor's corporate headquarters at 1000 Louisiana, Houston, Texas) showing the street address, county or other relevant jurisdiction, state, lessor, lessee and expiration date.

         (e) As of the Closing Date, set forth on Schedule 5.08(e) hereto is a complete and accurate list of all Investments held by any Loan Party or any of its Core Subsidiaries (other than (i) Discontinued Business Operations, (ii) Cash Equivalents, (iii) Investments in Subsidiaries of Parent Guarantor or in the Parent Guarantor, (iv) extensions of credit in the ordinary course, (v) Investments of the type described in clause (c) of the definition of the term "Investment" and (vi) Investments which have, in the aggregate, a fair market value of less than $20,000,000), showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.

         (f) As of the Closing Date, set forth on Schedule 5.08(f) hereto is the aggregate principal (or similar) amount outstanding under each of the CoGen Facility, the Riverside Facility and the Alpha Facility.

         5.09. Environmental Compliance.

         (a) Except as otherwise set forth on Schedule 5.09 or as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Loan Parties and their Subsidiaries (other than Excluded Subsidiaries), and the Real Property, are

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in compliance with and have no liability under any Environmental Laws or
Environmental Permits, including, without limitation, with respect to any third-party disposal sites or with respect to any formerly owned, leased, used, operated or occupied properties.

         (b) Except as otherwise set forth on Schedule 5.09, none of the Real Property is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property, and, to the best knowledge of the Loan Parties and their Subsidiaries (other than Excluded Subsidiaries), none of the real properties formerly owned, leased, used, operated or occupied by any Loan Parties or Subsidiaries (other than Excluded Subsidiaries) is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list.

         (c) Except as otherwise set forth on Schedule 5.09 or as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) any current or former underground storage tank in which Hazardous Materials are being or have been treated, stored or disposed on any Real Property is and has been handled in compliance with applicable Environmental Laws; (ii) any asbestos or asbestos-containing material at any Real Property has been and is being handled in accordance with applicable Environmental Laws; and (iii) any Hazardous Material that has been released, discharged or disposed of on any Real Property has been or is in the process of being remediated to the extent required under applicable Environmental Laws.

         (d) Except as otherwise set forth on Schedule 5.09 or as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) neither any Loan Party nor any of its Subsidiaries (other than Excluded Subsidiaries) is undertaking or funding, and has not completed or funded, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at or from any property, site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and (ii) all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any real property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries (other than Excluded Subsidiaries) have been disposed of in a manner not reasonably expected to result in liability to any Loan Party or any of its Subsidiaries.

         (e) Except as otherwise set forth on Schedule 5.09, none of the Loan Parties or any of their Subsidiaries (other than Excluded Subsidiaries) have received (i) a written notice of any Environmental Action within the last five years from a Person other than a Governmental Authority that has not been finally resolved without any pending or future significant liability, obligation or cost or (ii) a written notice of any Environmental Action from a Person, including a Governmental Authority, that has not been finally resolved without any pending or future liability, obligation or cost, and which could reasonably be expected to have a Material Adverse Effect.

         (f) The Loan Parties and their Subsidiaries (other than Excluded Subsidiaries) have all Environmental Permits necessary for the operation of any and all Real Property and any ongoing or planned construction thereon (other than with respect to any generation sites under

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development for which necessary operating permits are expected to be obtained in due course if development is continued) or are in the process of obtaining such replacements or renewals thereof, which are reasonably expected to be obtained in due course, there is no default under any such permit, and the Loan Parties and their Subsidiaries (other than Excluded Subsidiaries) have no reason to believe that cause exists, with respect to Environmental Permits possessed by the Loan Parties or their Subsidiaries for the revocation of any such permits or, with respect to Environmental Permits for which the Loan Parties or their Subsidiaries (other than Excluded Subsidiaries) have timely applied for or are expected to be obtained in due course, the rejection or non-issuance of any such permit, in each case set forth in this Section 5.09(f), other than which could not reasonably be expected to have a Material Adverse Effect.

         5.10. Insurance. The properties of the Parent Guarantor and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Parent Guarantor (other than prudent self-insurance programs, including captive insurance arrangements, in each case consistent with past practices), in such amounts with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Parent Guarantor or the applicable Subsidiary operates.

         5.11. Taxes. The Parent Guarantor and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid or provided for the payment of all Federal, state and other material taxes due on such tax returns pursuant to any assessment received by them, except those taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment in writing against the Parent Guarantor or any Subsidiary that would, if made, have a Material Adverse Effect. Neither any Loan Party nor any of its Subsidiaries is party to any tax sharing agreement other than (i) the agreements listed on
Schedule 5.11 and (ii) any tax sharing agreement entered into in connection with any Disposition permitted by this Agreement.

         5.12. ERISA Compliance.

         (a) Except as disclosed on Schedule 5.06 or in any Public Disclosure filed at least 10 days prior to the Closing Date, or, with respect to any matter not so disclosed, including any matter disclosed on Schedule 5.12, except as has not resulted and could not reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal or state laws. Each Loan Party and each ERISA Affiliate have made all contributions required by Section 412 of the Code, including any required quarterly contributions, to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any such Plan.

         (b) Except as disclosed on Schedule 5.06 or in any Public Disclosure filed at least 10 days prior to the Closing Date, or, with respect to any matter not so disclosed, including any matter disclosed on Schedule 5.12, except as has not resulted and could not reasonably be expected to result in a Material Adverse Effect, there has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan.

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         (c)   (i) No ERISA Event (other than an ERISA Event described in clause
(e) or (f) of the definition of such term that relates solely to a Multiemployer
Plan) has occurred or is reasonably expected to occur that has resulted or could reasonably be expected to result in a Material Adverse Effect; (ii) to the knowledge of any Loan Party, no ERISA Event described in clause (e) or (f) of the definition of such term (solely to the extent that such ERISA event pertains to a Multiemployer Plan) has occurred or is reasonably expected to occur that has resulted or could reasonably be expected to result in a Material Adverse Effect; (iii) no Pension Plan has an "accumulated funding deficiency" (as defined in Section 412 of the Code), whether or not waived, and no application for a waiver of the minimum funding standard has been filed with respect to any Pension Plan; (iv) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA) that has resulted or could reasonably be expected to result in a Material Adverse Effect; (v) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect; and (vi) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be reasonably expected to be subject to Section 4069 or 4212(c) of ERISA.

         5.13. Subsidiaries

         (a) As of the Closing Date, each Loan Party has no Subsidiaries other than those specifically disclosed in Parts (a), (b), (c), (d) and (e) of
Schedule 5.13, and all of the outstanding Equity Interests in the Subsidiaries listed in Part (a) of Schedule 5.13 owned by a Loan Party have been validly issued, are fully paid and (in the case of each such Subsidiary that is a corporation) non-assessable and are owned by a Loan Party in the amounts specified in Part (a) of Schedule 5.13 free and clear of all Liens except those created or permitted under the Loan Documents. As of the Closing Date, each Subsidiary of the Parent Guarantor that is a Loan Party is set forth on Part (a) of Schedule 5.13.

         (b) Set forth in Part (b) of Schedule 5.13 hereto is a list of Excluded Subsidiaries as of the Closing Date.


         (c) As of the Closing Date, the aggregate net worth of the Subsidiaries of the Parent Guarantor that are listed in Part (c) of Schedule
5.13 (the "Dormant Subsidiaries") is not greater than $20,000,000.

         (d) Set forth in Part (d) of Schedule 5.13 hereto is a list of foreign Subsidiaries of Parent Guarantor that are engaged in Discontinued Business Operations described in clause (ii) of the definition thereof as of the Closing Date (the "Discontinued Foreign Subsidiaries").

         (e) As of the Closing Date, set forth in Part (e) of Schedule 5.13 hereto is a list of Subsidiaries of the Parent Guarantor that are not Loan Parties and that are not otherwise described in Parts (b), (c) or (d) of
Schedule 5.13.

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         5.14. Margin Regulations; Investment Company Act; Public Utility
Holding Company Act.

         (a) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock and no proceeds of any Borrowings or drawings under any Letter of Credit will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock in violation of Regulation U.

         (b) None of the Borrower, the Parent Guarantor, or any Material Subsidiary of the Parent Guarantor is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940.

         (c) The Borrower and the Parent Guarantor are exempt from registration and all other regulations and requirements of the Public Utility Holding Company Act of 1935 ("PUHCA") and the rules and regulations promulgated thereunder, other than Section 9(a)(2) thereof, pursuant to Section 3(a)(1) of the 1935 Act except where the failure to be exempt could not reasonably be expected to have a Material Adverse Effect. All Subsidiaries of the Parent Guarantor that hold "exempt wholesale generator" status continue to meet the eligibility requirements for "exempt wholesale generator" status under Section 32 of PUHCA, except where failure to meet such eligibility requirements could not reasonably be expected to have a Material Adverse Effect. The Parent Guarantor and its Subsidiary Illinova are exempt "holding companies" under
Section 3(a) of PUHCA, and Illinois Power Company, a Subsidiary of Illinova, is a "public-utility company" except where the failure to be exempt could not reasonably be expected to have a Material Adverse Effect.

         (d) Neither the making of any Loan, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated by the Loan Documents, will violate any provision of any Act referred to in Section 5.14(b) or (c) above or any rule, regulation or order of the SEC thereunder.

         (e) All "qualifying facilities" owned by the Parent Guarantor or any of its Subsidiaries (other than an Excluded Subsidiary) continue to meet the eligibility requirements for "qualifying facilities" under the Public Utility Regulatory Policies Act of 1978 and related regulations, except where failure to meet such eligibility requirements could not reasonably be expected to have a Material Adverse Effect.

         5.15. Disclosure. To the best knowledge of the executive officers of the Borrower as of the date hereof, the written information furnished by or on behalf of any Loan Party to any Agent or any Lender in connection with the transactions contemplated hereby (including, without limitation, reports, financial statements and certificates) and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished), when taken as a whole together with the Parent Guarantor or the Borrower's Public Disclosure and any Form 10-K, Form 10-Q or Form 8-K filed by the Parent Guarantor or the Borrower after the Closing Date (as updated from time to

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time) and after taking into account the updating of information in writing from time to time in connection with this transaction do not contain any material misstatement of fact or omit to state any material facts necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower and the Parent Guarantor represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. Notwithstanding anything to the contrary in the preceding sentence, no representation, warranty or covenant is made with respect to information for which the source is any separately identified (x) third party source or (y) other person or entity not affiliated with or acting as agent or representative for the Parent Guarantor or any of its Subsidiaries.

         5.16. Intellectual Property; Licenses, Etc. Each Loan Party and its Subsidiaries other than Excluded Subsidiaries and Discontinued Foreign Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, "IP Rights") that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person except where the failure to own or possess could not reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Borrower and the Parent Guarantor, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party or any Subsidiary (other than Excluded Subsidiaries and Discontinued Foreign Subsidiaries) infringes upon any rights held by any other Person, except for any such infringement that if litigated could not reasonably be expected to have a Material Adverse Affect.

         5.17. Solvency. To the best knowledge and belief of the Parent Guarantor, each Loan Party (other than any Immaterial Subsidiary) is, individually and together with its Subsidiaries, Solvent.

                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

         So long as any Lender shall have any Commitment hereunder, any Loan or other payment Obligation (other than indemnification obligations under Sections 3.01, 3.04 and 11.05) hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Parent Guarantor shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.11) cause each Subsidiary (other than the Excluded Subsidiaries) to:

         6.01. Financial Statements. Deliver to the Payment Agent:

         (a) as soon as available, but in any event within 100 days after the end of each fiscal year commencing with the fiscal year ending December 31, 2003 of the Parent Guarantor, (i) a consolidated balance sheet of the Parent Guarantor and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP consistently applied for the period covered

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         thereby, except as otherwise expressly noted therein, audited and accompanied by a report and opinion of PricewaterhouseCoopers or another "big four" accounting firm, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any material qualification or exception as to the scope of such audit and (ii) a consolidating balance sheet by Business Segment as at the end of such fiscal year and related consolidating statements of income and cash flow for such fiscal year by Business Segment, prepared in accordance with GAAP to the extent applicable;

               (b) as soon as available, but in any event within 50 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent Guarantor, (i) a consolidated balance sheet of the Parent Guarantor and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statement of income or operations for such fiscal quarter and related consolidated statements of income or operations and cash flow for the portion of the Parent Guarantor's fiscal year then ended, setting forth in the case of the (a) income statement comparative form to the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year and (b) cash flow statement a comparative form to the corresponding portion of the previous fiscal year and (c) balance sheet a comparative form to the previous fiscal year end, all in reasonable detail and certified by a Responsible Officer of the Parent Guarantor as fairly presenting in all material respect the financial condition, results of operations, and cash flows of the Parent Guarantor and its Subsidiaries in accordance with GAAP consistently applied for the period covered thereby, except as otherwise expressly noted therein, subject only to normal year-end adjustments and the absence of footnotes and (ii) a consolidating balance sheet by Business Segment as at the end of such quarter and related consolidating statements of income and cash flow for such quarter on a year-to-date basis by Business Segment, prepared in accordance with GAAP to the extent applicable;

               (c) as soon as available, but in any event within 30 days after the end of each month, consolidated balance sheet data of the Parent Guarantor and its Subsidiaries as of the end of such month and consolidated income and cash flow data for the Parent Guarantor and its Subsidiaries for the period commencing at the end of the previous month and ending with the end of such month, all in reasonable detail and generated from the Parent Guarantor's accounting system, it being understood that such information will not reflect the process of financial statement preparation which the Parent Guarantor performs on a quarterly basis;

               (d) as soon as available following approval by the board of directors of the Parent Guarantor, but in any event no later than the last Business Day of the first fiscal quarter of 2004, a forecast prepared by management of the Parent Guarantor, in form reasonably satisfactory to the Administrative Agents, of consolidated balance sheets, income statements and cash flow statements of the Parent Guarantor and its Subsidiaries on a quarterly basis for 2004; provided, however, that if the final forecast is not available prior to February 28, 2004, a preliminary draft of such forecast shall be delivered to the Payment Agent on or prior to such date;

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               (e)   as soon as available, but in any event no later than 30
         days following the Closing Date, the Audited Financial Statements; and

               (f) on or prior to the tenth day of each month, a detailed forecast of all cash flows of the Parent Guarantor and its Subsidiaries (including cash receipts and cash disbursements) for such month and for the next two months, setting forth in comparative form the figures delivered in the immediately preceding month pursuant to this Section 6.01(f) for such period and including an explanation of any variance, all in reasonable detail and certified by a Responsible Officer of the Parent Guarantor as fairly presenting in all material respects a good faith estimate of such cash flows.

As to any information contained in materials furnished pursuant to Section 6.02(e), the Parent Guarantor shall not be separately required to furnish such information under Section 6.01(a) or (b), but the foregoing shall not be in derogation of the obligation of the Parent Guarantor to furnish the information and materials described in Sections 6.01(a) and (b) at the times specified therein.

               6.02. Certificates; Other Information. Deliver to the Payment Agent, in form and detail satisfactory to the Administrative Agents:

               (a) concurrently with the delivery of the financial statements referred to in Section 6.01(a), a "no default letter" shall be furnished by the auditors of such financial statements stating that, in connection with the audit, nothing came to the attention of the independent public accountants that caused them to believe that the Borrower was in Default under the financial covenants set forth in
         Section 7.11(a) and 7.12, insofar as they related to accounting matters subject to auditing procedures. If any such Default shall exist, the nature and status of such events shall be stated in such letter;

               (b) concurrently with the delivery of the financial statements in Sections 6.01(a) and (b), a certificate signed by a Responsible Officer of the Parent Guarantor (such certificate in the case of the information provided pursuant to clauses (ii) and (iii) below stating that such information fairly presents in all material respects a good faith estimate of such exposures and guarantees) as to (i) the calculation of the Indenture Lien Basket and the aggregate amount of the Principal Property Secured Term Indebtedness, in each case as of the date of the most recent balance sheet, (ii) the gross amount for the Parent Group of (a) accounts receivable and risk management assets and (b) accounts payable and risk management liabilities, in each case after giving effect to any applicable Netting Agreements for all Swap Contracts and Tolling Agreements with counterparties and legal entities in which there is a net exposure to the Parent Group of greater than $1,000,000 and (iii) a listing of all guarantees by legal entity for the Parent Group related to commodity contracts, and a listing of any guarantees that are not related to commodity contracts and are not collateralized for the same;

               (c) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Parent Guarantor, and in the event of any change in GAAP used in the preparation of such financial statements, the Parent Guarantor shall also

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         provide, if necessary for the determination of compliance with Section
         7.11, financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of the financial ratios and financial covenants made before and after giving effect to such change;

               (d) promptly after any receipt, copies of any management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Loan Party by independent auditors in connection with the accounts or books of any Loan Party or any Subsidiary, or any audit of any of them;

               (e) promptly after the same are available, copies of each publicly available annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all publicly available annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, or with any Governmental Authority that may be substituted therefor, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agents pursuant hereto;

               (f) within 30 days after the end of each fiscal year, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and its Subsidiaries and containing such additional information as the Administrative Agents or the Required Lenders through the Administrative Agents, may reasonably specify;

               (g) promptly after receipt thereof by any Loan Party or any of its Subsidiaries, copies of each initial notice or other initial correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any of its Subsidiaries; provided that the foregoing shall not apply to any comment letters issued by the division of Corporation Finance of the SEC;

               (h) promptly after the receipt thereof, notice of any Environmental Action against any Loan Party or any of its Subsidiaries, or notice of any noncompliance with or liability under any Environmental Law or Environmental Permit, that could (i) reasonably be expected to have a Material Adverse Effect, (ii) cause any property described in the Mortgages to be subject to any restrictions on occupancy or use under any Environmental Law or (iii) cause any property described in the Mortgages to be subject to any restrictions on ownership or transferability under any Environmental Law that in the case of clause (ii) or (iii) individually or in the aggregate could reasonably be expected to have a Material Adverse Effect;

               (i) as soon as available and in any event within 30 days after the end of each fiscal quarter, a report supplementing Schedules 5.08(c) and 5.08(d) hereto, including a list and description (including the county or other relevant jurisdiction, state and record owner, and, in the case of leases of property, lessor, lessee, and expiration date thereof) of

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         all real property acquired or leased during such fiscal year that would have had to be included in Schedule 5.08(c) or Schedule 5.08(d) if the real property had been owned or a lease had been in existence on the Closing Date;

               (j) as soon as available and in any event within 10 days after the end of each month, a calculation of the Liquidity of the Parent Group, (i) as at the end of the previous month and (ii) as at the date during such previous month on which the Liquidity of the Parent Group was at the lowest point during such month, certified by the Chief Financial Officer of the Parent Guarantor;

               (k) upon the determination by the Parent Guarantor that (i) any Loan Party should be designated as an "Immaterial Subsidiary" in accordance with the criteria set forth in the definition thereof or
         (ii) any existing Immaterial Subsidiary should be designated as a Loan Party that is not an Immaterial Subsidiary, a notice as to such determination together with (x) in the case of clause (i), a certification as to the calculation of the aggregate fair value of the assets held by all of the Immaterial Subsidiaries that are designated as such at such time (including the Loan Party identified in such notice) and (y) in the case of clause (ii), a certification that, to the best knowledge and belief of the Parent Guarantor, such Loan Party is, individually and together with its Subsidiaries, Solvent;

               (l) promptly, such additional information regarding the business, financial or corporate affairs or properties of any Loan Party or any Subsidiary or any Pension Plan or Multiemployer Plan (but with respect to any Multiemployer Plan, only to the extent any Loan Party or any Subsidiary has received such information from such plan), or compliance with the terms of the Loan Documents, as the Administrative Agents or any Lender may from time to time reasonably request; provided that no Loan Party or its Subsidiaries shall be obligated to deliver (i) any information which is subject to the attorney-client-privilege or with respect to which the attorney-client-privilege would be waived if such information were disclosed to the Payment Agent or any Lender, (ii) any information that is subject to a confidentiality agreement that restricts its disclosure or (iii) any information that can otherwise not be disclosed due to legal or contractual restrictions.

               Documents required to be delivered pursuant to Section 6.01(a) or
(b) or Section 6.02(e) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Parent Guarantor posts such documents, or provides a link thereto on the Parent Guarantor's website on the Internet at the website address listed on
Schedule 11.02; or (ii) on which such documents are posted on the Parent Guarantor's behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and each Agent have access (whether a commercial, third-party website or whether sponsored by either Administrative Agent); provided that the Parent Guarantor shall deliver paper copies of such documents to the Payment Agent (and the Payment Agent shall deliver to such Lender) if any Lender requests the Parent Guarantor to deliver such paper copies. Notwithstanding anything contained herein, in every instance the Parent Guarantor shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(c) to the Payment Agent. Except

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for such Compliance Certificates, the Administrative Agents shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Parent Guarantor with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

               6.03. Notices. Promptly notify the Payment Agent:

               (a)   of the occurrence of any Default;

               (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect;

               (c) of the occurrence of any ERISA Event (or, in the case of an ERISA Event described in clause (e) or (f) of the definition of such term and solely to the extent that such ERISA Event pertains to a Multiemployer Plan, any Loan Party or any Subsidiary obtaining knowledge of the occurrence of any such ERISA Event) that has resulted or could reasonably be expected to result in a Material Adverse Effect; and

               (d) of the (A) occurrence of any Disposition of property or assets for which a Loan Party is required (or would be required if not subject to a legal restriction or Payment Restriction) to make a mandatory repayment pursuant to Section 2.05(b)(i), (B) occurrence of any sale of capital stock or other Equity Interests for which the Borrower is required (or would be required if not subject to a legal restriction or Payment Restriction) to make a mandatory repayment pursuant to Section 2.05(b)(ii), (C) incurrence or issuance of any Indebtedness for which the Borrower is required (or would be required if not subject to a legal restriction or Payment Restriction) to make a mandatory repayment pursuant to Section 2.05(b)(iii) or (iv) and (D) receipt of any Extraordinary Receipt for which the Borrower is required (or would be required if not subject to a legal restriction or Payment Restriction) to make a mandatory repayment pursuant to
          Section 2.05(b)(v), in each case, in a certificate describing the amount and nature of the Net Cash Proceeds (together with a detailed calculation of such Net Cash Proceeds) and in the event that a Subsidiary is unable to transfer such Net Cash Proceeds to any Loan Party a reasonably detailed written explanation from a Responsible Officer of the circumstances preventing such Subsidiary from transferring such Net Cash Proceeds to any Loan Party.

               Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

               6.04. Payment of Obligations. Pay and discharge as the same shall become due and payable (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Parent Guarantor or such Subsidiary; and (b) all lawful claims which, if unpaid, would by

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law become a Lien upon its property (other than a Permitted Lien or a claim being contested in good faith), except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

           6.05. Preservation of Existence, Etc. Except in a transaction permitted by Section 7.04 or 7.05, (a) preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization; and (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business; except in the case of clause (a) (solely with respect to good standing) and clause (b), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

           6.06. Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof, except, in the case of clauses (a) and (b), where the failure to do so could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not (i) require such maintenance, preservation, protection, repair, renewal or replacement of obsolete, surplus or worn out property or with respect to property that is no longer commercially viable to operate and maintain or (ii) otherwise restrict a Disposition otherwise permitted under Section 7.05.

           6.07. Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of the Parent Guarantor, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts with reasonable deductibles, limits, retentions and self-insurance (including captive insurance arrangements consistent with past practices) as are customarily carried under similar circumstances by such other Persons and providing for not less than 30 days' prior notice to the Administrative Agents of termination, lapse or cancellation of such insurance (other than as a result of non-payment of premiums) or 10 days' prior notice to the Administrative Agents of termination, lapse or cancellation of such insurance as a result of non-payment of premiums with respect to such insurance.

           6.08. Compliance with Laws. Except as set forth in the Public Disclosure at least 10 days prior to the Closing Date or in Schedule 5.01, comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

           6.09. Books and Records. Maintain proper books of record and account as are necessary to prepare the financial statements and other documentation required by Sections 6.01 and 6.02.

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           6.10.  Inspection Rights. Permit representatives and independent contractors of each Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower and subject to any applicable safety rules and procedures; provided, however, that when an Event of Default exists any Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

           6.11. Use of Proceeds. Use the proceeds of the Credit Extensions for general corporate purposes not in contravention of any Law or of any Loan Document.

           6.12. Covenant to Guarantee Obligations and Give Security. Upon (v) written notice by the Borrower and a Subsidiary that is not a Loan Party to the Administrative Agents requesting that such Subsidiary be made a Loan Party, (w) any Core Subsidiary or a Dormant Subsidiary that was not a Loan Party on the Closing Date because it was (1) subject to a legal or contractual restriction which restricted its ability to enter into the Guaranty or the Collateral Documents or (2) prohibited by Laws from entering into the Guaranty or the Collateral Documents ceasing to be subject to such restrictions or prohibitions,
(x) the identification of any material asset owned by a Loan Party (other than any Immaterial Subsidiary) on the Closing Date that is not a Restricted Asset, but not disclosed in writing to any of the Agents prior to the Closing Date, (y) the formation or acquisition of any new wholly owned direct or indirect Core Subsidiaries by any Loan Party (other than any Immaterial Subsidiary) or (z) the acquisition after the Closing Date of any material asset by any Loan Party (other than any Immaterial Subsidiary), if such asset, in the judgment of the Administrative Agents, shall not already be subject to a perfected security interest in favor of the Collateral Agent or the Collateral Trustees, as appropriate, for the benefit of the appropriate Secured Parties; then unless in the case of an asset described in clauses (x) and (z) that is also a Restricted Asset, the Parent Guarantor shall, in each case at the Borrower's expense:

           (i) within 30 days after the occurrence of the events described in clause (v), (w) or (y), cause each such affected Subsidiary to duly execute and deliver to the Administrative Agent a Guaranty or Guaranty Supplement, guaranteeing the Borrower's obligations under the Loan Documents,

           (ii) within 30 days after such notice, occurrence, formation or acquisition, furnish to the Administrative Agents and the Collateral Agent a description of (A) in the case of clause (v), (w) or (y), the material real properties and personal properties of such Subsidiary not previously disclosed to the Administrative Agent or Collateral Agent that are not Restricted Assets and (B) in the case of clause (x) or (z), a general description of such material asset, in each case in reasonable detail satisfactory to the Administrative Agents and the Collateral Agent,

           (iii) within 60 days after such notice, occurrence, formation or acquisition, duly execute and deliver, and cause each such affected Subsidiary to duly execute and

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     deliver, to the Administrative Agents and Collateral Agent appropriate
     Collateral Documents covering the material real properties and the personal properties that are not Restricted Assets and have not previously been subject to the Collateral Documents in substantially the same form as used at the Closing Date and otherwise in form and substance reasonably satisfactory to the Administrative Agents, securing payment of all the Obligations of the applicable Loan Party under the Loan Documents and constituting Liens on all such assets,

          (iv) within 60 days after such notice, occurrence, formation or acquisition, take, and cause such affected Subsidiary or the parent of such affected (or in the case of real property, the portion of such obligations equal to the value of such real property) Subsidiary to take, whatever action (including, without limitation, the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Administrative Agent to vest in the Collateral Agent or the Collateral Trustees, as applicable (or in any representative of such Person designated by it), valid and subsisting Liens on the properties described in clauses (ii) and (iii) above, enforceable against all third parties in accordance with their terms,

          (v) within 60 days after such notice, occurrence, formation or acquisition, deliver to the Administrative Agents, upon the request of the Administrative Agents in the case of assets having a value in excess of $20,000,000 or in the case of a new Core Subsidiary or Dormant Subsidiary having a net worth in excess of $20,000,000 in their sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agents and the Collateral Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Administrative Agents as to the matters contained in clauses (i), (iii) and (iv) above, as to such Guaranty, Guaranty Supplement or applicable Collateral Document, being valid and binding obligations of each Loan Party party thereto enforceable in accordance with their terms, as to the matters contained in clause (iv) above, as to such recordings, filings, notices, endorsements and other actions being sufficient to create valid perfected Liens on such properties, and as to such other matters as the Administrative Agents may reasonably request,

          (vi) as promptly as practicable after such notice, occurrence, formation or acquisition, deliver, upon the request of the Administrative Agents and the Collateral Agent in their sole discretion, to the Administrative Agents and the Collateral Agent with respect to each parcel of real property that is not a Restricted Asset owned or held by the entity that is the subject of such occurrence, request, formation or acquisition title reports, surveys and other similar reports, each in scope, form and substance satisfactory to the Administrative Agents and the Collateral Agent; provided, however, that to the extent that any Loan Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Administrative Agents and the Collateral Agent, and

          (vii) at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agents and the Collateral Agent may reasonably deem necessary or desirable in obtaining

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     the full benefits of, or in perfecting and preserving the Liens of, such
     Guaranties, Guaranty Supplements and Collateral Documents;

provided, however, that this Section 6.12 shall not be applicable to (A) the extent that the grant or perfection of a Lien on the Equity Interests in a Subsidiary or on the assets of the Borrower, the Parent Guarantor or any Subsidiary or the entering into of a Guaranty or Guaranty Supplement would require waiver, approval or consent from Governmental Authorities of, lenders, service providers or suppliers to or co-owners, partners, investors, customers or other contractual counterparties of a Person in which the Parent Guarantor or any of its Subsidiaries has a direct or indirect Equity Interest, (B) a Subsidiary that is a controlled foreign corporation as provided in Section 957 of the Code or that is directly or indirectly owned in part by a Person not, directly or indirectly, a wholly owned subsidiary of the Parent Guarantor or (C) any Subsidiary or assets that do not have a fair market value of more than $5,000,000.

           6.13. Compliance with Environmental Laws. Except as set forth in Public Disclosure filed at least ten (10) days prior to the Closing Date or as set forth in Schedule 5.09 or except as could not, either individually or in the aggregate be reasonably likely to have a Material Adverse Effect: comply, and cause all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and properties; and conduct any investigation, study, sampling and testing, required under Environmental Laws, and undertake any cleanup, removal, remedial or other action, required under Environmental Laws, to remove and clean up all Hazardous Materials from any of its properties; provided, however, that neither the Parent Guarantor nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings with diligence in bringing the matter to closure, appropriate reserves are being maintained with respect to such circumstances, and any such Hazardous Material do not and could not reasonably be expected to pose an imminent and substantial endangerment to human health or the environment.

           6.14. Preparation of Environmental Reports. To the extent Borrower or any Loan Party has the authority to conduct such assessments without obtaining required consent from any other Person, at the request of the Administrative Agents or Required Lenders, provide to the Lenders within 60 days after such request, at the expense of the Borrower, an environmental site assessment, soil or groundwater report for any of the properties described in the Mortgages or for any properties not described in the Mortgages, if, with respect to such properties not described in the Mortgages, any Loan Parties or any of their Subsidiaries receive notice of any Environmental Action relating to any such properties not described in the Mortgages, or the Required Lenders determine that any properties not described in the Mortgages are, or are likely to become, subject to any Environmental Liability. With respect to any properties not described in the Mortgages that require consent from any other person prior to conducting such assessment, Borrower shall use reasonable efforts to obtain such consent and, if such consent is obtained, will conduct the environmental assessment. If such consent is not granted, Borrower shall not be required to conduct such assessment. Any environmental site assessment report prepared pursuant to this Section 6.14 shall be prepared by an environmental consulting firm acceptable to the Administrative Agent and shall indicate the presence or

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absence of Hazardous Materials affecting any subject property and the estimated cost of any compliance, removal or remedial action required under Environmental Laws. Without limiting the generality of the foregoing, if the Administrative Agents determine at any time that a material risk exists that any such report will not be provided within the time referred to above, the Administrative Agents may retain an environmental consulting firm to prepare such report at the expense of the Borrower, and, to the extent the Borrower has the right to grant such authorization or to cause such Subsidiary to grant such authorization, the Borrower hereby grants and agrees to cause any such Subsidiary that owns any property described in such request to grant at the time of such request to the Administrative Agents, the Lenders, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto their respective properties to undertake such an assessment.

           6.15. Further Assurances. Promptly upon request by any Agent, or any Lender through either Administrative Agent, (i) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as any Agent, or any Lender through either Administrative Agent, may reasonably require from time to time in order to carry out more effectively the purposes of the Loan Documents.

           6.16. Material Contracts. Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agents and, upon request of the Administrative Agents, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so, except, in any case described in this Section 6.16, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

           6.17. Upstreaming of Net Cash Proceeds and Extraordinary Receipts by Subsidiaries. Cause any of its Subsidiaries (other than Illinois Power Company and its Subsidiaries) who have received Net Cash Proceeds or Extraordinary Receipts in connection with a transaction contemplated by Section 2.05(b) to transfer such Net Cash Proceeds or Extraordinary Receipts, as the case may be, to the Borrower or another Loan Party; provided that such transfer shall not be required to be made if, and to the extent, such transfer would violate any applicable Payment Restriction or applicable Law, or if any Payment Restriction or applicable Law would (i) require minority owner approval (it being understood that the Parent Guarantor shall use reasonable efforts to obtain such minority owner approval) or (ii) involve, in the Parent Guarantor's good faith determination or the good faith determination of a majority of the governing body of such Subsidiary, a reasonable likelihood of there being a breach of fiduciary duties by the governing body of such Subsidiary.

           6.18.  Mortgaged Property. Within 45 days following the Closing Date,

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                  (A)    evidence that counterparts of the Pre-Closing Mortgages
         have been duly recorded in all filing or recording offices that the Administrative Agents may deem necessary or desirable in order to create a valid first and subsisting Lien, subject only to Permitted Encumbrances and Permitted Liens described therein, on the property described therein in favor of the Collateral Agent or the Collateral Trustees, as the case may be, for the benefit of the appropriate
         Secured Parties and that all filing and recording taxes, documentary stamp taxes, and similar taxes, charges and fees required to be paid in connection with the filing or recording of such Pre-Closing Mortgages have been paid,

                  (B)(1) deeds of trust, trust deeds, mortgages, leasehold mortgages and leasehold deeds of trust, in substantially the forms of Exhibit F-1 and Exhibit F-2 hereto (with such changes as may be required to account for local law matters) and otherwise in form and substance satisfactory to the Administrative Agents, and covering the properties listed on Part IIA-1 of each of Schedule 5.08(c) and
         Schedule 5.08(d) hereto (in each case as amended, the "Post-Closing Non-Shared Mortgages") and (2) deeds of trust, trust deeds, mortgages, leasehold mortgages and leasehold deeds of trust, in substantially the form of Exhibit F-1 and Exhibit F-2 hereto (with such changes as may be required to account for local law matters) and otherwise in form and substance reasonably satisfactory to the Administrative Agents, and covering the properties listed on Part IIB-1 of each of Schedule 5.08(c) and Schedule 5.08(d) hereto (in each case as amended, the "Post-Closing Shared Mortgages", and together with the Post-Closing Non-Shared Mortgages, the "Post-Closing Mortgages"), duly executed by the appropriate Loan Party, together with evidence that counterparts of such Post-Closing Mortgages have been duly recorded in all filing or recording offices that the Administrative Agents may deem necessary or desirable in order to create a valid first and subsisting Lien on the property described therein in favor of the Collateral Agent or the Collateral Trustees, as the case may be, for the benefit of the appropriate Secured Parties and that all filing and recording taxes, documentary stamp taxes, and similar taxes, charges and fees required to be paid in connection with the filing or recording of such Post-Closing Mortgages have been paid, provided that if such Post-Closing Mortgages cannot be reasonably obtained within such forty-five (45) day period and the Borrower shall be thereafter diligently and continuously proceeding to obtain the same, such forty-five (45) day period shall be extended for a period of time during which the Borrower is diligently and continuously attempting to prosecute the same to completion, or until the Borrower, with the concurrence of the Administrative Agents (such concurrence not to be unreasonably withheld), determines that such Post-Closing Mortgages will not be forth coming notwithstanding its diligent efforts,

                  (C) with respect to those properties indicated with a cross on Part IIA-2 and Part IIB-2 of each of Schedule 5.08(c) and Schedule 5.08(d), Mortgage Policies (revised to give effect to the Survey received in connection with the applicable Mortgaged Property, including the elimination of the standard "survey" exception), in the same form and substance as the applicable pro-formas or hand-marked commitments relating to such Mortgage Policies delivered to, and approved and accepted by, the Administrative Agents on or prior to Closing,

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          (D)  with respect to those properties indicated with an asterisk on
     Part IIA-2 and Part IIB-2 of each of Schedule 5.08(c) and Schedule 5.08(d), Surveys (for which all necessary fees (where applicable) have been paid), certified to the Administrative Agents, the Collateral Trustees and the issuer of the Mortgage Policies by a land surveyor duly registered and licensed in the States in which the property described in such surveys is located,

          (E)  with respect to those properties indicated with a pound sign on
     Part I or Part IIA-1 of Schedule 5.08(c), (1) deeds, duly executed and delivered by the appropriate party-in-interest and legally sufficient to convey good title to such properties, together with evidence that the same have been have been duly recorded in all applicable recording offices, (2) Mortgages or amendments to Mortgages, as applicable, in form and substance reasonably satisfactory to the Administrative Agents, duly executed and delivered by the appropriate Loan Party and legally sufficient to subject such properties to the Liens of the applicable Mortgages, together with evidence that counterparts of such Mortgages or Mortgage amendments, as applicable, have been duly recorded in all applicable recording offices and that all filing and recording taxes, documentary stamp taxes, and similar taxes, charges and fees required to be paid in connection with the filing or recording of such Mortgages or Mortgage amendments have been paid, provided that if such deeds, and consequently such Mortgage amendments, cannot be reasonably obtained within such forty-five (45) day period and the Borrower shall be thereafter diligently and continuously proceeding to obtain the same, such forty-five (45) day period shall be extended for a period of time during which the Borrower is diligently and continuously attempting to prosecute the same to completion, or until the Borrower, with the concurrence of the Administrative Agents (such concurrence not to be unreasonably withheld), determines that such deeds, and consequently such Mortgages or Mortgage amendments, will not be forth coming notwithstanding its diligent efforts and (3) a favorable opinion of appropriate local counsel to the Loan Parties in substantially the same form as that set forth in Exhibit H-2,

          (F) consent agreements, to the extent required in order to record any Post-Closing Mortgage and as otherwise required by the Administrative Agents in their sole discretion, in form and substance satisfactory to the Administrative Agents, executed by each of the lessors of the leased real properties listed on Part IIA-1 and Part IIB-1 of each of Schedule 5.08(c) and Schedule 5.08(d) hereto, along with (x) a memorandum of lease in recordable form with respect to such leasehold interest, executed and acknowledged by the owner of the affected real property, as lessor, or (y) evidence that the applicable lease with respect to such leasehold interest or a memorandum thereof has been recorded in all places necessary or desirable, in the Administrative Agents' reasonable judgment, to give constructive notice to third-party purchasers of such leasehold interest, or (z) if such leasehold interest was acquired or subleased from the holder of a recorded leasehold interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form satisfactory to the Administrative Agents, provided that if such consent agreements, memoranda or other required documentation required pursuant to this subsection (D) cannot be reasonably obtained within such forty-five (45) day period and the Borrower shall be thereafter diligently and continuously proceeding to

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     obtain the same, such forty-five (45) day period shall be extended for a period of time during which the Borrower is diligently and continuously attempting to prosecute the same to completion, or until the Borrower, with the concurrence of the Administrative Agents (such concurrence not to be unreasonably withheld), determines that such consent agreements, memoranda or other required documentation will not be forth coming notwithstanding its diligent efforts,

          (G) evidence in the form of updated title searches, title reports or "abstractor" certificates, "title" certificates or so-called "nothing further" certificates, as applicable, sufficient in the Administrative Agents' discretion to determine whether each Loan Party and each of its Subsidiaries required to execute and deliver a Post-Closing Mortgage pursuant to this Section 6.18 has good title in fee simple to, or valid leasehold interests in, all real property to be mortgaged (other than the properties comprised of "pipelines" or "gathering systems") described on
     Part IIA-1 and Part IIB-1 of each of Schedule 5.08(c) and Schedule 5.08(d), and

          (H) evidence that all other action that the Administrative Agents may deem necessary in order to create valid first and subsisting Liens, subject only to Permitted Encumbrances and Permitted Liens described therein, on the property described in such Mortgages has been taken or commenced, as applicable.

               Any Lender may request an update from the Administrative Agents as to the status of the foregoing requirements and the Administrative Agents will, within 15 days following such request, provide a summary of the status of each such requirement.

                                  ARTICLE VII
                               NEGATIVE COVENANTS

               So long as any Lender shall have any Commitment hereunder, any Loan or other payment Obligation (other than indemnification obligations under Sections 3.01, 3.04 and 11.05) hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Parent Guarantor shall not, nor shall it permit any Subsidiary (other than any Excluded Subsidiary) to, directly or indirectly:

               7.01. Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

               (a)   Liens pursuant to any Loan Document;

               (b)   Liens existing on the date hereof and either (i) listed on
Schedule 5.08(b) or (ii) which do not secure in the aggregate an amount of obligations in excess of $20 million;

               (c) Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

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          (d)   carriers', warehousemen's, mechanics', materialmen's,
     repairmen's, employee's, landlord's, lessor's, contractor's, operator's or other like Liens arising in the ordinary course of business that are in respect of obligations that are not past due for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

          (e) pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance, other social security benefits or obligations arising under similar legislation, other than any Lien imposed by ERISA;

          (f) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), public or statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (g) zoning restrictions, easements, rights-of-way, reservations, servitudes, permits, encroachments, exceptions, conditions, covenants, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

          (h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h) or securing appeal or other surety bonds related to such judgments;

          (i) Liens securing Indebtedness permitted under Section 7.03(b)(v); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;

          (j) Liens arising under Section 9.343 of the Texas Uniform Commercial Code or similar statutes of states other than Texas;

          (k) any obligations or duties affecting any of the property of any Person to any municipality or public authority with respect to any franchise, grant, license or permit which do not materially impair the use of such property for the purposes for which it is held;

          (l) Liens on property of a Person which exist at the time such Person becomes a Subsidiary of the Parent Guarantor as a result of an acquisition consummated solely in connection with Capital Expenditures permitted by Section 7.12 so long as the aggregate amount of obligations secured by such Liens and Liens permitted by Section 7.01(i) do not exceed $20 million;

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          (m) Liens reserved in customary oil, gas and/or mineral leases for bonus or rental payments and for compliance with the terms of such leases and Liens reserved in customary operating agreements farm-out and farm-in agreements, exploration agreements, development agreements and other similar agreements for compliance with the terms of such agreements, in each case entered into in the ordinary course of business consistent with past practices;

          (n) Liens arising out of all presently existing and future division and transfer orders, advance payment agreements, processing contracts, gas processing plant agreements, operating agreements, gas balancing or deferred production agreements, pooling, unitization or communitization agreements, pipeline, gathering or transportation agreements, platform agreements, drilling contracts, injection or repressuring agreements, cycling agreements, construction agreements, salt water or other disposal agreements, leases or rental agreements, farm-out and farm-in agreements, exploration and development agreements, and any and all other contracts or agreements (including agreements related to Proportionally Consolidated Interests) covering, arising out of, used or useful in connection with or pertaining to the exploration, development, operation, production, sale, use, purchase, exchange, storage, separation, dehydration, treatment, compression, gathering, transportation, processing, improvement, marketing, disposal or handling of any property of a Person, provided such agreements are entered into the ordinary course of business in connection with the generation Business Segment or natural gas liquids Business Segment and are consistent with past practices and contain terms customary for such agreements in the industry, and provided further that such permitted security interest shall not include any security interest in accounts receivable other than accounts receivable arising under the applicable or any related agreement;

          (o) Liens on cash and short-term investments deposited by the Parent Guarantor or any of its Subsidiaries with or on behalf of brokers, credit clearing organizations, independent system operators, regional transmission organizations, pipelines, state agencies, federal agencies, futures contract brokers, customers, trading counterparties, or any other parties or pledged by the Parent Guarantor or any of its Subsidiaries to secure its obligations and/or the obligations of any Subsidiary and/or the Parent Guarantor with respect to: (i) any contracts and transactions for the purchase, sale, exchange of, or the option (whether physical or financial) to purchase, sell or exchange (a) natural gas, (b) electricity, (c) coal,
     (d) petroleum-based liquids, (e) oil, (f) emissions, (g) waste byproducts,
     (h) weather, or (i) any other energy-related commodity or derivative; (ii) any contracts or transactions for the processing, transmission, transportation, or storage of, or any other services related to any commodity identified in subparts (a) - (i) above, including any capacity agreement; (iii) any financial derivative agreement (including but not limited to swaps, options or swaptions) related to any commodity identified in subparts (a) - (i) above, or to any interest rate or currency rate management activities; (iv) any agreement for membership or participation in an organization that facilitates or permits the entering into or clearing of any Netting Agreement or any agreement described in this
     Section 7.01(o); (v) any agreement combining part or all of a Netting Agreement or part or all of any of the agreements described in this Section 7.01(o); or (vi) any document relating to any agreement described in this
     Section 7.01(o) that is filed with a governmental body and any related

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     service agreements (such agreements described in clauses (i) through (vi)
     of this Section 7.01(o) being collectively, "Permitted Contracts"), Netting Agreements and letters of credit supporting Permitted Contracts and Netting Agreements; provided that the amount of cash and short-term investments subject to any such Lien in respect of any Third Party Risk Management transaction entered into on or after the date hereof shall not exceed $20 million in the aggregate, except for (x) Liens in respect of the ongoing management of the Tolling Agreements or other Third Party Risk Management transactions or positions existing on the Closing Date, including entering into amendments, modifications, supplements, restatements or replacements thereof or new transactions or positions in order to manage the risks from time to time relating to such transactions or positions, or (y) Liens in respect of natural gas liquids or incurred in connection with the management of natural gas liquids price risk;

          (p) Liens granted by the Parent Guarantor or any of its Subsidiaries to a counterparty and/or to Affiliates of such counterparty (each, a "Section 7.01 Counterparty") on accounts receivable and other obligations owed to, and other rights of the Parent Guarantor or any of its Subsidiaries under, Netting Agreements or Permitted Contracts to secure the Parent Guarantor's or such Subsidiary's obligations under such Netting Agreement or Permitted Contract, and any netting, setoff or similar rights granted by the Parent Guarantor or any of its Subsidiaries to a Section
     7.01 Counterparty pursuant to a Permitted Contract or Netting Agreement; provided that (i) the principal amount of accounts receivables subject to any such Lien in respect of any Third Party Risk Management transaction arising on or after the date hereof shall not exceed $20 million in the aggregate except for (x) Liens in respect of the ongoing management of Third Party Risk Management transactions or positions existing on the Closing Date, including entering into amendments, modifications, supplements, restatements or replacements thereof or new transactions or positions in order to manage the risks from time to time relating to such transactions or positions, or (y) Liens in respect of natural gas liquids or incurred in connection with the management of natural gas liquids price risk;

          (q) Liens granted by the Parent Guarantor or any of its Subsidiaries on its or their rights under any insurance policy, but only to the extent that such Lien is granted to the insurers under such insurance policies or any insurance premium finance company to secure payment of the premiums and other amounts owed to the insurers or such premium finance company with respect to such insurance policy;

          (r) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the proceeds and products thereof;

          (s) Liens on cash deposits in the nature of a right of setoff, banker's lien, counterclaim or netting of cash amounts owed arising in the ordinary course of business on deposit accounts;

          (t) extensions, renewals or replacements of any of the Liens permitted in clause (b) through (r) so long as (i) the principal amount of the Indebtedness or obligation secured thereby is no greater than the principal amount of such Indebtedness or

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     obligation at the time such Lien was permitted hereunder except for increases in an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such extension, renewal, refinancing, or replacement and in an amount equal to any existing commitments unutilized thereunder, (ii) any such extension, renewal or replacement Lien is limited to the property originally encumbered thereby and (iii) any renewal or extension of the Indebtedness or obligations secured or benefited thereby is permitted by Section 7.03; and

          (u) other Liens securing obligations not to exceed $20,000,000 in the aggregate at any time outstanding.

          7.02. Investments. Make or hold any Investments, except:

          (a) Investments held by the Parent Guarantor or such Subsidiary in the form of Cash Equivalents;

          (b) to the extent not prohibited by Law, loans and advances to officers, directors and employees of the Parent Guarantor and Subsidiaries
     (i) existing on the Closing Date and (ii) additional loans and advances in an aggregate amount not to exceed $5,000,000 at any time outstanding made in the ordinary course of business;

          (c) (i) Investments of any Guarantor in the Borrower or any other Guarantor (other than the Parent Guarantor or any Immaterial Subsidiary),
     (ii) Investments of the Borrower in any Guarantor (other than the Parent Guarantor or any Immaterial Subsidiary), (iii) Investments of the Borrower or any of the other Loan Parties in the Parent Guarantor consisting of loans and advances to the Parent Guarantor in an amount necessary to enable the Parent Guarantor to (x) pay its expenses in the ordinary course consistent with past practices, including general corporate overhead, administrative and interest expenses and tax obligations and (y) (so long as no Default has occurred and is continuing) make other payments permitted by this Agreement, (iv) Investments by any Subsidiary of the Parent Guarantor that is not a Loan Party in any Loan Party or any other Subsidiary of the Parent Guarantor, (v) Investments by any Loan Party in any Person that is not a Loan Party (other than Illinois Power and its Subsidiaries) but in which the Secured Parties have been granted a perfected Security Interest of the Equity Interests in a Person which directly or indirectly holds Equity Interests in such Person in an aggregate amount invested from the date hereof not to exceed $50 million and (vi) Investments by any Loan Party in any Immaterial Subsidiary or any Person that is not (1) a Loan Party or (2) a Person described in clause (v) in an aggregate amount invested from the date hereof not to exceed $20,000,000;

          (d) Investments consisting of extensions of credit including, without limitation, in the nature of accounts receivable or notes receivable arising from the grant of trade credit or prepayments or similar transactions entered into in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

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          (e) Guarantees permitted by Section 7.03;

          (f) (i) Investments not otherwise permitted under this Section 7.02 existing on the date hereof that are (u) set forth on Schedule 5.08(e), (v) in Discontinued Business Operations, (w) in Subsidiaries of the Parent Guarantor or in the Parent Guarantor, (x) extensions of credit in the ordinary course of business, (y) Investments of the type described in clause (c) of the definition of the term "Investment" or (z) which have, in the aggregate, a fair market value of less than $20,000,000 or (ii) Investments made in Persons that are not Subsidiaries pursuant to Capital Commitments in an aggregate amount not to exceed $20,000,000;

          (g) Investments consisting of acquisitions the sole purpose of which are to make Capital Expenditures or Investments made in any Subsidiary (other than an Excluded Subsidiary) that is not a Loan Party or in any other Person as, or in order to permit such Person to make, a Capital Expenditure so long as such Capital Expenditure would be permitted pursuant to Section 7.12;

          (h) Investments consisting of the non-cash consideration for any Disposition permitted by Sections 7.05(f), (g) and (h), provided that such Investments become subject to the Liens created under the Collateral Documents (unless and to the extent such Investment is a Restricted Asset);

          (i) the purchase or other acquisition of all of the Equity Interests in, or all or substantially all of the property and assets of, any Person that, upon the consummation thereof, will be wholly owned directly by the Parent Guarantor or one or more of its wholly owned Subsidiaries (including, without limitation, as a result of a merger or consolidation); provided that, with respect to each purchase or other acquisition made pursuant to this Section 7.02(i):

               (A) any such newly created or acquired Subsidiary shall comply with the requirements of Section 6.12;

               (B) the lines of business of the Person to be (or the property and assets of which are to be) so purchased or otherwise acquired shall be substantially the same lines of business as one or more of the principal businesses of the Parent Guarantor and its Subsidiaries in the ordinary course;

               (C) such purchase or other acquisition shall not include or result in any contingent liabilities that could reasonably be expected to be material to the business, financial condition, operations or prospects of the Parent Guarantor and its Subsidiaries, taken as a whole (as determined in good faith by the board of directors (or the persons performing similar functions) of the Parent Guarantor or such Subsidiary if the board of directors is otherwise approving such transaction and, in each other case, by a Responsible Officer);

               (D) the total cash and noncash consideration (including, without limitation, the fair market value of all Equity Interests issued or transferred to the sellers thereof, all indemnities, earnouts and other contingent payment obligations to, and

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          the aggregate amounts paid or to be paid under noncompete, consulting and other affiliated agreements with, the sellers thereof, all write-downs of property and assets and reserves for liabilities with respect thereto and all assumptions of debt, liabilities and other obligations in connection therewith) paid by or on behalf of the Parent Guarantor and its Subsidiaries for any such purchase or other acquisition, when aggregated with the total cash and noncash consideration paid by or on behalf of the Parent Guarantor and its Subsidiaries for all other purchases and other acquisitions made by the Parent Guarantor and its Subsidiaries pursuant to this Section 7.02(i), shall not exceed $20,000,000;

               (E) (1) immediately before and immediately after giving pro forma effect to any such purchase or other acquisition, no Default shall have occurred and be continuing and (2) immediately after giving effect to such purchase or other acquisition, the Parent Guarantor and its Subsidiaries shall be in pro forma compliance with all of the covenants set forth in Section 7.11, such compliance to be determined on the basis of the financial information most recently delivered to the Agents and the Lenders pursuant to Section 6.01(a) or (b) as though such purchase or other acquisition had been consummated as of the first day of the fiscal period covered thereby; and

               (F) the Borrower shall have delivered to the Administrative Agents, on behalf of the Lenders, at least five Business Days prior to the date on which any such purchase or other acquisition is to be consummated, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agents, certifying that all of the requirements set forth in this clause (i) have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition;

          (j) Investments not otherwise permitted under this Section 7.02 in Affiliates of the Parent Guarantor resulting from drawings under, or renewals or extensions of, letters of credit, surety bonds, Guarantees, or performance bonds supporting obligations of such Subsidiaries and Investments in Subsidiaries to cash collateralize obligations supported by such letters of credit, bonds or Guarantees if they expire or are cancelled undrawn to be made by the Parent Guarantor or any of its Subsidiaries in order to avoid a default pursuant to contracts or agreements;

          (k) Investments not otherwise permitted under this Section 7.02 made in connection with any Discontinued Business Operations or Disclosed Litigation so long as (i) in the case of any Discontinued Business Operations other than as described in clause (ii) below, the aggregate amount of such Investments shall not exceed $75,000,000 at any time outstanding (provided that non-cash Investments consisting of set off, cancellation, assignment or similar transactions among or between Subsidiaries that engage in Discontinued Business Operations, or among or between such Subsidiaries and other Loan Parties in connection with the wind-down of the Discontinued Business Operations, shall not be included when calculating the foregoing dollar limitation) and (ii) in the case of Tolling Agreements and Disclosed Litigation or the wind-down, settlement or disposition of Third Party Risk Management transactions, (x) the Parent Guarantor or the

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     Subsidiary making such Investment shall have received reasonably equivalent value for such Investment, or the liabilities, if any, in respect of such Investment shall not be any greater than the liabilities associated with the applicable Tolling Agreement and (y) such Investment shall become subject to the Liens created under the Collateral Documents to the extent not prohibited by any legal or contractual restriction;

          (l) Investments by any Subsidiary of the Parent Guarantor consisting of loans or advances made to any Person which directly or indirectly holds the Equity Interests of such Subsidiary to the extent required under existing contractual obligations;

          (m) Investments not otherwise permitted under this Section 7.02 in any Person that the Borrower (directly or indirectly) owns Equity Interests in to provide for the operation, maintenance, or working capital of such Person in an amount not to exceed $20 million in the aggregate;

          (n) Investments not otherwise permitted under this Section 7.02 in interests in Proportionally Consolidated Interests resulting from variances from prior periods in the volumes of natural gas processed or the volumes of natural gas liquids produced pursuant to applicable construction and operation agreements in an aggregate amount invested from the date hereof not to exceed $20,000,000;

          (o) Investments in Proportionally Consolidated Interests consisting of the payment of the proportional share of operating expenses through joint interest billings pursuant to applicable construction and operation agreements;

          (p) Investments by the Parent Guarantor or any of it Subsidiaries in any of their Indebtedness or Equity Interests solely to the extent expressly permitted by the Agreement (including, without limitation, Section 7.15) and any Investments made in any Person to effectuate the foregoing; and

          (q) Investments consisting of payments made by Dynegy Midwest Generation, Inc. in satisfaction of the obligations of Illinois Power Company pursuant to the Tilton Lease, including any Rent and the Purchase Amount (each as therein defined) in an aggregate amount, in the case of the Purchase Amount, not to exceed $81 million plus accrued rent, break costs (if applicable) and similar amounts; provided, that (i) any such Investments shall be made to satisfy such an obligation, or the exercise or deemed exercise of the Purchase Option, in accordance with the terms of the Tilton Lease and (ii) any asset obtained upon payment of the Purchase Amount shall be deemed to be an asset of the type described in clause (z) of Section 6.12 and shall become subject to the Liens created under the Collateral Documents.

          (r) Investments consisting of payments made by CoGen Lyondell, Inc. in satisfaction of the obligations relating to Rent and the Purchase Price pursuant to and as defined in the CoGen Facility in an aggregate amount, in the case of the Purchase Price, not to exceed $170 million plus accrued rent, break costs (if applicable) and similar amounts; provided, that (i) such Investment shall be made to satisfy such an obligation, or the exercise or deemed exercise of the Purchase Option, in accordance with the terms of

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     the CoGen Facility and (ii) any asset obtained upon payment of the Purchase
     Price shall be deemed to be an asset of the type described in clause (z) of
     Section 6.12 and shall become subject to the Liens created under the Collateral Documents to the extent required by Section 6.12.

          7.03. Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

          (a) (i) in the case of the Parent Guarantor or any Subsidiary of the Parent Guarantor that is a Loan Party (other than an Immaterial Subsidiary), Indebtedness owed to any other Loan Party (other than an Immaterial Subsidiary), provided that, in each case, such Indebtedness (x) shall constitute Pledged Debt, (y) shall be evidenced by promissory notes in form and substance satisfactory to the Administrative Agents and such promissory notes shall be pledged as security for the Obligations of the holder thereof under the Loan Documents to which such holder is a party and delivered to the Collateral Agent or the Collateral Trustees pursuant to the terms of the Collateral Documents (unless such pledge is prohibited by legal or contractual restrictions) and (z) in the case of the Parent Guarantor, such Indebtedness is permitted by Section 7.02(c), (ii) in the case of any other Subsidiary of the Parent Guarantor (other than Illinois Power Company and its Subsidiaries, but including Immaterial Subsidiaries), Indebtedness owed to (x) any Loan Party or (y) any other Subsidiary of the Parent Guarantor, provided that, in each case described in clause (x), such Indebtedness (1) shall, in the case of Indebtedness owed to a Loan Party, constitute Pledged Debt, (2) shall be evidenced by promissory notes in form and substance satisfactory to the Administrative Agents and such promissory notes shall, in the case of Indebtedness owed to a Loan Party, be pledged as security for the Obligations of the holder thereof under the Loan Documents to which such holder is a party and delivered to the Collateral Agent, the Collateral Trustees or the Black Thunder Collateral Agent, as appropriate, pursuant to the terms of the Collateral Documents (unless such pledge is prohibited by legal or contractual restrictions, which restrictions shall be identified to the Administrative Agents upon request) and (3) the aggregate principal amount of such Indebtedness shall be permitted under Section 7.02(c), and (iii) in the case of any Loan Party (other than an Immaterial Subsidiary), Indebtedness owing to an Immaterial Subsidiary or any Subsidiary of the Parent Guarantor that is not a Loan Party so long as such Indebtedness is evidenced by the Master Subordinated Note; and

          (b)   in the case of the Parent Guarantor and its Subsidiaries,

                (i)  Indebtedness under the Loan Documents;

                (ii) Indebtedness outstanding on the date hereof and is (A) listed on Schedule 7.03, (B) Indebtedness in respect of Discontinued Operations, (C) Indebtedness of the type described in clause (viii) below, (D) Indebtedness of the type described in clause (e) of the definition thereof or any Guarantee thereof and (E) other Indebtedness in an aggregate principal amount not in excess of $20,000,000, or any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such

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          refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder and the direct and contingent obligors thereof shall not be changed, as a result of or in connection with such refinancing, refunding, renewal or extension; provided still further that such refinancing, refunding, renewal or extended Indebtedness shall not have (A) a final maturity prior to the final maturity date of the Indebtedness being refinanced, refunded, renewed or extended, (B) any Payment Restriction more restrictive than the Payment Restrictions contained in the Indebtedness being refinanced, refunded, renewed or extended, (C) any scheduled amortization payments prior to the Maturity Date other than amortization payments in an aggregate principal amount not greater than the aggregate scheduled amortization payment prior to the Maturity Date of the Indebtedness being refinanced and (D) an interest rate in excess of the then applicable market interest rate;

               (iii) Indebtedness of the Borrower issued in exchange for any Indebtedness specified under the "1995 Indenture" and the "1996 Indenture" on Schedule 7.03 which has a scheduled maturity date as of the Closing Date in 2005 and 2006 (the "Early Maturity DHI Bonds") or under the "1995 Indenture" and the "1996 Indenture" on Schedule 7.03 which has a scheduled maturity date as of the Closing Date on and after January 1, 2007 (the "Late Maturity DHI Bonds") (such new Indebtedness being the "Exchanged Debt"), provided that (A) the aggregate principal amount of any Exchanged Debt issued in exchange for any Early Maturity DHI Bond shall (1) if such Exchanged Debt shall have a final maturity date on or after March 15, 2007 (and no scheduled amortization payment on or before March 15, 2007), be in an aggregate principal amount not greater than the aggregate principal amount of such Early Maturity DHI Bond, except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred in connection with such refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder, or (2) if such Exchanged Debt shall have a final maturity date prior to March 15, 2007 but no earlier than the maturity date of such Early Maturity DHI Bond (with no scheduled amortization prior to the final maturity date of such Exchanged Debt), be in an aggregate principal amount no greater than 66% of the aggregate principal amount of such Early Maturity DHI Bond (taking into account any pay-in-kind interest payable thereon); (B) any Exchanged Debt issued on account of any Late Maturity DHI Bond shall not (1) be in an aggregate principal amount greater than the aggregate principal amount of such Late Maturity DHI Bond, except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred in connection with such refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder and (2) have a final maturity prior to December 31, 2009 (and there shall be no scheduled amortization payment prior to such date); (C) the parties to whom such Exchanged Debt is owed are the same as the parties to whom the Early Maturity

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          DHI Bonds or the Late Maturity DHI Bonds, as the case may be, was owed on the date of such exchange; (D) any Exchanged Debt shall not contain any Payment Restriction more restrictive than the Payment Restrictions contained in the Indebtedness replaced by such Exchanged Debt; and (E) the cash interest payable in respect of any Exchanged Debt shall not be greater than the cash interest payable in respect of the Early Maturity DHI Bonds or the Late Maturity DHI Bonds, as the case may be, for which such Exchanged Debt was issued;

               (iv) Guarantees by any newly-created direct Subsidiary of the Borrower in respect of any Indebtedness of the Borrower issued in connection with a refinancing or refunding of, or exchange for, any Indebtedness issued under the Indentures so long as such Subsidiary is in compliance with the provisions of Section 6.12;

               (v) (A) Indebtedness in respect of capital leases, Off-Balance Sheet Obligations and purchase money obligations within the limitations set forth in Section 7.01(i) and (B) Indebtedness assumed in connection with acquisitions consummated solely in connection with Capital Expenditures permitted by Section 7.12; provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding and not otherwise permitted under this Section 7.03 shall not exceed (together with any Indebtedness outstanding at such time pursuant to Section 7.03(b)(vi) below) $20,000,000;

               (vi) other Indebtedness in an aggregate principal amount at any one time outstanding not to exceed (together with any Indebtedness outstanding at such time pursuant to Section 7.03(b)(v) above) $20,000,000;

               (vii) the Guarantee by the Borrower of the obligations of Renaissance Power, L.L.C. ("Renaissance") and Rolling Hills Generating, L.L.C. ("Rolling Hills") under the Second Amended and Restated Credit Agreement, dated July 15, 2002, as amended by Amendment No. 1, dated as of December 27, 2002, among Renaissance, Rolling Hills and West LB AG, New York Branch (the "Rolling Hills Facility") so long as concurrently with the Borrower's entering into such Guarantee, the Loan Parties shall have granted to the Collateral Trustees and the Collateral Agent a perfected security interest in the collateral released under such Credit Agreement;

               (viii) the obligation of the Parent Guarantor or any of its Subsidiaries to pay the deferred purchase price of goods or services, or progress payments in connection with such goods and services, including turbines, transformers and similar equipment, so long as such obligations are incurred in the ordinary course of business and, if applicable, such payments are permitted under Section 7.12;

               (ix) Indebtedness not otherwise permitted by Section 7.03 incurred by a Subsidiary in connection with the Discontinued Business Operations or Disclosed Litigation so long as (A) in the case of any Discontinued Business Operation other than in respect of Tolling Agreements, Disclosed Litigation or the wind-

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          down, settlement or disposition of Third Party Risk Management transactions in an aggregate amount not to exceed $75,000,000 (provided that any Indebtedness created or incurred as a result of set off, cancellation, assignment or similar transaction among or between Subsidiaries that engage in Discontinued Business Operations, or among or between such Subsidiaries and other Loan Parties in connection with the wind-down of the Discontinued Business Operations, shall not be included when calculating the foregoing dollar limitation);

                (x) Indebtedness incurred by Dynegy Midwest Generation, Inc. in satisfaction of the obligations of Illinois Power Company pursuant to the Tilton Lease, including the incurrence of any obligation to pay Rent or the Purchase Amount (each as therein defined); provided, that any asset obtained upon payment of the Purchase Amount shall be deemed to be an asset of the type described in clause (z) of Section 6.12 and shall become subject to the Liens created under the Collateral Documents; and

                (xi) Indebtedness of the type described in clause (e) of the definition thereof or any Guarantee thereof solely to the extent expressly permitted by Section 7.02.

          7.04. Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of the assets (whether now owned or hereafter acquired) of the Parent Group, taken as a whole, to or in favor of any Person, except that:

          (a) so long as no Default exists or would result therefrom, any Subsidiary may merge with (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that when any Guarantor is merging with another Subsidiary, the Guarantor shall be the continuing or surviving Person or such other Subsidiary shall become a Guarantor upon the consummation of such merger;

          (b) in connection with any Investment, Disposition, restructuring, liquidation, winding up, dissolution or other transaction relating to the Discontinued Business Operations, any Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it or may dissolve, liquidate or otherwise wind up;

          (c) in connection with any Disposition permitted under Section 7.05, any Subsidiary of the Borrower may dissolve, liquidate, consolidate or merger with or into any other Person or permit any other Person to merge into or consolidate with it;

          (d) so long as no Default exists or would result therefrom, in connection with any acquisition permitted under Section 7.02, any Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that the Person surviving such merger shall be a Guarantor; and

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

          (e) any Dormant Subsidiary may dissolve, liquidate, wind up, consolidate or merge with or into any other Person;

provided, however, that in each case, immediately after giving effect thereto, in the case of any such merger to which the Borrower is a party, the Borrower is the surviving corporation.

          7.05. Dispositions. Make any Disposition or enter into any agreement (other than any agreement that is conditioned on the receipt of the consent of the Required Lenders hereunder or repayment in full of the Loans) to make any Disposition, except:

          (a) Dispositions of (i) obsolete, surplus or worn out property, whether now owned or hereafter acquired, in the ordinary course of business or in connection with the management of the business or (ii) property no longer commercially viable to maintain and operate;

          (b) Dispositions of property (such as, among other items, inventory or other immaterial assets) in the ordinary course of business (which shall not include liquidations of property (other than liquidations of assets, contracts or other property in the ordinary course)) and the granting of any option or other right to purchase, or otherwise acquire property in the ordinary course of business;

          (c) Dispositions of equipment, licenses or real property to the extent that (i) such property is exchanged for credit against (A) the purchase price of similar replacement property or (B) the price of replacement or functionally related services or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

          (d) So long as no Default exists or would result therefrom, Dispositions of property by any Subsidiary of the Parent Guarantor to the Parent Guarantor or to a Subsidiary of the Parent Guarantor; provided that
     (i) if the transferor of such property is the Borrower or a Guarantor, the transferee thereof must either be (at the time of the consummation of such Disposition) the Borrower or a Guarantor or (ii) if the transferee of such property is not a Loan Party or is an Immaterial Subsidiary, such Disposition would be permitted under Section 7.02;

          (e) So long as no Default exists or would result therefrom, Dispositions permitted by Section 7.04 (other than Section 7.04(c) thereof) or in connection with any Investment permitted under Section 7.02;

          (f) Dispositions by the Parent Guarantor and its Subsidiaries of the Hackberry LNG Facility for fair market value;

          (g) So long as immediately before and after giving effect to such Disposition no Default shall have occurred and be continuing, Dispositions of property by the Parent Guarantor and its Subsidiaries not otherwise permitted under this Section 7.05; provided that (i) the consideration for such Disposition shall be equal to the fair market value of such property,
     (ii) the Net Cash Proceeds from all property Disposed of in reliance on this clause (g) shall not exceed $100 million and (iii) at least 80% of the purchase price for

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

     such property shall be paid to the Parent Guarantor or such Subsidiary solely in cash (including deferred or contingent cash proceeds);

          (h) So long as immediately before and after giving effect to such Disposition no Default shall have occurred and be continuing, Dispositions of property by the Parent Guarantor and its Subsidiaries not otherwise permitted under this Section 7.05; provided that (i) the consideration for such Disposition shall be equal to the fair market value of such property, and (ii) the Net Cash Proceeds of such Disposition shall be applied as set forth in Section 2.05(b) and (iii) at least 80% of the purchase price for such property shall be paid to the Parent Guarantor or such Subsidiary solely in cash (including deferred or contingent cash proceeds that are required to be received prior to the Maturity Date);

          (i) So long as no Default exists or would result therefrom, Dispositions by the Parent Guarantor and its Subsidiaries of assets in connection with (i) the termination, amendment or restructuring of any Tolling Agreement and (ii) Dispositions of property in connection with the settlement of any of the Disclosed Litigation or other litigation so long as any Disposition referred to in either clause (i) or (ii) is for reasonably equivalent value, provided that in no event shall the Parent Guarantor and its Subsidiaries Dispose of Collateral (other than Collateral consisting of cash) pursuant to this subsection (i) having a fair market value, in the aggregate for all such Dispositions, in excess of $300,000,000;

          (j) Dispositions by the Parent Guarantor and its Subsidiaries of assets in connection with any other Discontinued Business Operations so long as any such Disposition is for reasonably equivalent value;

          (k) Dispositions resulting from the bona fide exercise by a Governmental Authority of its claimed or actual power of eminent domain or Dispositions otherwise required by applicable Law that would not result in a Material Adverse Effect;

          (l) Any cash payments or other Dispositions of cash in the ordinary course of business in the nature of corporate overhead or administrative expenses and are not otherwise prohibited by any Loan Document;

          (m) Any Disposition in connection with directors' qualifying shares or investments by foreign nationals mandated by applicable Law;

          (n) Any Disposition of property subject to a Permitted Lien that is transferred to the lienholder or its designee in satisfaction or settlement of the lienholder's claim or a realization upon a security interest permitted under this Agreement;

          (o) Dispositions by the Parent Guarantor or any of its Subsidiaries of property in exchange for other property so long as (i) such Disposition is for reasonably equivalent value and (ii) the liabilities associated with the property so received shall not be greater than the liabilities associated with the property that is the subject of such Disposition;

          (p) Any Disposition to the Person that is the subject of a Capital Commitment of any Equity Interest or other property required by such Capital Commitment so long as

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

     the aggregate market value of the property subject to such Dispositions does not exceed $20 million; and

          (q) Required Dispositions of interests in Proportionally Consolidated Interests resulting from variances from prior periods in the volumes of natural gas processed or the volumes of natural gas liquids produced pursuant to applicable construction and operation agreements in an aggregate amount from the date hereof not to exceed $20 million.

          7.06. Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so (other than obligations that are contingent on Required Lender approval or repayment in full of the Loans) that would be required to be paid prior to the Maturity Date in respect of the Term B Facility, except that:

          (a) each Subsidiary of the Parent Guarantor may make Restricted Payments to the Parent Guarantor (so long as no Default exists or would result therefrom other than Restricted Payments made to the Parent Guarantor in an amount necessary to enable the Parent Guarantor to pay its expenses in the ordinary course consistent with past practices, including general corporate overhead, administrative and interest expenses and tax obligations) and to wholly-owned Subsidiaries of the Parent Guarantor (and, in the case of a Restricted Payment by a non-wholly-owned Subsidiary, to the Parent Guarantor and any Subsidiary of the Parent Guarantor and to each other owner of capital stock or other Equity Interests of such Subsidiary on a pro rata basis based on their relative ownership interests or in accordance with the contractual and legal requirements governing such distribution);

          (b) the Parent Guarantor and each of its Subsidiaries may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;

          (c) so long as no Default shall have occurred and be continuing or would result therefrom, the Parent Guarantor may purchase, redeem or otherwise acquire, or make any payment in respect of, the Chevron Preferred Stock in an aggregate amount equal to the lesser of the Payment Basket at such time and $50 million so long as (i) the Borrower makes a voluntary prepayment of the Facilities pursuant to Section 2.05(a) in an aggregate amount equal to three times the aggregate cash payment made pursuant to this clause (c), (ii) the Liquidity of the Parent Group (x) for the ten day period immediately preceding any such payment and (y) at the time of such payment (after giving effect to such payment), is at least $500 million and
     (iii) any amendment, modification or change to any term or condition of the Chevron Preferred Stock made in connection with such payment, purchase or redemption is on terms reasonably acceptable to the Required Lenders and the Collateral Agent;

          (d) so long as no Default shall have occurred and be continuing or would result therefrom, the Borrower may make scheduled payments in respect of the Trust

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

     Preferred Securities so long as such aggregate scheduled payments do not exceed $17 million in any calendar year; and

          (e) the Borrower may make dividend and/or interest payments in respect of preferred stock issued after the date hereof payable solely in shares of such Preferred Stock, provided that such preferred stock may not be redeemed or otherwise require any cash payment to be made in respect of such preferred stock on or prior to March 31, 2006.

          7.07. Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Parent Guarantor and its Subsidiaries on the date hereof or any business substantially related or incidental thereto.

          7.08. Transactions with Affiliates and Non-Loan Parties. Enter into any transaction or series of related transactions of any kind with any Affiliate of the Parent Guarantor (other than Affiliates of the Parent Guarantor that are Subsidiaries or non-consolidated equity Investments of the Parent Guarantor but are non-Loan Parties), whether or not in the ordinary course of business, other than on fair and reasonable terms no less favorable taken as a whole to Parent Guarantor and its Subsidiaries on a consolidated basis as would be obtainable by the Parent Guarantor or such Subsidiary at the time in a comparable arm's length transaction or series of related transactions with a Person other than an Affiliate; and enter into any transaction of any kind with any Affiliate of the Parent Guarantor that is an Immaterial Subsidiary or a Subsidiary of the Parent Guarantor but is not a Loan Party, whether or not in the ordinary course of business, unless the terms (taken as a whole) offered to the Loan Parties (other than Immaterial Subsidiaries) will be no less favorable than the terms (taken as a whole) offered to parties to the transaction that are Immaterial Subsidiaries or are such non-Loan Parties, it being acknowledged that in the ordinary course of business transactions may be entered into involving both Loan Parties and such non-Loan Parties with customers, suppliers, transporters and other commercial counterparties and that such transactions will not be deemed to be in violation of the provisions of this Section 7.08 unless the parties take measures in such transactions to disadvantage the Loan Parties (other than Immaterial Subsidiaries) (without regard to whether or not the Loan Parties (other than Immaterial Subsidiaries) could have transacted on more favorable terms on a stand alone basis); provided that the foregoing restriction shall not apply to (i) transactions between or among the Loan Parties (other than Immaterial Subsidiaries), (ii) any payment permitted pursuant to Section 7.02(k) or (iii) transactions permitted in Section 7.02(q) and Section 7.02(r).

          7.09. Burdensome Agreements. Except as otherwise permitted under
Section 7.01. 7.02, 7.03(b), 7.05 or 7.17, enter into any Contractual Obligation (other than this Agreement, any other Loan Document or any agreement with, or any agreement resulting from, the application of any Law by any Governmental Authority) that limits the ability (i) of any Subsidiary (other than an Excluded Subsidiary, a Dormant Subsidiary or a Discontinued Foreign Subsidiary) to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to or invest in the Borrower or any Guarantor, (ii) of any Subsidiary (other than an Excluded Subsidiary, a Dormant Subsidiary or a Discontinued Foreign Subsidiary) to Guarantee the Indebtedness of the Borrower, or (iii) of the Borrower or any Subsidiary (other than an Excluded Subsidiary, a Dormant Subsidiary or a Discontinued Foreign Subsidiary) to

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create, incur, assume or suffer to exist Liens on property of such Person;
except in the case of clauses (i), (ii) and (iii) for (A) any such limitation contained in any agreement in effect on the Closing Date and any amendments, modifications, restatements, renewals, or replacements thereof that are not more restrictive, taken as a whole, than the encumbrances existing on the Closing Date, (B) customary encumbrances and restrictions entered into in the ordinary course of business that are not more restrictive, taken as a whole, than the encumbrances existing on the Closing Date, (C) such limitations contained in agreements that exist at the time any Subsidiary becomes a Subsidiary of the Borrower, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of the Borrower, and any amendments, modifications, restatements, renewals, or replacements thereof that are not more restrictive, taken as a whole, than the encumbrances existing at the time such Person became a Subsidiary, or (D) (1) any limitation that limits the ability of a Subsidiary to transfer property or enter into such Guarantees or (2) any negative pledge on any property contained in any agreement for the Disposition of such property so long as such Disposition is permitted by the terms hereof.

          7.10. Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose (in each case to the extent such action is in violation of Regulation
U).

          7.11. Financial Covenants.

          (a) Secured Debt/EBITDA Ratio. On and after September 30, 2003, permit the Secured Debt/EBITDA Ratio at any time to be greater than the ratio set forth below:

          ----------------------------------------------------------------------
                                                             Maximum
                                                       Secured Debt/EBITDA
               Measurement Period ending on                   Ratio
          ----------------------------------------------------------------------
                    September 30, 2003                       7.8:1.0
          ----------------------------------------------------------------------
                    December 31, 2003                        7.8:1.0
          ----------------------------------------------------------------------
                      March 31, 2004                         7.2:1.0
          ----------------------------------------------------------------------
                      June 30, 2004                          6.8:1.0
          ----------------------------------------------------------------------
                    September 30, 2004                       6.0:1.0
          ----------------------------------------------------------------------
                  December 31, 2004 and                      5.6:1.0
              each fiscal quarter thereafter
          ----------------------------------------------------------------------

When calculating the Secured Debt/EBITDA Ratio on any date of determination, (i) EBITDA shall be calculated as of, and the "Maximum Secured Debt/EBITDA Ratio" shall be the ratio set forth above for, the last day of the Measurement Period on or immediately preceding such date of determination for which financial statements have been delivered pursuant to Section 6.01(a) or (b) and (ii) Secured Debt shall be calculated as of such date of determination.

          (b) Minimum Liquidity. Permit the Liquidity of the Parent Group to be less than $200 million for any consecutive ten Business Day period.

          7.12. Capital Expenditures.

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          (a)   Except as set forth in Section 7.12(b), make any Capital
Expenditure during the four fiscal quarter period ending on the applicable date set forth below in an amount exceeding, in the aggregate for the Parent Guarantor and its Subsidiaries (other than Excluded Subsidiaries), the amount set forth opposite such fiscal quarter:

                  Fiscal Quarter                                 Amount
          ----------------------------------------------------------------------
                December 31, 2003                             $232,000,000
                  March 31, 2004                              $202,000,000
                  June 30, 2004                               $206,000,000
                September 30, 2004                            $208,000,000
              December 31, 2004, and                          $222,000,000;
          each fiscal quarter thereafter

provided, however, that (i) any portion of any amount set forth above, if not expended in the four fiscal quarter period for which it is permitted above, may be carried over for expenditure in any successive four fiscal quarter period (any such amount, the "Capital Expenditure Carryover Amount") and (ii) up to 50% of any amount set forth above may be carried back for expenditure in any prior four fiscal quarter period (any such amount, the "Capital Expenditure Carryback Amount") and the amount set forth above for such future four fiscal quarter period shall be reduced by such Capital Expenditure Carryback Amount; provided further that, notwithstanding the foregoing, the Parent Guarantor and its Subsidiaries may make additional Capital Expenditures that are required to comply with Laws or the application of Laws and not reflected in the forecasts provided to the Lenders on or prior to the date hereof. For purposes of clarification, the items listed on Schedule 7.12 shall be deemed to be included as Capital Expenditures made by Parent Guarantor and its Subsidiaries (other than Excluded Subsidiaries) at the time such expenditure is made.

          (b) Make any Capital Expenditure in connection with the construction of the Rolling Hills Facility in an aggregate amount exceeding $85 million.

          7.13. Amendments of Organization Documents. Amend any of its Organizational Documents other than (i) any such amendment made solely in connection with a transaction that is otherwise permitted under this Agreement or (ii) that could not reasonably be expected to have a Material Adverse Effect or (iii) in connection with Discontinued Business Operations.

          7.14. Accounting Changes. Make any change in (i) accounting policies or reporting practices, except (x) as required or permitted by GAAP or (y) as the Parent Guarantor deems necessary to comply with any Law, or (ii) fiscal year.

          7.15. Prepayments, Etc. of Indebtedness. Prepay, redeem, purchase, defease or otherwise satisfy or make any unscheduled payment, in each case, prior to the scheduled maturity thereof in any manner (whether directly or indirectly), or make any payment in violation of any subordination terms of, any Indebtedness for borrowed money, including, without limitation, Obligations owing in respect of the Alpha Facility, the CoGen Facility and the Riverside Facility money (other than any intercompany Indebtedness), except (i) the prepayment of the Credit Extensions in accordance with the terms of this Agreement,

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

(ii) required prepayments or redemptions of Indebtedness permitted by Section 7.03, (iii) the repurchase of any Indebtedness under the Indentures in an aggregate amount equal to the Payment Basket at such time with the Net Cash Proceeds from Extraordinary Receipts or the issuance of any Subordinated Indebtedness or Equity Issuances, in each case that are not required to prepay any other Indebtedness pursuant to the terms of any of the Collateral Documents so long as the Liquidity of the Parent Group at the time of such repurchase (after giving effect to such repurchase) is at least $500 million, (iv) the repurchase (or the making of any payment in respect of an exchange offer for such Indebtedness) of any Indebtedness under the Indentures in an aggregate amount equal to the Payment Basket at such time so long as (A) the Liquidity of the Parent Group ((x) for the ten day period immediately preceding such repurchase or payment and (y) at the time of such repurchase (after giving effect to such repurchase) is at least $500 million, (B) the aggregate amount applied in respect of the Late Maturity DHI Bonds is not more than $50 million and (C) the Borrower prepays the Facilities pursuant to Section 2.05(a) at the time of such repurchase in an amount equal to (x) in respect of the first $100 million of such repurchases pursuant to this clause (iv), the aggregate amount paid in connection with such repurchase, (y) in respect of the second $100 million of such repurchases pursuant to this clause (iv), two times the aggregate amount paid in connection with such repurchase and (z) in respect of the third $100 million of such repurchases pursuant to this clause (iv), three times the aggregate amount paid in connection with such repurchase, (v) the prepayment, redemption or repurchase of any Indebtedness that, as of the date hereof, has a final maturity date no later than March 31, 2004 (other than the Chevron Preferred Stock), (vi) the prepayment, redemption or other satisfaction prior to the scheduled maturity thereof of any Indebtedness in connection with any refinancing, refunding or exchange thereof permitted by Section 7.03, (vii) the prepayment of any intercompany Indebtedness owed by Illinova to Illinois Power Company so long as (x) the aggregate principal amount of such prepayments shall not exceed $200 million, (y) prior to any such prepayment, a Responsible Officer of the Parent Guarantor shall deliver a certificate to the Administrative Agents, in form and substance satisfactory to the Administrative Agents, setting forth projections of the cash flows of Illinois Power Company and its Subsidiaries for the 90 days following the date of such certificate, and received no earlier than 5 Business Days prior to the proposed date of such prepayment and (z) any such prepayment shall not be in excess of the amount detailed in the certificate delivered pursuant to clause (y) in respect of such prepayment; or amend, modify or change in any manner any term or condition of any such Indebtedness listed under the "1995 Indenture" and the "1996 Indenture" on Schedule 7.03 if such amendment, modification or change could reasonably be expected to have a Material Adverse Effect, or (viii) any payment permitted pursuant to Section 7.02(k).

          7.16. Amendment, Etc. of Material Contracts. Cancel or terminate any Material Contract or consent to or accept any cancellation or termination thereof, amend, modify or change in any manner any term or condition of any Material Contract or give any consent, waiver or approval thereunder, waive any default under or any breach of any term or condition of any Material Contract, agree in any manner to any other amendment, modification or change of any term or condition of any Material Contract or take any other action in connection with any Material Contract that in each case described in this Section 7.16 could reasonably be expected to have a Material Adverse Effect.

          7.17. Swap Contracts.

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

          (a) Enter into any Swap Contract other than: (i) in respect of the production, handling, aggregation, storage, purchase, supply and delivery of energy-related products and services, financial or physical energy-related risk management products and services, energy management, and asset management services, in each case to the extent such activities are performed directly or indirectly for the benefit of, or to manage or mitigate risk involving, assets, property, inventory positions, sales or purchase obligation positions owned, controlled or held by the Parent Guarantor or any Subsidiary thereof; or (ii) in connection with the on-going management of Third Party Risk Management transactions or positions existing as of the Closing Date, including entering into amendments, modifications, supplements, restatements or replacement thereof or new transactions or positions in order to manage the risks from time to time relating to such transactions or positions, or (iii) in respect of natural gas liquids or in connection with the management of natural gas liquids price risk. As used herein, "Third Party Risk Management" means, the production, handling, aggregation, storage, purchase, supply and delivery of energy-related products and services, financial or physical energy-related risk management products and services, energy management, and asset management services, operations of Southstar and Nicor Energy retail alliances, in each case to the extent such activities are not performed directly or indirectly for the benefit of, or to manage or mitigate risk involving, assets, property, inventory positions, sales or purchase obligation positions owned, controlled operationally or held by the Parent Guarantor or any Subsidiary thereof.

          (b) Other than as set forth in Section 7.17(a) above, the Parent Guarantor and its Subsidiaries shall not enter into any Swap Contracts except for Swap Contracts entered into to hedge against fluctuations in interest rates or currency incurred in the ordinary course of business and consistent with prudent business practice.

          7.18. Partnerships, Etc. Become a general partner in any general or limited partnership or joint venture, other than any Subsidiary the sole assets of which consist of its interest in such partnership or joint venture.

          7.19. Formation of Subsidiaries. Organize or invest in any new Subsidiary except as permitted under Section 7.02.

          7.20. CoGen Facility and Riverside Facility. Take any action that would result in a mandatory prepayment (other than any mandatory repayment required by the terms of the Loan Documents) of the CoGen Facility or the Riverside Facility other than with the Net Cash Proceeds of any Disposition of the assets or property of CoGen Lyondell, Inc. or Riverside Generating Company, L.L.C. (other than any asset or property in which the Lenders also have a security interest).

          7.21. Amendments, Etc. of Chevron Preferred Stock. Amend, modify or change in any manner any term or condition of the Chevron Preferred Stock or agree in any manner to any other amendment, modification or change of any term or condition of the Chevron Preferred Stock except (i) any amendment, modification of change made in accordance with the terms of Section 7.06(c) or
(ii) any amendment, modification or change that does not have the effect of (x) converting the Chevron Preferred Stock to Indebtedness (other than Indebtedness of the type described in clause (e) of the definition thereof) or (y) changing in any adverse manner to the Parent Guarantor any rights or remedies that the holders of the Chevron Preferred Stock have on

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

the date hereof in respect of the Parent Guarantor's failure to redeem the Chevron Preferred Stock.

                                  ARTICLE VIII
                         EVENTS OF DEFAULT AND REMEDIES

          8.01. Events of Default. Any of the following shall constitute an Event of Default:

          (a)   Non-Payment. The Borrower or any other Loan Party fails to pay
     (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within three Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any commitment or other fee due hereunder, or (iii) within five Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

          (b) Specific Covenants. Any of the Loan Parties fails to perform or observe any term, covenant or agreement contained in any of Section 6.01,
     6.02 (except as specified in clause (d) below with respect to Section 6.02(i)), 6.03 (except as specified in clause (c) below with respect to
     Section 6.03(d)), 6.05 (with respect to the Parent Guarantor, the Borrower or any Material Subsidiary only) or Article VII; or

          (c) Other Defaults. Any Loan Party fails to perform or observe (i) the covenant in Section 6.03(d) solely with respect to the provision of a reasonably detailed written explanation from a Responsible Officer and such failure continues for 5 days after the earlier of (A) the date such Loan Party obtains knowledge of such non-compliance and (B) receipt of notice of such non-compliance from either Administrative Agent to the Borrower, or
     (ii) the covenant in Section 6.07 and such failure continues for 10 days after the earlier of (A) the date such Loan Party obtains knowledge of such non-compliance and (B) receipt of notice of such non-compliance from either Administrative Agent to the Borrower or (iii) any other covenant or agreement (not specified in clause (i) or (ii) or in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier of (i) the date such Loan Party obtains knowledge of such non-compliance and (ii) receipt of notice of such non-compliance from either Administrative Agent (whether by itself or at the request of any Lender) to the Borrower; or

          (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower, the Parent Guarantor or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made, except that if any representation contained in Section 5.08(c), 5.08(d) or 6.02(i) shall be incorrect or misleading in any material respect when made or deemed made, the Loan Parties shall not have complied with the provisions of Section 6.12 with respect to such real property or leases (to the extent that Section 6.12 would be applicable to such real property or leases) within 30 days following the date on which a Loan Party obtains knowledge of

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     the inaccuracy of such representation with respect to the representations made in Section 5.08(c), 5.08(d) or 6.02(i); or


          (e) Cross-Default. (i) Any Loan Party or any Subsidiary (other than any Excluded Subsidiary) (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee of Indebtedness (other than Indebtedness hereunder and intercompany Indebtedness) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee of Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or
     (ii) any Loan Party or any Subsidiary (other than any Excluded Subsidiary) defaults under a Swap Contract (other than (1) Tolling Agreements and (2) each Material Contract marked with an asterisk on Schedule III) and, after giving effect to any applicable notice requirement or grace period, (A) such default results in a liquidation of, an acceleration of obligations under, or an early termination of, all transactions outstanding under the documentation applicable to that Swap Contract and (B) the Swap Termination Value owed by such Loan Party or such Subsidiary as a result thereof is greater than the Threshold Amount or (iii) (A) any event occurs under a Swap Contract (other than Tolling Agreements and each Material Contract marked with an asterisk on Schedule III) that (1) is not the result of a failure by a Loan Party or any Subsidiary (other than any Excluded Subsidiary) to perform its obligations under such Swap Contract and (2) results in an obligation of such Loan Party or such Subsidiary to pay all amounts owing to the counterparty under such Swap Contract in an amount greater than the Threshold Amount (after giving effect to Netting Agreements) and (B) such Loan Party or such Subsidiary, as applicable, fails to make such payment when due; provided that any event described in this Section 8.01(e) that occurs in respect of a non-wholly owned Subsidiary shall not be an Event of Default unless the fair market value of the total aggregate assets of the non-wholly owned Subsidiaries as to which such event or events have occurred is at least $50 million and such event or events shall not have been cured within 45 days; or

          (f) Insolvency Proceedings, Etc. The Parent Guarantor, the Borrower or any of its Material Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes a general assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the

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     appointment continues undischarged or unstayed for 60 consecutive calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 consecutive calendar days, or an order for relief is entered in any such proceeding; or

          (g) Inability to Pay Debts; Attachment. (i) The Parent Guarantor, the Borrower or any Material Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due or
     (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 60 days after its issue or levy; or

          (h) Judgments. There is entered against Parent Guarantor, the Borrower or any Material Subsidiary a final non-appealable judgment or order for the payment of money for an amount exceeding the Threshold Amount (net of insurance coverage which is reasonably expected to be paid by the insurer) and either (i) such judgment or order is not discharged within a period of 60 consecutive days following the rendering thereof and enforcement proceedings are commenced by any creditor upon such judgment or order, or (ii) there is a period of 60 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

          (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) any Loan Party or any ERISA Affiliate defaults, within the meaning of Section 4219(c)(5) of ERISA, with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

          (j) Invalidity of Loan Documents. The Parent Guarantor or any Subsidiary thereof asserts that any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; the Parent Guarantor or any Subsidiary thereof contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

          (k)   Change of Control. There occurs any Change of Control; or

          (l) Collateral Document. Any Collateral Document after delivery thereof pursuant to Section 4.01 or 6.12 shall for any reason (other than pursuant to the terms thereof or hereof) cease to create a valid and perfected lien on and security interest in any material portion of the Collateral.

          8.02. Remedies Upon Event of Default.

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          (a)   Termination of Commitments. If any Event of Default occurs and is continuing, the Administrative Agents shall (i), at the request of, or may, with the consent of, the Required Revolving Credit Lenders, declare the commitment of each Lender to make Revolving Credit Loans and any obligation of the L/C Issuer to make Revolving L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated or (ii) at the request of, or may, with the consent of, the Required Reallocated Lenders, declare the commitment of each Lender to make Reallocated Facility Loans and any obligation of the L/C Issuer to make Reallocated L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

          (b) Acceleration and other Remedies. If any Event of Default occurs and is continuing, the Administrative Agents shall, at the request of, or may, with the consent of, the Required Section 8.01 Lenders, take any or all of the following actions: (i) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

          (ii) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

          (iii) exercise on behalf of itself, the other Agents and the Lenders all rights and remedies available to it, the other Agents and the Lenders under the Loan Documents (including, without limitation, all of the Collateral Documents) or applicable Law;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make Revolving L/C Credit Extensions and Reallocated L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of any Agent or any Lender.

          8.03. Application of Monies Upon Event of Default. Upon an Event of Default, any monies received by any Agent shall be applied to the Obligations, subject to the priorities set forth in the Collateral Trust Agreement, in the following order of priority:

                (i) first, to costs and expenses owed to the Agents and the L/C Issuer, ratably in accordance with such respective costs and expenses then owing to the Agents and the L/C Issuer;

                (ii) second, to fees and interest owed to the Lenders, ratably in accordance with such respective fees and interest then owing to the Lenders; and

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                (iii) third, ratably to payments of principal (and Cash
          Collateralization of Letters of Credit).

          8.04. Other Agreements Among Lenders. Notwithstanding anything in the Shared Collateral Documents to the contrary, and only as between the Lenders and the Administrative Agents, (i) until all Obligations of the Loan Parties in respect of the Revolving Credit Facility, the Term A Facility and the Reallocated Facility have been fully paid and the Revolving Committed Amount has been permanently reduced to zero ($0), and all L/C Obligations have been repaid in full or Cash Collateralized, the Junior Secured Parties (as defined in the Collateral Trust Agreement) shall not be entitled to exercise (or to direct the Administrative Agents to exercise) any remedies under the Shared Collateral Documents, including without limitation the right to enforce any Liens thereunder, institute proceedings with respect to Collateral thereunder, notice account debtors thereunder, make collections with respect to Collateral thereunder, or sell or otherwise foreclose on any portion of the Collateral thereunder and (ii) until the date 91 days after all Obligations of the Loan Parties in respect of the Revolving Credit Facility, the Term A Facility and the Reallocated Facility have been fully paid, the Revolving Credit Commitment has been permanently reduced to zero ($0), and all L/C Obligations have been repaid in full or Cash Collateralized, none of the Junior Secured Parties (as defined in the Collateral Trust Agreement) shall take any action, directly or indirectly, to initiate an involuntary bankruptcy or receivership proceeding or receivership in respect of any Loan Party. Further upon the occurrence of any event described in Section 8.01(f) with respect to any Loan Party, (a) all references herein to such Loan Party shall be deemed to apply to such entity as debtor in possession and to any trustee in bankruptcy for the estate of such entity, (b) the Required Section 8.01 Lenders shall have the right, on behalf of the Junior Secured Parties, to direct the Administrative Agents to contest or consent to (i) the use of cash collateral by the applicable Loan Party, (ii) the disposition of assets by the applicable Loan Party under Section 363 of the Bankruptcy Code and (iii) the granting of a priming Lien to secure postpetition financing in a principal amount not to exceed $200,000,000 (less any increases in the aggregate amount of the Revolving Credit Commitments, the Term A Commitments and the Reallocated Facility Commitments after the date hereof) provided pursuant to Section 364 of the Bankruptcy Code, and no Junior Secured Party shall contest the validity or enforceability of this Agreement or such actions, or the Administrative Agents or the Secured Parties receiving a Lien or being granted an administrative claim in connection with adequate protection, use of cash collateral or post-petition financing consistent with this Agreement and the other Loan Documents under Sections 361, 363, or 364 of the Bankruptcy Code with respect to such obligations, and (c) each Secured Party agrees that the obligations of the Secured Parties under this Agreement shall continue to be effective, or be reinstated, as the case may be, as to any payment in respect of any Secured Obligations that are rescinded or must otherwise be returned by the holder of such Secured Obligations upon the occurrence or as a result of applicable provisions of the Bankruptcy Code, all as though such payment had not been made.

                                   ARTICLE IX
                     ADMINISTRATIVE AGENTS AND OTHER AGENTS

          9.01. Appointment and Authorization of Agents.

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          (a)   Each Lender hereby irrevocably appoints, designates and
authorizes each Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, no Agent shall have any duties or responsibilities, except those expressly set forth herein, nor shall any Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

          (b) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (i) provided to the Agents in this Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Agent" as used in this Article IX and in the definition of "Agent-Related Person" included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.

          (c) Each of the Lenders (in its capacities as a Lender and L/C Issuer (if applicable)) hereby irrevocably appoints and authorizes the Collateral Agent to act as the agent and as the representative of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent (and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent or by either Administrative Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Collateral Agent), shall be entitled to the benefits of all provisions of this
Article IX (including, without limitation, Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the "collateral agent" under the Loan Documents) as if set forth in full herein with respect thereto.

          9.02. Delegation of Duties. Any Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder at the direction of the Administrative Agents) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

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          9.03. Liability of Agents. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by any Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or the perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

          9.04. Reliance by Agents.

          (a) Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders. The Lenders hereby acknowledge that each Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. Each Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

          (b) For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the

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Administrative Agents shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

          9.05. Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Payment Agent for the account of the Lenders, unless such Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a "notice of default." The Administrative Agents will notify the Lenders of its receipt of any such notice. The Administrative Agents shall take such action, or direct the Collateral Agent to take such action or refrain from taking such action, with respect to such Default as may be directed by the Required Lenders in accordance with Article VIII; provided, however, that unless and until the Administrative Agents or the Collateral Agent, as the case may be, have received any such direction, the Administrative Agents or the Collateral Agent, as the case may be, may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as they shall deem advisable or in the best interest of the Lenders.

          9.06. Credit Decision; Disclosure of Information by Agents. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

          9.07. Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no

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Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person's own gross negligence or willful misconduct; provided, however, that no action taken by any Agent-Related Person in accordance with the directions of the Required Lenders, and no action taken or refrained from being taken by the Collateral Agent at the direction of an Administrative Agent, shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this
Section 9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. As used herein, "Indemnified Liabilities" for each Agent-Related Person means (i) any amounts not reimbursed by the Borrower for which such Agent-Related Person is entitled to reimbursement by the Borrower under the Loan Documents, (ii) any other expenses incurred by such Agent-Related Person on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by such Agent-Related Person in connection with any dispute between such Agent-Related Person and any Lender or between two or more of the Lenders) and (iii) any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against such Agent-Related Person in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against such Agent-Related Person in connection with any dispute between such Agent-Related Person and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents. Without limitation of the foregoing, each Lender shall reimburse each Agent and L/C Issuer upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that such Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of such Agent.

          9.08. Agents in their Individual Capacities. Citibank, Bank of America and Bank One and their respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Citibank, Bank of America and Bank One were not an Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Citibank, Bank of America, Bank One or their respective Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that no Agent shall be under any obligation to provide such information to them. With respect to its Loans, each of Citibank, Bank of America and Bank One shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and

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powers as though it were not an Agent, and the terms "Lender" and "Lenders"
include each of Citibank, Bank of America and Bank One in its individual capacity.

          9.09. Successor Agents. Any Agent may resign as Agent upon 30 days' notice to the Lenders. If any Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor agent is appointed prior to the effective date of the resignation of such Agent, such Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the terms "Administrative Agent" and "Collateral Agent" shall mean such successor administrative agent and collateral agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article IX and Sections
11.04 and 11.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of such Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Upon the acceptance of any appointment as Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Agent's resignation hereunder as an Agent, the provisions of this
Article IX shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as an Agent.

          9.10. Administrative Agents May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agents (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agents shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

          (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Agents and their respective agents and counsel and all other amounts due the Lenders and

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     the Agents under Sections 2.03(i) and (j), 2.09 and 11.04) allowed in such judicial proceeding; and


          (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agents and, in the event that the Administrative Agents shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agents any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Agents under Sections 2.09 and 11.04.

          Nothing contained herein shall be deemed to authorize the Administrative Agents to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agents to vote in respect of the claim of any Lender in any such proceeding.

          9.11. Collateral and Guaranty Matters.

          (a) The Lenders irrevocably authorize the Collateral Agent, at its option and in its discretion, to release any Lien on any property granted to or held by the Collateral Trustees or the Collateral Agent under any Loan Document
(i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations not yet accrued and payable) and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) subject to Section 11.01, if approved, authorized or ratified in writing by the Required Lenders.

          (b) The Lenders irrevocably authorize the Administrative Agents, at their option and in their discretion, to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

          (c) Upon request by the Collateral Agent or the Administrative Agents, as the case may be, at any time, the Required Lenders will confirm in writing the authority of the Collateral Agent or the Administrative Agents, as applicable, to release its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11. In each case as specified in this Section 9.11, the Collateral Agent or the Administrative Agents, as the case may be, will, at the Borrower's expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.11.

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          9.12. Other Agents; Arrangers and Managers. None of the Lenders or
other Persons identified on the facing page or signature pages of this Agreement as a "syndication agent," "documentation agent," "co-agent," "book manager," "lead manager," "arranger," "lead arranger" or "co-arranger" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

          9.13. Appointment of Supplemental Collateral Agents.

          (a) It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agents deem that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that the Administrative Agents appoint an additional individual or institution as a separate trustee, co-trustee, collateral agent, collateral sub-agent or collateral co-agent (any such additional individual or institution being referred to herein individually as a "Supplemental Collateral Agent" and collectively as "Supplemental Collateral Agents").

          (b) In the event that the Administrative Agents appoint a Supplemental Collateral Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agents with respect to such Collateral shall be exercisable by and vest in such Supplemental Collateral Agent to the extent, and only to the extent, necessary to enable such Supplemental Collateral Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Collateral Agent shall run to and be enforceable by either the Administrative Agents or such Supplemental Collateral Agents, and
(ii) the provisions of this Article and of Section 11.04 that refer to the Administrative Agent shall inure to the benefit of such Supplemental Collateral Agent and all references therein to the Administrative Agent shall be deemed to be references to the Administrative Agents and/or such Supplemental Collateral Agent, as the context may require.

          (c) Should any instrument in writing from any Loan Party be required by any Supplemental Collateral Agent so appointed by the Administrative Agents for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, such Loan Party shall execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agents. In case any Supplemental Collateral Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers,

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privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall vest in and be exercised by the Administrative Agents until the appointment of a new Supplemental Collateral Agent.

                                   ARTICLE X
                                    GUARANTY

          10.01. Guaranty; Limitation of Liability.

          (a) Each Guarantor, jointly and severally, hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of the Borrower now or hereafter existing under or in respect of the Loan Documents and of all ACH Obligations (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the "Guaranteed Obligations"), and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by any Agent or any other Secured Party in enforcing any rights under this Guaranty or any other Loan Document. Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Secured Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

          (b) Each Guarantor, and by its acceptance of this Guaranty, the Administrative Agents and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Guaranty and the Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Debtor Relief Laws, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Administrative Agents, the other Secured Parties and the Guarantors hereby irrevocably agree that the Obligations of each Subsidiary Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance.

          (c) Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under this Guaranty or any Guaranty Supplement, such Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Additional Guarantor and each other Guarantor so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents.

          10.02. Guaranty Absolute. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such

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terms or the rights of any Secured Party with respect thereto. The Obligations of each Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions. The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

          (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;

          (c) any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

          (d) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Guaranteed Obligations or any other Obligations of any Loan Party under the Loan Documents or any other assets of any Loan Party or any of its Subsidiaries;

          (e) any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;

          (f) any failure of any Secured Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to such Secured Party (each Guarantor waiving any duty on the part of the Secured Parties to disclose such information);

          (g) the failure of any other Person to execute or deliver this Guaranty, any Guaranty Supplement or any other guaranty or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or

          (h) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

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This Guaranty shall survive termination of this Agreement and shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Secured Party or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise, all as though such payment had not been made.

          10.03. Waivers and Acknowledgments.

          (a) Each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any Collateral.

          (b) Each Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

          (c)    Each Guarantor hereby unconditionally and irrevocably waives
(i) any defense arising by reason of any claim or defense based upon an election of remedies by any Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Loan Parties, any other guarantor or any other Person or any Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of such Guarantor hereunder.

          (d) Each Guarantor acknowledges that the Collateral Agent may, without notice to or demand upon such Guarantor and without affecting the liability of such Guarantor under this Guaranty, foreclose under any mortgage by nonjudicial sale, and each Guarantor hereby waives any defense to the recovery by the Collateral Agent and the other Secured Parties against such Guarantor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable law.

          (e) Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of any Secured Party to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party or any of its Subsidiaries now or hereafter known by such Secured Party.

          (f) Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 10.02 and this Section
10.03 are knowingly made in contemplation of such benefits.

          10.04. Subrogation. Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower, any other Loan Party or any other insider guarantor that arise from the existence, payment,

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performance or enforcement of such Guarantor's Obligations under or in respect of this Guaranty or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against the Borrower, any other Loan Party or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, any other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, all Letters of Credit shall have expired or been terminated and the Commitments shall have expired or been terminated. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (b) the Maturity Date in respect of the Term B Facility and (c) the latest date of expiration or termination of all Letters of Credit, such amount shall be received and held in trust for the benefit of the Secured Parties, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Administrative Agents in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) any Guarantor shall make payment to any Secured Party of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, (iii) the Maturity Date in respect of the Term B Facility shall have occurred and (iv) all Letters of Credit shall have expired or been terminated, the Secured Parties will, at such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by such Guarantor pursuant to this Guaranty.

          10.05. Guaranty Supplements. Upon the execution and delivery by any Additional Subsidiary Guarantor of a guaranty supplement in substantially the form of Exhibit I hereto (each, a "Guaranty Supplement"), (a) such Person shall become and be a Guarantor hereunder, and each reference in this Guaranty to a "Guarantor" shall also mean and be a reference to such Additional Subsidiary Guarantor, and each reference in any other Loan Document to a "Subsidiary Guarantor" shall also mean and be a reference to such Additional Subsidiary Guarantor, and (b) each reference herein to "this Guaranty," "hereunder," "hereof" or words of like import referring to this Guaranty, and each reference in any other Loan Document to the "Guaranty," "thereunder," "thereof" or words of like import referring to this Guaranty, shall mean and be a reference to this Guaranty as supplemented by such Guaranty Supplement.

          10.06. Subordination. Each Guarantor hereby subordinates any and all debts, liabilities and other obligations owed to such Guarantor by each other Loan Party other than any existing Indebtedness indicated by an asterisk on
Schedule 7.03 (the "Subordinated

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Obligations") to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 10.06:

          (a) Prohibited Payments, Etc. Except during the continuance of a Default (including the commencement and continuation of any proceeding under any Debtor Relief Law relating to any other Loan Party), each Guarantor may receive regularly scheduled payments from any other Loan Party on account of the Subordinated Obligations. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Debtor Relief Law relating to any other Loan Party), however, unless the Required Lenders otherwise agree, no Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

          (b) Prior Payment of Guaranteed Obligations. In any proceeding under any Debtor Relief Law relating to any other Loan Party, each Guarantor agrees that the Secured Parties shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Debtor Relief Law, whether or not constituting an allowed claim in such proceeding ("Post-Petition Interest")) before such Guarantor receives payment of any Subordinated Obligations.

          (c) Turn-Over. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Debtor Relief Law relating to any other Loan Party), each Guarantor shall, if the Administrative Agents so request, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Secured Parties and deliver such payments to the Administrative Agents on account of the Guaranteed Obligations (including all Post-Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty.

          (d) Administrative Agents Authorization. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Debtor Relief Law relating to any other Loan Party), the Administrative Agents are authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of each Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post-Petition Interest), and (ii) to require each Guarantor (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Administrative Agents for application to the Guaranteed Obligations (including any and all Post-Petition Interest).

          10.07. Continuing Guaranty; Assignments. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (ii) the Maturity Date in respect of the Term B Facility and (iii) the latest date of expiration or

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termination of all Letters of Credit, (b) be binding upon the Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Secured Parties and their successors, transferees and assigns. Upon the occurrence of the latest date specified in clause (a) above, the Guarantors shall be released from other Obligations under the Loan Documents. Without limiting the generality of clause (c) of the immediately preceding sentence, any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments, the Advances owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise, in each case as and to the extent provided in this Section 10.07. No Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Secured Parties.

          10.08. Subordination of Obligations and Exercise of Remedies to Black Thunder Facility. All Obligations under this Guaranty and the other Loan Documents of Dynegy Midwest Generation, Inc. and its Subsidiaries owing to the Lenders and the exercise of remedies with respect to Dynegy Midwest Generation, Inc. or any of its properties shall be subordinated to the obligations and rights of Dynegy Midwest Generation, Inc. and such Subsidiaries owing to the lenders under the Black Thunder Facility on the terms and conditions set forth on Exhibit K.

                                   ARTICLE XI
                                  MISCELLANEOUS

          11.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by each Administrative Agent that Lenders constituting the Required Lenders have approved such amendment or waiver, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

          (a) waive any condition set forth in Section 4.01(a), or, in the case of the initial Credit Extension, Section 4.02, without the written consent of each Lender;

          (b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender (and, in the case of any increase in the aggregate amount of the Revolving Credit Commitments, the Reallocated Facility Commitments and/or the Term A Commitments in an amount (together with all prior increases in the Revolving Credit Commitments, the Reallocated Facility Commitments and the Term A Commitments greater than $200 million, the written consent of the Required Term B Lenders);

          (c) postpone any date scheduled for any payment of principal or interest under Sections 2.07 or 2.08, or any date fixed by the Payment Agent for the payment of fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

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          (d) reduce the principal of, or the rate of interest specified herein on, any Loan, Revolving L/C Borrowing or Reallocated L/C Borrowing, or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to change clause (c) of the definition of "Default Rate";

          (e) change the order of application of any reduction in the Commitments or any prepayment of Loans between the Facilities from the application thereof set forth in the applicable provisions of Section 2.05(b) or 2.06(b), respectively, in any manner that materially and adversely affects the Lenders under such Facilities without the written consent of each such Lender directly adversely affected thereby;

          (f) change any provision of this Section 11.01 or the definition of "Pro Rata Share", "Required Lenders", "Required Reallocated Lenders", "Required Revolving Credit Lenders", "Required Term B Lenders", "Required
     Section 8.01 Lenders" or "Supermajority Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

          (g) release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender other than as permitted by the Loan Documents;

          (h) release all or substantially all of the value of the Guaranty, without the written consent of each Lender other than as permitted by the Loan Documents; or

          (i) change, amend or waive any provision of Section 7.06(c), without the written consent of the Supermajority Lenders; or

          (j) permit the incurrence of any priming Lien on any of the Collateral (other than as permitted by the Loan Documents on the date hereof) without the consent of the Supermajority Lenders;

          (k) change, amend or waive any provision of Section 8.04 without the consent of the Required Term B Lenders; or

          (l) impose any greater restriction on the ability of any Lender to assign any of its rights or obligations hereunder without the written consent of Lenders having more than 50% of the Aggregate Credit Exposures then in effect within each of the following classes of Commitments, Loans and other Credit Extensions: (i) the class consisting of the Reallocated Credit Commitment, the Term A Commitment and the Reallocated Facility combined on an aggregate basis, and (ii) the class consisting of the Term B Commitment. For purposes of this clause, the aggregate amount of each Lender's risk participation and funded participation in Revolving L/C Obligations and Reallocated L/C Obligations shall be deemed to be held by such Lender;

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and provided further that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by an Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, such Agent under this Agreement or any other Loan Document; and (iii) Section 11.07(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (A) no such amendment, waiver or consent shall modify any provision of the Loan Documents (1) providing for Lenders to receive pro rata payments, pro rata sharing or other pro rata treatment or (2) in a manner that has a disproportionate effect on such Lender in relation to other Lenders under the affected Facility and (B) the Commitment of such Lender may not be increased or extended, in each case without the consent of such Lender if the consent of such Lender is otherwise required under the other provisions of this Section 11.01.

          11.02. Notices and Other Communications; Facsimile Copies.

          (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or any other Loan Document shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or (subject to Section 11.02(c)) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

          (i) if to the Borrower, the Payment Agent, an Administrative Agent or the L/C Issuer, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

          (ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agents and the L/C Issuer.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and
(ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of Section 11.02(c)), when delivered; provided, however, that notices and other communications to the Administrative Agents and the L/C Issuer pursuant to Article II shall not be effective until actually received by such Person. In

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no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

          (b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Agents and the Lenders. The Administrative Agents may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

          (c) Limited Use of Electronic Mail. Electronic mail and Internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information as provided in Sections 6.01 and 6.02, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

          (d) Reliance by Agents and Lenders. The Agents and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with any Agent may be recorded by such Agent, and each of the parties hereto hereby consents to such recording.

          11.03. No Waiver; Cumulative Remedies. No failure by any Lender or any Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          11.04. Costs and Expenses. The Borrower agrees (a) to pay or reimburse each Agent and L/C Issuer for all reasonable costs and expenses incurred in connection with the development, preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and other professionals retained and (b) to pay or reimburse each Agent and each Lender for all costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and

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expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by any Agent and the cost of independent public accountants and other outside experts retained by any Agent. All amounts due under this
Section 11.04 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, including, without limitation, Attorney Costs and indemnities, such amount may be paid on behalf of such Loan Party by any Agent or any Lender, in its sole discretion.

          11.05. Release and Indemnification by the Borrower and the Parent Guarantor.

          (a) Whether or not the transactions contemplated hereby are consummated, the Borrower and the Parent Guarantor hereby, jointly and severally, unconditionally release and forever discharge each Agent-Related Person, each Lender and their respective Affiliates, successors, assigns, agents, directors, officers, employees, accountants, consultants, contractors, advisors and attorneys (collectively, the "Indemnitees") from all Claims and jointly and severally agree to indemnify the Indemnitees, and hold them harmless from any and all claims, losses, causes of action, costs and expenses of every kind or character in connection with the Claims. As used in this Agreement, the term "Claims" shall mean any and all possible claims, demands, actions, causes of actions, costs, expenses and liabilities whatsoever, known or unknown, at law or in equity, originating in whole or in part, which the Borrower or the Parent Guarantor, or any of their agents, employees or affiliates may now or hereafter have or claim against any of the Indemnitees and irrespective of whether any such Claims arise out of contract, tort, strict liability, violation of Law or otherwise in connection with any of the Loan Documents and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. The Borrower and the Parent Guarantor, jointly and severally, agree that none of the Indemnitees have fiduciary or similar obligations to the Borrower or the Parent Guarantor and that their relationships are strictly that of creditor and debtor. This release is accepted by each Lender pursuant to this Agreement and shall not be construed as an admission of liability by any Lender or any other Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee have any liability for any indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 11.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated. All amounts due under this Section
11.05 shall be payable within ten Business Days after demand

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therefor. The agreements in this Section shall survive the resignation of any
Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

          (b) THE BORROWER AND EACH GUARANTOR ACKNOWLEDGES THAT THIS AGREEMENT AND OTHER TRANSACTION DOCUMENTS CONTAIN PROVISIONS RELEASING EACH INDEMNITEE FROM LIABILITY AND/OR INDEMNIFYING AND HOLDING HARMLESS EACH INDEMNITEE FOR, AMONG OTHER THINGS, INDEMNITEE'S OWN NEGLIGENCE. EACH OF THE BORROWER AND THE PARENT GUARANTOR AGREES THAT THE RELEASE AND/OR INDEMNITY PROVISIONS CONTAINED IN THESE DOCUMENTS ARE CAPTIONED TO CLEARLY IDENTIFY THE RELEASE AND/OR INDEMNITY PROVISIONS AND, THEREFORE, ARE SO CONSPICUOUS THAT EACH OF THE BORROWER AND THE PARENT GUARANTOR HAS FAIR NOTICE OF THE EXISTENCE AND CONTENTS OF SUCH PROVISIONS. EACH OF THE BORROWER AND THE PARENT GUARANTOR HEREBY WAIVES ANY DEFENSES IT MIGHT ASSERT AGAINST EACH INDEMNITEE BASED ON THE HOLDING OF THE TEXAS SUPREME COURT IN ETHYL CORP. v. DANIEL CONST. CO., 725 S.W.2d 705 (Tex. 1987), PAGE PETROLEUM, INC., et al. V. DRESSER INDUSTRIES, INC., et al., 853 S.W.2d 505 (Tex. 1993), AND QUORUM HEALTH RESOURCES, L.L.C. v. MAVERICK COUNTY HOSPITAL DISTRICT et al., 308 F.3rd 451 (5th Cir. 2002) AND ANY RELATED CASE LAW HOLDINGS.

          11.06. Payments Set Aside. To the extent that any payment by or on behalf of any Loan Party is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then to the extent permitted by Law (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agents upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

          11.07. Successors and Assigns.

          (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 11.07(b), (ii) by way of participation in accordance with the provisions of Section 11.07(d), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.07(f) or (i), or (iv) to an SPC in accordance with the provisions of

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Section 11.07(h) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Section 11.07(b), participations in Revolving L/C Obligations and Reallocated L/C Obligations) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loan of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agents or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 and increments of $1,000,000 in excess thereof, unless each of the Administrative Agents and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis; and (iii) the parties to each assignment shall execute and deliver to the Payment Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500. Subject to acceptance and recording thereof by the Payment Agent pursuant to Section 11.07(c), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (other than delinquent obligations to the L/C Issuer) (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 11.04 and 11.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.07(d).

          (c) The Payment Agents, acting solely for this purpose as an agent of the Borrower, shall maintain at the Payment Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the

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Lenders, and the Commitments of, and principal amounts of the Loans, the
Revolving L/C Obligations and the Reallocated L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Agents and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (d) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agents, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in Revolving L/C Obligations and/or Reallocated L/C Obligations) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to
Section 11.01 that directly affects such Participant. Subject to Section 11.07(e), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.07(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.09 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

          (e) A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section
11.15 as though it were a Lender.

          (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          (g) As used herein, the following terms have the following meanings:

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          "Eligible Assignee" means (a) a Lender; (b) a commercial bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $500,000,000; (c) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $250,000,000; (d) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, and having a combined capital and surplus of at least $500,000,000 so long as such bank is acting through a branch or agency located in the United States; (e) the central bank of any country which is a member of the OECD; (f) a finance company, insurance company, investment bank or other financial institution or Fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having a combined capital and surplus of at least $500,000,000; and (g) any other Person (other than a natural person) approved by (i) the Administrative Agents, (ii) in the case of any assignment of a Revolving Credit Commitment or a Reallocated Commitment, the L/C Issuer, and (iii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall (1) include, in the case of any assignment in respect of the Term A Facility or the Term B Facility, any Affiliate of a Lender and (2) not include (x) the Borrower or any of the Borrower's Affiliates or Subsidiaries and (y) in the case of any assignment of a Revolving Credit Commitment or a Reallocated Commitment, any such Person described in the case of clauses (b) through (f) not approved by the Payment Agent (such approval not to be unreasonably withheld) and the L/C Issuer.

          (h) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Payment Agent and the Borrower (an "SPC") the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.04), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy,

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reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Payment Agent and with the payment of a processing fee of $3500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

          (i) Notwithstanding anything to the contrary contained herein, any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities, provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this
Section 11.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

          (j) Notwithstanding anything to the contrary contained herein, if at any time Bank One assigns all of its Commitments and Loans pursuant to
Section 11.07(b), Bank One may, upon 30 days' notice to the Borrower and the Lenders, resign as L/C Issuer. In the event of any such resignation as L/C Issuer, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank One as L/C Issuer. If Bank One resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all Revolving L/C Obligations and all Reallocated L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Revolving Amounts pursuant to Section 2.03(c) or Unreimbursed Reallocated Amounts pursuant to Section 2.04(c)).

          11.08. Confidentiality.

          (a) The Borrower, the Lenders and the Agents hereby agree that each of the Loan Parties, the Lenders and the Agents (and each of their respective, and their respective affiliates', employees, officers, directors, agents, accountants, attorneys and other advisors) is, and has been from the commencement of discussions with respect to the Facilities, permitted to disclose to any and all Persons, without limitation of any kind, the "structure" and "tax" "aspects" (as such terms are used in Code Sections 6011, 6111 and 6112 and the regulations promulgated thereunder) of the Facilities, and all materials of any kind (including opinions or other tax analyses) that are or have been provided to the Loan Parties, such Lender or the Agents related to such structure and tax aspects. In this regard, each of the Loan Parties, the Lenders and the Agents acknowledges and agrees that its disclosure of the structure or tax aspects of the Facilities is not limited in any way by an express or implied understanding or agreement, oral or written (whether or not such understanding or agreement is legally binding). Furthermore, each of the Loan Parties, the Lenders and the Agents acknowledges and agrees that it does not know

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or have reason to know that its use or disclosure of information relating to the structure or tax aspects of the Facilities is limited in any other manner (such as where the Facilities are claimed to be proprietary or exclusive) for the benefit of any other Person. Each of the Loan Parties, the Lenders and the Agents acknowledge and agree that the Facilities are not intended to be a "confidential transaction" under such Code sections and regulations. To the extent that disclosure of the structure or tax aspects of the Facilities by the Loan Parties, the Agents or the Lenders is limited by any existing agreement between a Loan Party and the Agents or the Lenders, such limitation is agreed to be void ab initio and such agreement is hereby amended to permit disclosure of the structure and tax aspects of the Facilities as provided in this paragraph
(a).

          (b) Subject to paragraph (a) of this Section 11.08, neither any Agent nor any Lender may disclose to any Person any confidential, proprietary or non-public information of the Parent Guarantor and its Subsidiaries furnished to the Agents or the Lenders by any Loan Party (such information being referred to collectively herein as the "Parent Information"), except that each of the Agents and each of the Lenders may disclose Parent Information (i) to its and its affiliates' employees, officers, directors, agents and other advisors, including accountants and legal counsel (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Parent Information and instructed to keep such Information confidential on substantially the same terms as provided herein), (ii) to the extent requested by any regulatory authority, (iii) to the extent required by applicable laws or regulations or by any judicial order, subpoena or similar legal process or requested by any regulatory body with jurisdiction over any of the Agents or Lenders or their affiliates, employees, officers, directors, agents, accountants, attorneys and other advisors, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 11.08, to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement, (vii) to the extent such Parent Information (A) is or becomes generally available to the public on a non-confidential basis other than as a result of a breach of this Section 11.08 by such Agent or such Lender, or
(B) is or becomes available to such Agent or such Lender on a nonconfidential basis from a source other than a Loan Party and (viii) with the consent of the Borrower.

          11.09. Setoff. In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender and each of their respective Affiliates is authorized at any time and from time to time, with prior notice to the Borrower or any other Loan Party, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Each Lender agrees promptly to notify the Borrower, the Payment Agent and the Administrative Agents after any such set-off and application made by

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such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Payment Agent, the Administrative Agents and each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) that the Payment Agent, the Administrative Agents, such Lender and their respective Affiliates may have.

          11.10. Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law,
(a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

          11.11. Counterparts. This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by telecopier be confirmed by a manually-signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier.

          11.12. Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

          11.13. Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force

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and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

          11.14. Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          11.15. Tax Forms.

          (a) (i) Each Lender that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code (a "Foreign Lender") shall deliver to the Payment Agent, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or such other evidence satisfactory to the Borrower and the Payment Agent that such Foreign Lender is entitled to an exemption from, or reduction of, U.S. withholding tax, including any exemption pursuant to Section 881(c) of the Code, and in the case of a Foreign Lender claiming such an exemption under Section 881(c) of the Code, a certificate that establishes in writing to the Administrative Agent that such Foreign Lender is not (i) a "bank" as defined in Section 881(c)(3)(A) of the Code, (ii) a 10-percent shareholder within the meaning of Section 871(h)(3)(B) of the Code, and (iii) a controlled foreign corporation related to the Borrower within the meaning of Section 864(d) of the Code. Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to the Payment Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Payment Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement, (B) promptly notify the Payment Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (C) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Borrower make any deduction or withholding for taxes from amounts payable to such Foreign Lender.

          (ii) Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to the Payment Agent on the date when such Foreign Lender ceases to act for its own

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account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Payment Agent (in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to U.S. withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.

          (iii) The Borrower shall not be required to pay any additional amount to any Foreign Lender under Section 3.01 (A) with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits with an IRS Form W-8IMY pursuant to this Section 11.15(a) or (B) if such Lender shall have failed to satisfy the foregoing provisions of this Section 11.15(a); provided that if such Lender shall have satisfied the requirement of this Section 11.15(a) on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this Section 11.15(a) shall relieve the Borrower of its obligation to pay any amounts pursuant to Section
3.01 in the event that, as a result of any change in any applicable Law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate.

          (iv) The Payment Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which the Borrower is not required to pay additional amounts under this Section 11.15(a).

          (b) Upon the request of the Payment Agent, each Lender that is a "United States person" within the meaning of Section 7701(a)(30) of the Code shall deliver to the Payment Agent two duly signed completed copies of IRS Form W-9. If such Lender fails to deliver such forms, then the Payment Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.

          (c) If any Governmental Authority asserts that the Payment Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Payment Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Payment Agent under this Section 11.15, and costs and expenses (including Attorney Costs) of the Payment Agent. The obligation of the Lenders under this
Section 11.15 shall survive the termination of the Aggregate Commitments, repayment of all other Obligations hereunder and the resignation of the Payment Agent.

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          11.16. Governing Law.

          (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE BORROWER, EACH AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

          11.17. Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS
SECTION 11.17 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          11.18. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and each Guarantor and each Administrative Agent shall have been notified by each Lender and the L/C Issuer that each such Lender or the L/C Issuer, as the case may be, has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, and each Guarantor, each Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders. Each Lender who is also a "lender" or similar party of interest under the Alpha Facility, the CoGen Facility or the Riverside Facility confirms that by executing this Agreement it authorizes the agent under the Alpha

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Facility, the CoGen Facility and the Riverside Facility, as the case may be, to execute the Collateral Trust Agreement in its capacity as agent.

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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                   DYNEGY INC.

                                   By: /s/ Charles C. Cook
                                       ----------------------------------------
                                   Name: Charles C. Cook
                                   Title: Vice President


                                   DYNEGY HOLDINGS INC.

                                   By: /s/ Robert T. Ray
                                      -----------------------------------------
                                   Name: Robert T. Ray
                                   Title: Sr. Vice President-Treasurer

                             [SUBSIDIARY GUARANTORS]

                                 BANK OF AMERICA, N.A., as
                                 Administrative Agent and Lender

                                 By: /s/ Clara Yang Strand
                                     ----------------------------------------
                                 Name: Clara Yang Strand
                                 Title: Managing Director


                                 CITIBANK, N.A., as
                                 Administrative Agent, Payment Agent and Lender

                                 By: /s/ Susan McManigal
                                     ----------------------------------------
                                 Name: Susan McManigal
                                 Title: Senior Vice President

                                 BANK ONE, NA (main office Chicago), as
                                 L/C Issuer and Lender

                                 By: /s/ Richard P. Broussard
                                     ----------------------------------------
                                 Name: Richard P. Broussard
                                 Title: First Vice President

                                 [OTHER LENDERS]